                                                                     EXHIBIT 4.1


                                                                  EXECUTION COPY


                                  $628,100,000

                                CREDIT AGREEMENT

                           Dated as of March 29, 2000
                                      Among

                             VIASYSTEMS GROUP, INC.,
                                  as Guarantor,

                                VIASYSTEMS, INC.,
                                 as US Borrower,

               VIASYSTEMS CANADA, INC., PRINT SERVICE HOLDING N.V.,
                   and the other Foreign Subsidiary Borrowers
                        from time to time parties hereto,

               The Several Banks and other Financial Institutions
                        from time to time parties hereto,

                       THE CHASE MANHATTAN BANK OF CANADA,
                        as Canadian Administrative Agent,

                     CHASE MANHATTAN INTERNATIONAL LIMITED,
                     as Multicurrency Administrative Agent,

                                       and

                            THE CHASE MANHATTAN BANK,
                            as Administrative Agent,

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent,

                             BANKERS TRUST COMPANY,
                              as Syndication Agent,

                             CHASE SECURITIES INC.,
                   as Sole Book Manager and Sole Lead Arranger

                               TABLE OF CONTENTS

                                                                                                               Page

SECTION 1.  DEFINITIONS...........................................................................................1
         1.1  Defined Terms.......................................................................................1
         1.2  Other Definitional Provisions......................................................................32
         1.3  EMU................................................................................................32

SECTION 2.  TERMS OF US REVOLVING CREDIT COMMITMENTS.............................................................34
         2.1  US Revolving Credit Commitments....................................................................34
         2.2  Termination or Reduction of US Revolving Credit Commitments........................................35
         2.3  Procedure for US Revolving Credit Borrowing........................................................35
         2.4  Commitment Fee; Administrative Agent Fees; Maturity Date...........................................36
         2.5  Procedure for Issuance of US Letters of Credit.....................................................36
         2.6  Fees, Commissions and Other Charges................................................................37
         2.7  US Letter of Credit Participations.................................................................37
         2.8  Reimbursement Obligation of the US Borrower........................................................38
         2.9  Swing Line Commitments.............................................................................38

SECTION 3.  TERMS OF MULTICURRENCY REVOLVING CREDIT COMMITMENTS
         3.1  Multicurrency Revolving Credit Commitments.  ......................................................40
         3.2  Termination or Reduction of Multicurrency Revolving Credit Commitments.............................42
         3.3  Procedure for Multicurrency Revolving Credit Borrowing.............................................43
         3.4  Commitment Fee; Administrative Agent Fees..........................................................43
         3.5  Procedure for Issuance of Multicurrency Letters of Credit..........................................43
         3.6  Fees, Commissions and Other Charges................................................................44
         3.7  Multicurrency Letter of Credit Participations......................................................44
         3.8  Reimbursement Obligation of the Borrowers..........................................................46
         3.9  Currency Fluctuations, etc.........................................................................46

SECTION 4.  TERMS OF TRANCHE A CHIPS COMMITMENT..................................................................47
         4.1  Tranche A Chips Commitment.........................................................................47
         4.2  Procedure for Tranche A Chips Term Loan Borrowings.................................................47
         4.3  Amortization of Tranche A Chips Term Loans.........................................................48
         4.4  Fees, Commissions and Other Charges................................................................48
         4.5  Tranche A Chips Letter of Credit Participations....................................................49
         4.6  Reimbursement Obligation of the US Borrower........................................................50

SECTION 5.  TERMS OF TRANCHE B CHIPS COMMITMENT..................................................................50
         5.1  Tranche B Chips Commitment.........................................................................50
         5.2  Procedure for Tranche B Chips Term Loan Borrowings.................................................51
         5.3  Amortization of Tranche B Chips Term Loans.........................................................51
         5.4  Fees, Commissions and Other Charges................................................................51
         5.5  Tranche B Chips Letter of Credit Participations....................................................52
         5.6  Tranche B Chips Funded Amounts.....................................................................53
         5.7  Indemnity for Tranche B Chips Funded Amount Earnings...............................................53

                                                                                                               Page
                                                                                                               ----


SECTION 6.  TERMS OF TRANCHE B TERM LOAN COMMITMENT..............................................................54
         6.1  Tranche B Term Loan Commitment.....................................................................54
         6.2  Procedure for Tranche B Term Loan Borrowing........................................................54
         6.3  Amortization of Tranche B Term Loans...............................................................54

SECTION 7.  REPAYMENT, CONTINUATIONS AND CONVERSIONS.............................................................55
         7.1  Repayment of Loans.................................................................................55
         7.2  Optional Prepayments...............................................................................56
         7.3  Mandatory Prepayments..............................................................................56
         7.4  Conversion and Continuation Options................................................................59
         7.5  Minimum Amounts of Tranches........................................................................60

SECTION 8.  GENERAL LETTER OF CREDIT PROVISIONS..................................................................60
         8.1  Obligations Absolute...............................................................................60
         8.2  Letter of Credit Payments..........................................................................60
         8.3  Letter of Credit Applications......................................................................61
         8.4  Cash Collateralization of Letters of Credit........................................................61

SECTION 9.  OTHER GENERAL PROVISIONS.............................................................................61
         9.1  Interest Rates and Payment Dates...................................................................61
         9.2  Computation of Interest and Fees...................................................................61
         9.3  Inability to Determine Interest Rate...............................................................62
         9.4  Pro Rata Treatment and Payments....................................................................63
         9.5  Illegality.........................................................................................65
         9.6  Requirements of Law................................................................................66
         9.7  Taxes   ...........................................................................................67
         9.8  Indemnity..........................................................................................71
         9.9  Replacement of Lender..............................................................................71

SECTION 10.  REPRESENTATIONS AND WARRANTIES......................................................................72
         10.1  Financial Condition...............................................................................72
         10.2  No Change.........................................................................................72
         10.3  Corporate Existence; Compliance with Law..........................................................73
         10.4  Corporate Power; Authorization; Enforceable Obligations...........................................73
         10.5  No Legal Bar......................................................................................73
         10.6  No Material Litigation............................................................................73
         10.7  No Default........................................................................................74
         10.8  Ownership of Property; Liens......................................................................74
         10.9  Intellectual Property.............................................................................74
         10.10  Taxes ...........................................................................................74
         10.11  US Federal Regulations...........................................................................75
         10.12  ERISA ...........................................................................................75
         10.13  Non-US Benefit and Pension Plans.................................................................75

                                                                                                               Page
                                                                                                               ----

         10.14  Investment Company Act; Other Regulations........................................................76
         10.15  Subsidiaries, Etc................................................................................76
         10.16  Environmental Matters............................................................................76
         10.17  Delivery of WHB Acquisition Document.............................................................77
         10.18  Disclosure.......................................................................................77
         10.19  Guarantee and Collateral Agreement; Mortgages....................................................78
         10.20  Solvency.........................................................................................78
         10.21  No Fees..........................................................................................78
         10.22  Insurance........................................................................................79

SECTION 11.  CONDITIONS PRECEDENT................................................................................79
         11.1  Conditions to Closing Date........................................................................79
         11.2  Conditions to Each Loan...........................................................................81

SECTION 12.  AFFIRMATIVE COVENANTS...............................................................................82
         12.1  Financial Statements..............................................................................82
         12.2  Certificates; Other Information...................................................................83
         12.3  Payment of Obligations............................................................................84
         12.4  Conduct of Business and Maintenance of Existence..................................................84
         12.5  Maintenance of Property; Insurance................................................................84
         12.6  Inspection of Property; Books and Records; Discussions............................................84
         12.7  Notices...........................................................................................85
         12.8  Benefit and Pension Plans.........................................................................86
         12.9  Environmental Laws................................................................................86
         12.10  Pledge of After Acquired Property................................................................86
         12.11  Pledge During Event of Default...................................................................86
         12.12  Additional Subsidiaries..........................................................................87
         12.13  Intellectual Property............................................................................87
         12.14  Use of Proceeds..................................................................................87
         12.15  Change in Location, Names, etc...................................................................87

SECTION 13.  NEGATIVE COVENANTS..................................................................................88
         13.1  Financial Condition Covenants.....................................................................88
         13.2  Limitation on Indebtedness........................................................................91
         13.3  Limitation on Liens...............................................................................93
         13.4  Limitation on Guarantee Obligations...............................................................94
         13.5  Limitation on Fundamental Changes.................................................................95
         13.6  Limitation on Sale of Assets......................................................................96
         13.7  Limitation on Dividends...........................................................................97
         13.8  Limitation on Capital Expenditures................................................................99
         13.9  Limitation on Investments, Loans and Advances.....................................................99
         13.10  Limitation on Optional Payments and Modifications of Subordinated Debt
                      Instruments...............................................................................102
         13.11  Limitation on Transactions with Affiliates......................................................104

                                                                                                               Page
                                                                                                               ----

         13.12  Limitation on Sales and Leasebacks..............................................................104
         13.13  Limitation on Changes in Fiscal Year............................................................104
         13.14  Negative Pledge Clauses; Restrictions Affecting Subsidiaries....................................104
         13.15  Limitation on Lines of Business.................................................................105
         13.16  Amendments to Corporate Documents; Supply Agreement.............................................105
         13.17  Passive Status of International Holdings........................................................105

SECTION 14.  EVENTS OF DEFAULT..................................................................................105

SECTION 15.  THE AGENTS.........................................................................................108
         15.1  Appointment......................................................................................108
         15.2  Delegation of Duties.............................................................................109
         15.3  Exculpatory Provisions...........................................................................109
         15.4  Reliance by the Agents...........................................................................109
         15.5  Notice of Default................................................................................110
         15.6  Non-Reliance on Agent and Lenders................................................................110
         15.7  Indemnification..................................................................................110
         15.8  Agents in Their Individual Capacity..............................................................111
         15.9  Successor Agents.................................................................................111
         15.10  Additional Ministerial Powers of the Agents.....................................................111
         15.11  Issuing Lender..................................................................................111
         15.12  Multicurrency Administrative Agent..............................................................112
         15.13  Syndication Agents..............................................................................112
         15.14  Joint and Several Creditorship..................................................................112
         15.15  Covenant to Pay.................................................................................112

SECTION 16.  GUARANTEE..........................................................................................112
         16.1  Guarantee........................................................................................112
         16.2  Waiver of Subrogation............................................................................112
         16.3  Modification of Obligations......................................................................113
         16.4  Waiver by Holdings...............................................................................113
         16.5  Reinstatement....................................................................................114
         16.6  Negative Covenants...............................................................................114

SECTION 17.  MISCELLANEOUS......................................................................................115
         17.1  Amendments and Waivers...........................................................................115
         17.2  Notices..........................................................................................116
         17.3  No Waiver; Cumulative Remedies...................................................................118
         17.4  Survival of Representations and Warranties.......................................................118
         17.5  Payment of Expenses and Taxes....................................................................118
         17.6  Successors and Assigns; Participations and Assignments...........................................119
         17.7  Adjustments; Set-off.............................................................................122
         17.8  Counterparts.....................................................................................123
         17.9  Severability.....................................................................................123

                                                                                                               Page
                                                                                                               ----

         17.10  Integration.....................................................................................123
         17.11  Judgment Currency...............................................................................123
         17.12  Risks of Superior Force.........................................................................124
         17.13  Language........................................................................................124
         17.14  GOVERNING LAW...................................................................................124
         17.15  Submission To Jurisdiction; Waivers.............................................................124
         17.16  Acknowledgements................................................................................125
         17.17  WAIVERS OF JURY TRIAL...........................................................................125
         17.18  Confidentiality.................................................................................125
         17.19  Sharing Agreement...............................................................................126
         17.20  No Guarantee of Domestic Obligations by Foreign Subsidiaries of US Borrower.....................126
         17.21  Application of Indentures.......................................................................126
         17.22  Conflicts.......................................................................................126

EXHIBITS

A                 Assignment and Acceptance
B                 Perfection Certificate
C                 Closing Certificate
D                 Form of Addendum
E                 Form of Joinder Agreement
F                 Form of Guarantee and Collateral Agreement
G                 Form of Sharing Agreement
H                 Form of Mortgage
I                 Form of Prepayment Option Notice


SCHEDULES

1.1               Commitments
2.1(c)            Existing US Letters of Credit
3.1(c)            Existing Multicurrency Letters of Credit
3.1(d)            Canadian Borrower Provisions
10.1(a)           Financial Condition
10.4              Required Consents
10.6              Litigation
10.9              Intellectual Property
10.10             Taxes
10.13             Canadian Pension Plans
10.15             Subsidiaries, Joint Ventures, etc.
10.19             Filing Locations and Properties
10.21             Fees
13.2              Existing Indebtedness
13.3              Existing Liens
13.4              Existing Guarantee Obligations
13.9              Existing Investments
14(e)             Certain Defaults

                  CREDIT AGREEMENT, dated as of March 29, 2000, among VIASYSTEMS GROUP, INC., a Delaware corporation ("Holdings"), VIASYSTEMS, INC., a Delaware corporation (the "US Borrower"), VIASYSTEMS CANADA, INC., a Quebec corporation (the "Canadian Borrower"), PRINT SERVICE HOLDING N.V., a company organized under the laws of the Netherlands ("Print Service" and together with the Canadian Borrower and any Future Foreign Subsidiary Borrower, the "Foreign Subsidiary Borrowers"), the several banks and other financial institutions from time to time parties to this agreement (the "Lenders"), THE CHASE MANHATTAN BANK OF CANADA ("Chase Canada"), as Canadian administrative agent (the "Canadian Administrative Agent"), CHASE MANHATTAN INTERNATIONAL LIMITED ("CMIL"), as the multicurrency administrative agent (the "Multicurrency Administrative Agent"), THE CHASE MANHATTAN BANK ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), BANK OF AMERICA, N.A. ("BofA") and BANKERS TRUST COMPANY ("BT"), as syndication agents for the Lenders (in such capacities, the "Syndication Agents").

                  WHEREAS, the US Borrower has requested that the Lenders make available to the US Borrower and the Foreign Subsidiary Borrowers certain extensions of credit in the manner provided for herein; and

                  WHEREAS, this Credit Agreement shall become effective on the Closing Date (as hereinafter defined) in accordance with the provisions of subsection 11.1;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Administrative Agent":  as defined in the preamble hereto.

                  "Affected Eurocurrency Loans": as defined in subsection
         7.3(h).

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 51% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Administrative Agent, the Multicurrency Administrative Agent, the Canadian Administrative Agent and the Collateral Agent.

                  "Agreement": this Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

                  "Applicable Margin": for each Type of Loan and for purposes of subsections 2.4, 2.6, 3.4, 3.6, 4.4 and 5.4, the rate per annum set forth under the relevant column heading below:


                                 Base Rate Loans
                                 ---------------

                           Type                                                                   Applicable Margin
                           ----                                                                   -----------------

                  Tranche B Term Loans                                                                        2.00%
                  Tranche A Chips Term Loans                                                                  1.25%
                  Tranche B Chips Term Loans                                                                  2.00%
                  Revolving Credit Loans                                                                      1.25%
                    (including Swing Line Loans)

                           Eurocurrency Loans and B/As
                           ---------------------------

                           Type                                                                   Applicable Margin
                           ----                                                                   -----------------

                  Tranche B Term Loans                                                                        3.00%
                  Tranche A Chips Term Loans                                                                  2.25%
                  Tranche B Chips Term Loans                                                                  3.00%
                  Revolving Credit Loans                                                                      2.25%
                    (including Swing Line Loans)

                                                  Commitment Fee
                                                  --------------


                                                                                                  Applicable Margin
                                                                                                  -----------------

                                                                                                              0.50%

         ; provided that in the event that the ratio of Consolidated Total Debt of the US Borrower and its Subsidiaries to Consolidated EBITDA of the US Borrower and its Subsidiaries, as most recently determined in accordance with subsection 13.1(b), is as set forth in the relevant column heading below for any quarterly period, any such Applicable Margin with respect to Tranche A Chips Term Loans and Revolving Credit Loans (including Swing Line Loans) and the Commitment Fee shall be as provided in the relevant column heading below, but in no event shall any such adjustment be effective prior to receipt of the financial statements of the US Borrower pursuant to subsection 12.1(b) for the fiscal quarter ended June 30, 2000:

                                     Applicable                      Applicable
                                     Margin for                      Margin for
Relevant Ratio                       Eurocurrency Revolving          Base Rate Revolving         Applicable
of Consolidated Total                Loans and Tranche A             Loans and Tranche A         Margin
Debt to Consolidated                 Chips                           Chips                       Commitment
EBITDA                               Term Loans                      Term Loans                  Fee
------                               ----------                      ----------                  ---

4.00x and above                               2.50%                         1.50%                  0.500%

3.50x to but excluding 4.00x                  2.25%                         1.25%                  0.500%

3.00x to but excluding 3.50x                  2.00%                         1.00%                  0.375%

2.50x to but excluding 3.00x                  1.75%                         0.75%                  0.375%

2.00x to but excluding 2.50x                  1.50%                         0.50%                  0.375%

Below 2.00x                                   1.25%                         0.25%                  0.375%

         if and in the event the financial statements required to be delivered pursuant to subsection 12.1(a) or 12.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 12.2(b), are delivered on or prior to the date when due (or, in the case of the fourth quarterly period of each fiscal year of the US Borrower, if financial statements which satisfy the requirements of, and are delivered within the time period specified in, subsection 12.l(b) and a related compliance certificate which satisfies the requirements of, and is delivered within the time period specified in, subsection 12.2(b), with respect to any such quarterly period are so delivered within such time periods), then the Applicable Margin in respect of the Tranche A Chips Term Loans and Revolving Credit Loans (including Swing Line Loans) and the Commitment Fee during the period from the date upon which such financial statements were delivered shall be the Applicable Margin as set forth in the relevant column heading above; provided, however, that in the event that the financial statements delivered pursuant to subsection 12.1(a) or 12.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 12.2(b), are not delivered when due, then:

                           (a) if such financial statements and certificate are
                  delivered after the date such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin in respect of Tranche A Chips Term Loans, Revolving Credit Loans (including in the case of Base Rate Loans, Swing Line Loans) and the Commitment Fee during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (c) below, be the Applicable Margin as so increased;

                           (b) if such financial statements and certificate are
                  delivered after the date such financial statements and certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and

                           (c) if such financial statements and certificate are
                  not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two (2) Business Days following the date upon which they actually are delivered, the Applicable Margin in respect of (i) Tranche A Chips Term Loans and Revolving Credit Loans (including in the case of Base Rate Loans, Swing Line Loans) shall be 2.50%, in the case of Eurocurrency Loans, and 1.50%, in the case of Base Rate Loans, and (ii) Commitment Fees payable under subsections
                  2.4 and 3.4 shall be 0.500% (it being understood that the foregoing shall not limit the rights of each of the Agents and the Lenders set forth in Section 14).

                  "Approved Fund": with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

                  "Arranger": Chase Securities Inc.

                  "Asset Sale": any sale, transfer or other disposition (including any sale and leaseback of assets and any sale of accounts receivable in connection with a receivable financing transaction) by Holdings, or any of its Subsidiaries of any property of Holdings or any such Subsidiary (including property subject to any Lien under any Loan Document), other than as permitted pursuant to subsection 13.6(a), (b),
         (c) (provided that, except with respect to the loss or condemnation of all or substantially all of the assets of Holdings and its Subsidiaries, the proceeds from such casualty or condemnation (including insurance) in excess of the Equivalent Amount of $10,000,000 are used to replace or rebuild the lost or condemned assets or are otherwise invested in assets useful in the business within the time period specified in subsection 7.3(f)) and (d) through (h) and (j).

                  "Assignee":  as defined in subsection 17.6(c).

                  "Assignment and Acceptance": an assignment and acceptance entered into by a Lender and an assignee, substantially in the form of Exhibit A.

                  "Available Multicurrency Revolving Credit Commitment": as to any Multicurrency Revolving Credit Lender at any time with respect to its Multicurrency Revolving Credit Commitment, an amount equal to the excess, if any, of (a) the amount of such Multicurrency Revolving Credit Lender's applicable Multicurrency Revolving Credit Commitment at such time over (b) the aggregate of (i) the aggregate unpaid principal amount at such time of all applicable Multicurrency Revolving Credit Loans made by such Multicurrency Revolving Credit Lender, and (ii) an amount equal to such Multicurrency Revolving Credit Lender's Multicurrency Revolving Credit Commitment Percentage of the Multicurrency Letter of Credit Outstandings at such time; collectively, as to all Multicurrency Revolving Credit Lenders, the "Available Multicurrency Revolving Credit Commitments."

                  "Available US Revolving Credit Commitment": as to any US Revolving Credit Lender at any time with respect to its US Revolving Credit Commitment, an amount equal to the excess, if any, of (a) the amount of such US Revolving Credit Lender's applicable US Revolving Credit Commitment at such time over (b) the aggregate of (i) the aggregate unpaid principal amount at such time of all applicable US Revolving Credit Loans made by such US Revolving Credit Lender, (ii) an amount equal to such US Revolving Credit Lender's US Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, and (iii) an amount equal to such US Revolving Credit Lender's US Revolving Credit Commitment Percentage of the US Letter of Credit Outstandings at such time; collectively, as to all US Revolving Credit Lenders, the "Available US Revolving Credit Commitments." For the purposes of determining any US Revolving Credit Lender's Available US Revolving Credit Commitment pursuant to subsection 2.4(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the

         Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; "C/D Assessment Rate" shall mean for any day as applied to the Base CD Rate, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by the Administrative Agent to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of the Administrative Agent in the United States; and "C/D Reserve Percentage" shall mean, for any day as applied to the CD Base Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a three month maturity and in an amount of $100,000 or more. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loan": any Loan bearing interest by reference to the applicable Base Rate. Only Loans denominated in Dollars may be Base Rate Loans.

                  "Benefitted Lender": as defined in subsection 17.7(a).

                  "Board": the Board of Governors of the Federal Reserve System (or any successor thereto).

                  "BofA": as defined in the preamble hereto.

                  "Borrowers": the collective reference to the US Borrower and the Foreign Subsidiary Borrowers.

                  "Borrowing Date ": any Business Day specified in a notice pursuant to subsection 2.3, 2.9, 3.3, 4.2, 5.2 or 6.2 as a date on which a Borrower requests the relevant Lenders to make Loans hereunder.

                  "BT":  as defined in the preamble hereto.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City (or, in the case of transactions under the Multicurrency Revolving Credit Commitments, the Multicurrency Revolving Credit Lenders) are authorized or required by law to close, provided that when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealing in deposits in the London interbank market in the applicable currency. References to Business Day relating to quotations for euros shall refer to TARGET Business Days, except as reasonably deemed appropriate by the Multicurrency Administrative Agent.

                  "Calculation Date": any Business Day as the Multicurrency Administrative Agent shall elect, but in any event, at least once each calendar month. So long as no Event of Default has occurred and is continuing, the Multicurrency Administrative Agent shall, to the extent practicable, select the first day of each Interest Period applicable to Multicurrency Revolving Credit Loans as a Calculation Date.

                  "Canadian Administrative Agent": as defined in the preamble hereto.

                  "Canadian Bankers' Acceptance" and "Canadian B/A" and "B/A": a Bankers' Acceptance as defined in Schedule 3.1(d).

                  "Canadian Benefit Plans": all material employee benefit plans maintained or contributed to by a Credit Party that are not pension plans accepted for registration under the ITA or SPPAQ or other applicable pension benefits or tax laws of Canada or a province or territory thereof including, without limitation, all profit sharing, savings, supplemental retirement, retiring allowance, severance, deferred compensation, welfare, bonus, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of the Credit Party employed in Canada participate or are eligible to participate but excluding all stock option or stock purchase plans.

                  "Canadian Borrower": as defined in the preamble hereto.

                  "Canadian Contract Period": with respect to any Canadian B/A, the term thereof pursuant to subsection 2.3(b)(4) of Schedule 3.1(d).

                  "Canadian Dollars" and "C$": lawful currency of Canada.

                  "Canadian Loans": any loan made to the Canadian Borrower by, or any Canadian B/A accepted by, any Multicurrency Revolving Credit Lender pursuant to this Agreement.

                  "Canadian Pension Plan": any plan, program, arrangement, or understanding that is a pension plan for the purposes of any applicable pension benefits or tax laws of Canada or a province or territory thereof (whether or not registered under any such laws) which is maintained, administered, or contributed to by (or to which there is or may be an obligation to contribute by) a Credit Party in respect to any Person's employment in Canada or a province or territory thereof with a Credit Party and all related funding agreements.

                  "Capital Expenditures": expenditures (including, without limitation, obligations created under Financing Leases and purchase money Indebtedness in the year in which created but excluding payments made thereon) of US Borrower and its Subsidiaries in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired (w) in connection with normal replacement and maintenance programs properly expensed in accordance with GAAP, (x) with the proceeds of any casualty insurance or condemnation award (with such expenditures to be made, to the extent subsection 7.3(f) is applicable, in accordance with subsection 7.3(f)), (y) with the cash proceeds of any asset sale made pursuant to subsections 13.6(d), applied or contractually committed to be applied within 365 days from receipt of such proceeds and (z) in any Permitted Acquisition).

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or by the Central Bank or a national or provincial government of the country whose currency is the currency of such securities or, if such currency is euros, of any participating state, in any such case, or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements of any commercial bank which has, or whose obligations are guaranteed by an affiliated commercial bank which has, capital and surplus in excess of $500,000,000 having maturities of one year or less from the date of acquisition, (c) commercial paper or similar obligations of an issuer rated at least A-2 by Standard & Poor's Corporation or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally or internationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (d) money market accounts or funds with or issued by Qualified Issuers (as defined below), (e) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, and (f) demand deposit accounts maintained in the ordinary course of business with any Lender or with any bank that is not a Lender not in excess of $100,000 in the aggregate on deposit with any such bank; "Qualified Issuer" means any commercial bank (a) which has, or whose obligations are guaranteed by an affiliated commercial bank which has, capital and surplus in excess of $500,000,000 and (b) the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally or internationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

                  "Change in Control": the occurrence of any of the following:
         (a) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding Hicks, Muse, Tate & Furst Incorporated, Mills, their principals and their Affiliates and management ("HMTF") and their respective employees, directors and officers (the "HMTF Group"), shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of
         (i) 35% of the shares of voting Capital Stock of Holdings then outstanding or (ii) the percentage of the then outstanding voting Capital Stock of Holdings owned by the HMTF Group; (b) the board of directors of Holdings shall not consist of a majority of Continuing Directors; or (c) a "Change of Control" (or any comparable concept) as defined in any document pertaining to the Senior Subordinated Indebtedness.

                  "Chase": as defined in the preamble hereto.

                  "Chase Canada": as defined in the preamble hereto.

                  "Chase Delaware": Chase Manhattan Bank Delaware together with its successors and assigns.

                  "Chips Lenders": the Tranche A Chips Lenders and the Tranche B Chips Lenders.

                  "Chips Letter of Credit": the irrevocable direct pay letter of credit issued by Chase Delaware to support the payment of principal of and up to 6.22% interest on the Chips Loan Notes.

                  "Chips Loan Notes": the unsecured Loan Notes due March 31, 2003 issued by Holdings (as successor to Chips Holding, Inc.) (as amended, restated, replaced, supplemented or otherwise modified from time to time).

                  "Chips Term Loans": the collective reference to the Tranche A Chips Term Loans and the Tranche B Chips Term Loans.

                  "Chips Term Loan Commitments": the collective reference to the Tranche A Chips Commitments and the Tranche B Chips Commitments.

                  "Closing Date": the date on which this Agreement becomes effective in accordance with its terms, which date is March 29, 2000.

                  "CMIL": as defined in the preamble hereto.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral Agent": Chase in its capacity as collateral agent for the Secured Parties under the Loan Documents and the Sharing Agreement.

                  "Commercial Products Business Transfer": as defined in subsection 11.1(d).

                  "Commercial Products Notes": as defined in subsection 11.1(d).

                  "Commitment Percentage": as to any Lender, the collective reference to the percentage of the aggregate Commitments constituted by its Commitment.

                  "Commitments": the collective reference to the Revolving Credit Commitments, the Tranche B Term Loan Commitments, the Chips Term Loan Commitments, the Swing Line Commitments and the Letter of Credit Commitments; individually, a "Commitment."

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the US Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the US Borrower and which is treated as a single employer under Section 414 of the Code.

                  "Consolidated Current Assets": at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "Total Current Assets" (or any like caption) on a consolidated balance sheet of the US Borrower and its Subsidiaries at such date, except that there shall be excluded therefrom cash and Cash Equivalents and equipment and other fixed assets held for sale.

                  "Consolidated Current Liabilities": at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "Total Current Liabilities" (or any like caption) on a consolidated balance sheet of the US Borrower and its Subsidiaries at such date, except that there shall be excluded therefrom the current portion of
         (a) all Loans and, (b) all long-term Indebtedness for borrowed money (including Financing Leases) in each case, to the extent included therein.

                  "Consolidated EBITDA": for any period, with respect to any Person, Consolidated Net Income of such Person for such period (A) plus, without duplication and to the extent reflected as a charge in the statement of such Net Income for such period, the sum of (i) total income and franchise tax expense, (ii) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness,
         (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill and organization costs), (v) other noncash charges (including, but not limited to, any writeoffs of purchased technology), and (vi) any extraordinary and unusual losses (including losses on sales of assets other than inventory sold in the ordinary course of business) other than any loss from any discontinued operation, (B) minus, without duplication, (i) any extraordinary and unusual gains (including gains on the sales of assets, other than inventory sold in the ordinary course of business) other than any income from discontinued operations and (ii) non cash gains included in Consolidated Net Income; provided that for purposes of calculating Consolidated EBITDA for any period (each a "Reference Period") in connection with the determination of compliance with the covenants set forth in subsections 13.1(b) and 13.1(c) for such period, if during such Reference Period (or in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made), the US Borrower or any of its Subsidiaries shall have made a disposition of property or a Permitted Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect to (a) such disposition or Permitted Acquisition as if such disposition or Permitted Acquisition occurred on the first day of such Reference Period (with the Reference Period for the purposes of pro forma calculations being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available) and
         (b) any operating expense reductions and other cost savings to be implemented in connection with any such Permitted Acquisition, determined on the basis of a four-quarter period in accordance with the provisions of Regulation S-X of the Securities Act of 1933, as amended ("Regulation S-X"); provided that in connection with any OEM Acquisition, such cost savings (not to exceed $5,000,000 for any OEM Acquisition and not to exceed $10,000,000 in the aggregate for any fiscal year) shall be determined in good faith by the US Borrower irrespective of whether such implementation would be permitted under GAAP or Regulation S-X. Consolidated EBITDA shall include the net income of the US Borrower and its Subsidiaries attributable to joint ventures in which their ownership interest is 50% or greater but not to joint ventures in which their ownership interest is less than 50%.

                  "Consolidated Net Income": for any period, with respect to any Person, the amount which, in conformity with GAAP, would be set forth opposite the caption "Net Income/(Loss)" (or any like caption) on a consolidated statement of operations of such Person and its Subsidiaries for such period.

                  "Consolidated Senior Debt": all Consolidated Total Debt other than the Senior Subordinated Indebtedness.

                  "Consolidated Total Debt": at a particular date, with respect to the US Borrower, the aggregate principal amount of Indebtedness under this Agreement, Financing Leases, purchase money Indebtedness, the Senior Subordinated Indebtedness, and any other Indebtedness for borrowed money of the US Borrower and its Subsidiaries at such date in conformity with GAAP, provided, that any cash collateral of the US Borrower (if any) applied to secure the reimbursement obligations of the US Borrower under the Chips Letter of Credit, shall be subtracted from the calculation of Consolidated Total Debt; and provided further, that, for covenant calculation purposes only, any cash collateral securing Domestic Obligations of the US Borrower as contemplated hereby and any cash or Cash Equivalents held by Credit Parties and up to $5,000,000 of cash or Cash Equivalents held by Non-Credit Parties, in each case at such date, shall be subtracted from the calculation of Consolidated Total Debt. It is understood that the Tranche B Chips Funded Amounts are being provided by the Tranche B Chips Lenders and not the US Borrower and, accordingly, shall be disregarded for the purposes of the provisos of this definition.

                  "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets at such date over Consolidated Current Liabilities at such date.

                  "Continuing Directors": the directors of Holdings on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended or supported by a majority of the then Continuing Directors or such other director receives the vote of HMTF in his or her election by the shareholders.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Credit Parties": the collective reference to Holdings, each of the Borrowers and each of their respective Subsidiaries which from time to time is a party to any Loan Document.

                  "Default": any of the events specified in Section 14, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Denominated Currency": as defined in subsection 17.11(a).

                  "Dollar Eurocurrency Loans": any Eurocurrency Loans denominated in Dollars.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans made to the US Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the US Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to the US Borrower and all other obligations and liabilities of the US Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Notes, the Guarantee and Collateral Agreement, or the other Loan Documents, any Interest Rate Agreement entered into with a Lender or in respect of overdrafts and related liabilities owed to the Administrative Agent or any of its Affiliates or any treasury, depositary and cash management services in connection with any automated clearing house transfers of funds for the US Borrower or in respect of guarantees by the US Borrower of any such obligations or liabilities of any of its Subsidiaries for any such services, or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the

         Secured Parties that are required to be paid by the US Borrower pursuant to the terms of this Agreement) or otherwise.

                  "Domestic Subsidiary": as to any Person, any Subsidiary of such Person other than a Foreign Subsidiary of such Person.

                  "EMU": Economic and Monetary Union as contemplated in the Treaty on European Union, as amended and in effect from time to time.

                  "EMU Legislation": legislative measures of the European Council (including European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

                  "Environmental Laws": any applicable foreign, federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Equivalent Amount": at any time of determination, with respect to any amount in any currency denominated in a different currency, the amount at which such amount of different currency could be converted into the determination currency at such time as reasonably determined by the Multicurrency Administrative Agent.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "euro": the single currency of Participating Member States of the European Union.

                  "Euro Unit": the currency unit of the euro.

                  "Eurocurrency Base Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the sum of (a) LIBOR for such Interest Period and (b) in the case of a Loan in Pounds Sterling, the rate per annum calculated by the Multicurrency Administrative Agent relating to costs in respect of mandatory liquid asset requirements or similar amounts. "LIBOR" means in relation to any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) quoted at or about 11:00 a.m., London time, on the Quotation Date for such Interest Period on that page of the Telerate Screen which displays British Bankers Association Interest Settlement Rates for deposits in the currency of such Loan or, if such service shall cease to be available, such other service displaying British Bankers Association Interest Settlement Rates as the Administrative Agent or the Multicurrency Administrative Agent, as the case may be, after consultation with the Lenders and the US Borrower, shall select; provided that if no such rate is displayed for such currency and the relevant Interest Period and the Administrative Agent or the Multicurrency Administrative Agent, as the case may be, has not selected an alternative service on which two or more such quotations are displayed, "LIBOR" shall mean the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the rates (as notified to the Administrative Agent or the Multicurrency Administrative Agent, as the case may be) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in the relevant currency of such amount and for such period at or about 11:00 a.m., London time, on the Quotation Date for such period; "Reference Banks" means the principal London offices of The Chase Manhattan Bank and/or such other bank or banks as may from time to time be agreed between the Administrative Agent or the Multicurrency Administrative Agent, as the case may be, and the US Borrower; and "Quotation Date" means in relation to any Interest Period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period, provided that, if, for any such Interest Period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

                  "Eurocurrency Loan": any Loan bearing interest by reference to the applicable Eurocurrency Rate.

                  "Eurocurrency Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                            Eurocurrency Base Rate
                            ----------------------
                  1.00 - Eurocurrency Reserve Requirements

                  "Eurocurrency Reserve Requirements": for any day as applied to any Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of any applicable Governmental Authority for the applicable Borrower dealing with reserve requirements prescribed for eurocurrency funding (in the case of the US Borrower, currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board).

                  "Event of Default": any of the events specified in Section 14, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of US Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, (ii) the amount of returned surplus assets of any Plan during such fiscal year to the extent not included in Consolidated Net Income to determine Consolidated EBITDA for such fiscal year, (iii) decreases in Consolidated Working Capital of the US Borrower and its Subsidiaries for such fiscal year, (iv) the amount of any refund received by Holdings and its Subsidiaries on taxes paid by US Borrower and its Subsidiaries, (v) cash dividends, cash interest and other similar cash payments received by Holdings in respect of investments to the extent not included in Consolidated Net Income to determine Consolidated EBITDA for such fiscal year and (vi) extraordinary cash gains to the extent subtracted or otherwise not included in Consolidated Net Income to determine Consolidated EBITDA for such fiscal year over (b) the sum, without duplication, of (i) the aggregate amount of cash Capital Expenditures made by US Borrower and its Subsidiaries during such fiscal year and permitted hereunder (other than Capital Expenditures permitted under subsection 13.8(b)), (ii) the aggregate amount of all reductions of the Revolving Credit Commitments or payments or prepayments of the Term Loans during such fiscal year other than pursuant to subsection 7.3(a), (b) or (c), (iii) the aggregate amount of payments of principal in respect of any Indebtedness permitted hereunder during such fiscal year (other than under this Agreement), (iv) increases in Consolidated Working Capital of US Borrower and its Subsidiaries for such fiscal year, (v) cash interest expense of US Borrower and its Subsidiaries for such fiscal year, (vi) taxes actually paid in such fiscal year or to be paid in the subsequent fiscal year on account of such fiscal year to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such fiscal year, (vii) extraordinary cash losses to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such fiscal year and (viii) the amount of all Investments made in such fiscal year as permitted by clauses (d), (h) and (j) of subsection 13.9, provided that (x) increases or decreases in Consolidated Working Capital resulting from any acquisition shall be excluded from the calculation of Excess Cash Flow and (y) net income of any Foreign Subsidiary of the US Borrower which is not a Credit Party will only be included to the extent distributed to a Credit Party. Notwithstanding the foregoing, all payments made and received in connection with any Permitted Acquisition, any additional Senior Subordinated Indebtedness, any issuance of shares of Capital Stock by Holdings or any permitted refinancing of the Senior Subordinated Indebtedness shall be excluded from the calculation of Excess Cash Flow.

                  "Exchange Rate": with respect to any Multicurrency (other than Dollars) on a particular date, the rate at which such Multicurrency may be exchanged into Dollars in London on a spot basis, as set forth on the display page of the Reuters System applicable to such Multicurrency as reasonably determined by the Multicurrency Administrative Agent. In the event that such rate does not appear on any Reuters display page, the Exchange Rate with respect to such Multicurrency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Multicurrency Administrative Agent and the US Borrower or, in the absence of such agreement, such Exchange Rate shall instead be determined by reference to the Multicurrency Administrative Agent's spot rate of exchange quoted to prime banks in London in the London interbank market where its foreign currency exchange operations in respect of such Multicurrency are then being conducted, at or about noon, local time, at such date for the purchase of Dollars with such Multicurrency, for delivery on a spot basis; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted and no other methods for determining the Exchange Rate can be determined as set forth above, the Multicurrency Administrative Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

                  "Existing Credit Agreement": the Third Amended and Restated Credit Agreement, dated as of August 5, 1999, as amended, among Holdings, the US Borrower, the Canadian Borrower, PCB Investments PLC, Viasystems Holdings Limited, Print Service, Chips Acquisition Limited, Viasystems II Limited (f/k/a Interconnection Systems (Holdings) Limited), the Existing Lenders, The Chase Manhattan Bank of Canada, Chase Manhattan International Limited and The Chase Manhattan Bank, as administrative agent.

                  "Existing Lenders": the several banks and other financial institutions parties to the Existing Credit Agreement.

                  "Existing Letters of Credit": the Existing Multicurrency Letters of Credit and the Existing US Letters of Credit.

                  "Existing Multicurrency Letters of Credit": as defined in subsection 3.1(c).

                  "Existing US Letters of Credit": as defined in subsection 2.1(c).

                  "Fee Properties": the collective reference to the real properties owned by Holdings and its Subsidiaries described on Part I of Schedule 10.19, including all buildings, improvements, structures and fixtures now or subsequently located thereon.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Foreign Subsidiary": as to any Person any Subsidiary of such Person which is organized or formed under the laws of any jurisdiction outside of the country in which such Person is organized.

                  "Foreign Subsidiary Borrowers": as defined in the preamble hereto.

                  "Foreign Subsidiary Obligations": with respect to any Foreign Subsidiary Borrower, the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans made to such Foreign Subsidiary Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Foreign Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to such Foreign Subsidiary Borrower and all other obligations and liabilities of such Foreign Subsidiary Borrower to the Administrative Agent, the Canadian Administrative Agent, Multicurrency Administrative Agent, as the case may be, or to the applicable Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Notes thereunder or the other Loan Documents or any Interest Rate Agreement entered into with a Lender and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Canadian Administrative Agent, the Multicurrency Administrative Agent or to such Lenders that are required to be paid by such Foreign Subsidiary Borrower pursuant to the terms of this Agreement) or otherwise.

                  "Future Foreign Subsidiary Borrower": any Foreign Subsidiary of the US Borrower that becomes a borrower hereunder pursuant to any Joinder Agreement.

                  "GAAP": the generally accepted accounting principles in the United States of America (or, in the case of financial statements or the like with respect to any Foreign Subsidiary of the US Borrower for any period prior to the date it became a Foreign Subsidiary, in the country of organization of such Foreign Subsidiary) as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission (or in the case of financial statements or the like with respect to any Foreign Subsidiary of the US Borrower for any period prior to the date it became a Foreign Subsidiary, the applicable authority in such country of organization of such Foreign Subsidiary), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the US Borrower as of the date of determination except that for purposes of subsection 13.1, GAAP shall be determined on the basis of such principles used in the preparation of the financial statements referred to in subsection 10.1(a). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Holdings, the Borrowers and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the US Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Holdings, the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" means: changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

                  "Governmental Authority": any nation or government, any state, province, municipality, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement, dated as of the Closing Date, made by Holdings, the US Borrower and its Domestic Subsidiaries in favor of the Collateral Agent for the ratable benefit of the Secured Parties, substantially in the form of Exhibit F, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the board of directors of such Person in good faith.

                  "HMTF": as defined in the definition of "Change of Control".

                  "Holdings": as defined in the preamble hereto.

                  "Indebtedness": of any Person at any date, without duplication
         (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued expenses incurred in the ordinary course of business) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of bankers' acceptances or similar instruments issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof; provided however, that the amount of such Indebtedness of any Person described in this clause (d) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith; and (e) the US Letter of Credit Obligations of the US Borrower with respect to the principal portion of the Chips Letter of Credit.

                  "Initial Public Offering": the underwritten public offering of common stock of Holdings pursuant to Registration Statement No. 333-94321 filed on January 10, 2000 with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": as defined in subsection 10.9.

                  "Interest Coverage Ratio": for any period, with respect to the US Borrower, the ratio of (a) Consolidated EBITDA to (b) consolidated cash interest expense (including any such cash interest expense in respect of Indebtedness under Financing Leases and purchase money Indebtedness permitted under subsection 13.2(e)) of the US Borrower and its Subsidiaries net of cash interest income (such consolidated cash interest expense to include fees payable on account of letters of credit and banker's acceptances but to exclude amortization of debt discount (including discount of liabilities and reserves established under Accounting Principles Board Opinion No. 16 as in effect on the date hereof) and costs of debt issuance).

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each of March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof, after the first day of such Interest Period as well as the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": with respect to any Eurocurrency Loan:

                           (a) initially, the period commencing on the borrowing
                  or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending at the end of one, two, three, six (or to the extent available to all applicable Lenders, nine or twelve) months thereafter, as selected by the applicable Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (b) thereafter, each period commencing on the last
                  day of the immediately preceding Interest Period applicable to such Eurocurrency Loan and ending at the end of one, two, three, six (and to the extent available to all applicable Lenders, nine or twelve) months thereafter, as selected by the applicable Borrower by irrevocable notice to the applicable Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a
                  Eurocurrency Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) no Interest Period shall extend beyond the
                  Scheduled Revolving Credit Commitment Termination Date in the case of Revolving Credit Loans or the scheduled date final payment is due on any tranche or class of Term Loans in the case of such tranche or class of Term Loans;

                           (3) no Interest Period with respect to any tranche or
                  class of the Term Loans shall extend beyond any date upon which repayment of principal thereof is required to be made if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such tranche or class of Term Loans with Interest Periods ending after such date would exceed the aggregate principal amount of such tranche or class of Term Loans permitted to be outstanding after such scheduled repayment; and

                           (4) any Interest Period pertaining to a Eurocurrency
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Interest Rate Agreement": any interest rate protection agreement, interest rate, commodity or currency future, interest rate option, interest rate cap or other interest rate, commodity or currency hedge arrangement, to or under which Holdings or its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

                  "International Holdings": Viasystems International, Inc., a Delaware corporation.

                  "Investments": as defined in subsection 13.9.

                  "Issuing Lender": Chase or any of its affiliates (including Chase Delaware), in its capacity as issuer of any Letter of Credit.

                  "ITA": the Income Tax Act (Canada) and the regulations promulgated thereunder, as amended or re-enacted from time to time.

                  "Joinder Agreement": a Joinder Agreement which provides solely for a Future Foreign Subsidiary Borrower to become party to this Agreement as a Foreign Subsidiary Borrower in the form of Exhibit E to this Agreement.

                  "Judgment Conversion Date": as defined in subsection 17.11(a).

                  "Judgment Currency": as defined in subsection 17.11(a).

                  "Leased Properties": the collective reference to the real properties leased by Holdings and its Subsidiaries described on Part II of Schedule 10.19, including all buildings, improvements, structures and fixtures now or subsequently located thereon and owned or leased by the Borrower.

                  "Lenders": as defined in the preamble hereto.

                  "Letters of Credit": the collective reference to the US Letters of Credit, the Multicurrency Letters of Credit and the Chips Letter of Credit.

                  "Letter of Credit Application": with respect to (a) a Standby L/C, a Standby L/C Application and (b) a Trade L/C, a Trade L/C Application; collectively, the "Letter of Credit Applications".

                  "Letter of Credit Commitment": (a) as to the Issuing Lender, its obligation to issue Letters of Credit (other than the Chips Letter of Credit) for the account of the Borrowers in an aggregate amount not to exceed $40,000,000 plus up to $20,646,454 of the aggregate outstanding amount of letters of credit issued to support the obligations of Viasystems Srl on the Closing Date and (b) as to any Revolving Credit Lender, its unconditional obligation to participate in Letters of Credit of such Borrowers.

                  "Letter of Credit Obligations": the collective reference to the Multicurrency Letter of Credit Obligations and the US Letter of Credit Obligations.

                  "Letter of Credit Outstandings": the collective reference to the Multicurrency Letter of Credit Outstandings and the US Letter of Credit Outstandings.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan Documents": the collective reference to this Agreement, the Notes, the Letter of Credit Applications, the Guarantee and Collateral Agreement, the Mortgages and any Joinder Agreement, and any other document, instrument or agreement guaranteeing, or granting a Lien to secure any Obligations.

                  "Loans": the collective reference to any loan made by any Lender hereunder.

                  "Material Adverse Change": any event, development, or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Secured Parties hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, friable asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mills": Mills & Partners, Inc.

                  "Mortgaged Properties": the collective reference to the Fee Properties owned by the US Borrower and its Subsidiaries listed on Part III of Schedule 10.19.

                  "Mortgages": the collective reference to the mortgages and deeds of trust, substantially in the form of Exhibit H hereto, encumbering each of the Mortgaged Properties executed and delivered by the US Borrower or its Domestic Subsidiaries, with such modifications as are determined by the Administrative Agent as necessary or desirable to create a valid and enforceable first mortgage Lien securing the obligations and liabilities of any Borrower or any guarantor under any Loan Document, as the same may be amended, supplemented, replaced, restated, or otherwise modified from time to time.

                  "Multicurrency": Pounds Sterling, euros, Canadian Dollars or Dollars.

                  "Multicurrency Administrative Agent": as defined in the preamble hereto.

                  "Multicurrency Letters of Credit": as defined in subsection 3.1(c).

                  "Multicurrency Letter of Credit Obligations": in respect of any Borrower, the obligation of such Borrower to reimburse the Issuing Lender in accordance with the terms of this Agreement and any related Letter of Credit Application for any payment made or honored by the Issuing Lender under any Multicurrency Letter of Credit.

                  "Multicurrency Letter of Credit Outstandings": at any date, the sum of (a) the aggregate amount then available to be drawn under all outstanding Multicurrency Letters of Credit and (b) the aggregate amount of drawings or payments under Multicurrency Letters of Credit which have not then been reimbursed pursuant to subsection 3.8.

                  "Multicurrency Obligations":  as defined in subsection 15.14.

                  "Multicurrency Revolving Credit Commitment": as to any Multicurrency Revolving Credit Lender, its obligation to make Multicurrency Revolving Credit Loans pursuant to subsection 3.1 and to participate in Multicurrency Letters of Credit in an aggregate Equivalent Amount not to exceed at any one time outstanding the amount set forth opposite such Multicurrency Revolving Credit Lender's name in
         Schedule 1.1 under the heading "Multicurrency Revolving Credit Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all the Multicurrency Revolving Credit Lenders, the "Multicurrency Revolving Credit Commitments."

                  "Multicurrency Revolving Credit Commitment Percentage": as to any Multicurrency Revolving Credit Lender, the percentage of the aggregate Multicurrency Revolving Credit Commitments constituted by its Multicurrency Revolving Credit Commitment.

                  "Multicurrency Revolving Credit Loans": any loan made by, or any Canadian B/A accepted by, any Multicurrency Revolving Credit Lender pursuant to this Agreement, including Canadian Loans.

                  "Multicurrency Revolving Credit Lender": any Lender having a Multicurrency Revolving Credit Commitment or that holds outstanding Multicurrency Revolving Credit Loans or Participating Interests in Multicurrency Letters of Credit hereunder.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "National Currency Unit": a fraction or multiple of one Euro Unit expressed in units of the former national currency of any Participating Member State.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale (including any sale and leaseback of assets and any sale of accounts receivable in connection with a receivables financing transaction) the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale net of all reasonable legal fees, notarial fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, debt payments (other than pursuant hereto) and other customary fees actually incurred and satisfactorily documented in connection therewith and net of taxes paid or reasonably expected to be payable as a result thereof and net of purchase price adjustments reasonably expected to be payable in connection therewith and (b) in connection with any issuance by Holdings or any of its Subsidiaries of debt securities or instruments or the incurrence of loans other than Indebtedness permitted by subsection 13.2, the cash proceeds received from such issuance, net of all reasonable investment banking fees, legal fees, notarial fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred and satisfactorily documented in connection therewith; provided however that, with respect to any issuance of debt instruments or securities as described in clause (b) above, only in the event that such net cash proceeds are used to refinance any Indebtedness permitted by this Agreement, then such net cash proceeds shall not constitute "Net Cash Proceeds" for the purpose of this Agreement.

                  "Non-Credit Parties": Subsidiaries of Holdings which are not party to any Loan Document.

                  "Non-Excluded Taxes": as defined in subsection 9.7(a).

                  "Non-Funding Lender": as defined in subsection 9.4(c).

                  "Nonconsenting Lender": as defined in subsection 9.9.

                  "Notes": the collective reference to the Revolving Credit Notes, the Swing Line Notes and the Term Notes.

                  "Obligations": the collective reference to the Domestic Obligations and any Foreign Subsidiary Obligations.

                  "OEM Acquisition": the acquisition by Holdings or any of its Subsidiaries of a captive division, business unit or facility of an original equipment manufacturer.

                  "Participant": as defined in subsection 17.6(b).

                  "Participating Interest": with respect to any Letter of Credit, (a) in the case of the Issuing Lender with respect thereto, its interest in such Letter of Credit after giving effect to the granting of participating interests therein, if any, pursuant hereto and (b) in the case of each Participating Lender, its undivided participating interest in such Letter of Credit relating thereto.

                  "Participating Lender": any Revolving Credit Lender, Tranche A Chips Lender or Tranche B Chips Lender (other than the Issuing Lender), as the case may be, with respect to its participating interest in a Letter of Credit.

                  "Participating Member State": each country so described in any EMU Legislation.

                  "Paying Agent": Chase, as party to the Paying Agency Agreement, dated as of April 21, 1997, among Holdings (as successor to Chips Holding, Inc.), the holders (together with any subsequent registered holder) of the Chips Loan Notes and Chase, as Paying Agent.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Acquisition": the acquisition by Holdings or a Subsidiary of Holdings of a Related Business approved by the board of directors of Holdings or such Subsidiary, as the case may be.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the US Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledged Securities": as defined in the Guarantee and Collateral Agreement.

                  "Print Service": as defined in the preamble hereto.

                  "Pounds Sterling": legal currency of the United Kingdom.

                  "Process Agent": as defined in subsection 17.15(f).

                  "Pro Forma Balance Sheet": as defined in subsection 10.1(b).

                  "Properties": as defined in subsection 10.16(a).

                  "Ratable Portion": for each Lender, the amount of such Lender's pro rata portion of any applicable Loan.

                  "rate of exchange": as defined in subsection 17.11(d).

                  "Refunded Swing Line Loans": as defined in subsection 2.9(b).

                  "Register": as defined in subsection 17.6(d).

                  "Regulation T, U or X": Regulation T, U or X of the Board as in effect from time to time.

                  "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the US Borrower and its Subsidiaries on the Closing Date, as reasonably determined by the Board of Directors of Holdings or the determining Subsidiary of Holdings.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA and the regulations thereunder, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                  "Required Lenders": at any time, Lenders the Total Credit Percentages of which aggregate at least a majority.

                  "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including laws enacted after the date hereof as and when enacted), treaty, statute, rule, regulation, common law or determination of an arbitrator or a court or other Governmental Authority and all official directives, consents, approvals, authorizations, guidelines, restrictions and policies of any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Reset Date": as defined in subsection 3.9(a).

                  "Responsible Officer": as to any Person, the chief executive officer, the president, the chief financial officer, managing or other director, any vice president, secretary, any assistant secretary, treasurer or any assistant treasurer of such Person.

                  "Restricted Payments": as defined in subsection 13.7.

                  "Revolving Credit Commitments": the collective reference to the US Revolving Credit Commitments and the Multicurrency Revolving Credit Commitments.

                  "Revolving Credit Commitment Period": the period from and including the Closing Date to, but not including, the Scheduled Revolving Credit Commitment Termination Date or such earlier date on which the Revolving Credit Commitments are terminated (whether pursuant to Section 14 or otherwise).

                  "Revolving Credit Lenders": the collective reference to the US Revolving Credit Lenders and the Multicurrency Revolving Credit Lenders.

                  "Revolving Credit Loans": the collective reference to the US Revolving Credit Loans and the Multicurrency Revolving Credit Loans.

                  "Revolving Credit Notes": the collective reference to any promissory note evidencing Revolving Credit Loans.

                  "Scheduled Revolving Credit Commitment Termination Date":
         September 30, 2005 or, if such date is not a Business Day, the Business Day next preceding such date.

                  "Secured Parties": the collective reference to the Collateral Agent, the Administrative Agent, the Canadian Administrative Agent, the Multicurrency Administrative Agent and the Lenders.

                  "Selected Currency": as defined in subsection 1.3(c).

                  "Senior Subordinated Indebtedness": the $500,000,000 in aggregate principal amount of the 9 3/4% Senior Subordinated Notes of the US Borrower due 2007 and any other unsecured subordinated Indebtedness of Holdings or the US Borrower; provided such other indebtedness has (i) no maturity, amortization, mandatory redemption or purchase option (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to April 1, 2007, (ii) no financial maintenance covenants and (iii) such other terms and conditions (including without limitation, interest rate, events of default, subordination and covenants) as shall be reasonably satisfactory to the Administrative Agent.

                  "Sharing Agreement": the Sharing Agreement, dated as of the Closing Date, among the Collateral Agent, the Administrative Agent, the Multicurrency Administrative Agent and the Canadian Administrative Agent, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" and "Solvency": with respect to any Person on a particular date, that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                  "SPPAQ": the Supplemental Pensions Plan Act (Quebec), as amended, and any successor thereto, and any regulations promulgated thereunder.

                  "Standby L/C": an irrevocable letter of credit issued by the Issuing Lender pursuant to subsection 2.5 or 3.5, as applicable, for the account of any Borrower in respect of obligations of such Borrower or any Subsidiary of the US Borrower incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which such Borrower or Subsidiary is or proposes to become a party, including, without limiting the foregoing, for insurance purposes.

                  "Standby L/C Application": a standby letter of credit application in the Issuing Lender's then customary form.

                  "Subsidiary": as to any Person, any other Person of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such other Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of US Borrower.

                  "Supply Agreement": the Supply Agreement dated November 26, 1996 between Lucent Technologies Inc. and VTC, as amended, supplemented or otherwise modified from time to time.

                  "Swing Line Commitment": the Swing Line Lender's obligation to make Swing Line Loans pursuant to subsection 2.9.

                  "Swing Line Lender": Chase, in its capacity as the lender of Swingline Loans.

                  "Swing Line Loans": as defined in subsection 2.9(a).

                  "Swing Line Note": any promissory note evidencing Swing Line Loans.

                  "Syndication Agents": as defined in the preamble hereto.

                  "TARGET Business Day": any day that is not (a) a Saturday or Sunday or (b) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating.

                  "Term Loans": the collective reference to the Tranche B Term Loans and, when they are outstanding, the Tranche A Chips Term Loans and the Tranche B Chips Term Loans.

                  "Term Loan Lenders": the collective reference to the Tranche B Term Loan Lenders, the Tranche A Chips Lenders and the Tranche B Chips Lenders.

                  "Term Notes": the collective reference to any promissory note evidencing Term Loans.

                  "Total Credit Percentage": as to any Lender at any time, the percentage (calculated without duplication) of the aggregate Revolving Credit Commitments, Chips Term Loan Commitments and outstanding Term Loans then constituted by its Revolving Credit Commitments, its Chips Term Loan Commitments and its outstanding Term Loans (or, if the Revolving Credit Commitments have terminated or expired, the percentage of the aggregate outstanding Loans and risk interests in the aggregate Letter of Credit Outstandings and Swing Line Loans then constituted by its outstanding Loans, and risk interests in Letters of Credit Outstandings and Swing Line Loans).

                  "Trade L/C": a commercial documentary letter of credit issued by the Issuing Lender pursuant to subsection 2.5 or 3.5, as applicable, for the account of a Borrower for the purchase of goods in the ordinary course of business.

                  "Trade L/C Application": a commercial letter of credit application in the Issuing Lender's then customary form.

                  "Tranche": the reference to Eurocurrency Loans of a Borrower the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Tranche A Chips Commitment": as to any Tranche A Chips Lender, its obligation to (a) make Tranche A Chips Term Loans to the US Borrower pursuant to subsection 4.1 and (b) participate in the Chips Letter of Credit as provided in subsection 4.5 in an aggregate amount not to exceed the amount set forth opposite such Tranche A Chips Lender's name in Schedule 1.1 under the heading "Tranche A Chips Commitment"; collectively, as to all Tranche A Chips Lenders, the "Tranche A Chips Commitments."

                  "Tranche A Chips Commitment Percentage": as to any Tranche A Chips Lender, the percentage of the aggregate Tranche A Chips Commitments constituted by its Tranche A Chips Commitment.

                  "Tranche A Chips Lender": any Lender that holds (a) a Participating Interest in the Chips Letter of Credit pursuant to
         Section 4 or (b) outstanding Tranche A Chips Term Loans, which collectively for purposes of subsection 17.1 shall be deemed to be a class of Term Loan Lenders.

                  "Tranche A Chips Term Loans": as defined in subsection 4.1(b).

                  "Tranche B Chips Funded Amount": as defined in subsection 5.5.

                  "Tranche B Chips Funding Account": the collective reference to any one or more accounts established by the Issuing Lender to hold Tranche B Chips Funded Amounts.

                  "Tranche B Chips Commitment": as to any Tranche B Chips Lender, its obligation to fund its Tranche B Chips Funded Amount in an amount not to exceed the amount set forth opposite such Tranche B Chips Lender's name in Schedule 1.1 under the heading "Tranche B Chips Commitment"; collectively, as to all Tranche B Chips Lenders, the "Tranche B Chips Commitments."

                  "Tranche B Chips Commitment Percentage": as to any Tranche B Chips Lender, the percentage of the aggregate Tranche B Chips Commitments constituted by its Tranche B Chips Commitment.

                  "Tranche B Chips Lender": any Lender that holds (a) a Participating Interest in the Chips Letter of Credit pursuant to
         Section 5 or (b) outstanding Tranche B Chips Term Loans, which collectively for purposes of subsection 17.1 shall be deemed to be a class of Term Loan Lenders.

                  "Tranche B Chips Participation": as defined in subsection 5.5.

                  "Tranche B Chips Term Loans": as defined in subsection 5.1(b).

                  "Tranche B Term Loans": as defined in subsection 6.1.

                  "Tranche B Term Loan Commitment": as to any Tranche B Term Loan Lender, its obligation to make Tranche B Term Loans pursuant to subsection 6.1 in an aggregate amount not to exceed the amount opposite such Tranche B Term Loan Lender's name in Schedule 1.1 under the heading 'Tranche B Term Loan Commitment'; collectively, as to all Tranche B Term Loan Lenders, the "Tranche B Term Loan Commitments."

                  "Tranche B Term Loan Lender": any Lender having a Tranche B Term Loan Commitment hereunder or a Tranche B Term Loan outstanding hereunder.

                  "Tranche B Term Loan Percentage": as to any Tranche B Term Loan Lender, the percentage of the aggregate outstanding Tranche B Term Loans constituted by its Tranche B Term Loan.

                  "Transactions": the collective reference to the Commercial Products Business Transfer, the Initial Public Offering, the WHB Acquisition and the refinancing of existing indebtedness of the US Borrower and its Subsidiaries.

                  "Transferee": as defined in subsection 17.6(f).

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurocurrency Loan, or a Canadian B/A in the case of a Multicurrency Revolving Credit Loan in Canadian Dollars.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any revisions thereof or successors (in whole or in part) thereto.

                  "US Borrower": as defined in the preamble hereto.

                  "US Letters of Credit": as defined in subsection 2.1(c).

                  "US Letter of Credit Obligations": in respect of the US Borrower, the obligation of such Borrower to reimburse the Issuing Lender in accordance with the terms of this Agreement and any related Letter of Credit Application for any payment made or honored by the Issuing Lender under any US Letter of Credit.

                  "US Letter of Credit Outstandings": at any date, the sum of
         (a) the aggregate amount then available to be drawn under all outstanding US Letters of Credit and (b) the aggregate amount of drawings or payments under US Letters of Credit which have not then been reimbursed pursuant to subsection 2.8.

                  "US Revolving Credit Commitment": as to any US Revolving Credit Lender, its obligation to make US Revolving Credit Loans pursuant to subsection 2.1 and to participate in Swing Line Loans and US Letters of Credit in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such US Revolving Credit Lender's name in Schedule 1.1 under the heading "US Revolving Credit Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all the US Revolving Credit Lenders, the "US Revolving Credit Commitments."

                  "US Revolving Credit Commitment Percentage": as to any US Revolving Credit Lender, the percentage of the aggregate US Revolving Credit Commitments constituted by its US Revolving Credit Commitment.

                  "US Revolving Credit Lender": any Lender having a US Revolving Credit Commitment or that holds outstanding US Revolving Credit Loans or Participating Interests in US Letters of Credit hereunder.

                  "US Revolving Credit Loans": Loans made by any US Revolving Credit Lender to the US Borrower pursuant to subsection 2.1.

                  "U.S. Tax Compliance Certificate": as defined in subsection 9.7(b)(ii).

                  "VTC": Viasystems Technologies Corp., L.L.C. (formerly known as Viasystems Technologies Corp.), a Delaware limited liability company.

                  "WHB": the wire harness business operated by Wirekraft Industries, Inc.

                  "WHB Acquisition": the acquisition by the US Borrower of all the stock of Wirekraft Industries, Inc. and its Subsidiaries.

                  "WHB Acquisition Document": as defined in subsection 11.1(c).

                  "Wholly Owned Subsidiary": as to any Person, any Subsidiary of which such Person owns, directly or indirectly, all of the Capital Stock of such Subsidiary other than directors' qualifying shares or any shares held by nominees.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein or unless the context otherwise requires, all terms defined in this Agreement shall have the defined meanings when used in any Note or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to Holdings and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  1.3 EMU. (a) Redenomination of Alternative Currency Loans and other Obligations into Euro Units. (i) On the date on which any nation becomes a Participating Member State, each obligation under this Agreement of a party to this Agreement which (1) was originally denominated in the former national currency of such Participating Member State or (2) would otherwise have been denominated in such former national currency prior to such date shall be redenominated into the Euro Unit in accordance with EMU Legislation and applicable state law, provided, that if and to the extent that any EMU Legislation provides that amounts denominated either in euros or in the National Currency Unit of a Participating Member State, that are payable by crediting an account of the creditor within that country, may be paid by the debtor in either euros or National Currency Units, the debtor shall be entitled to pay or repay any such amounts in either the Euro Unit or such National Currency Unit.

                  (ii) Subject to any EMU Legislation, references in this Agreement to a minimum amount (or an integral multiple thereof) in a National Currency Unit to be paid to or by a party hereto shall be deemed to be a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the Euro Unit as the Multicurrency Administrative Agent may from time to time specify.

                  (b) Payments. (i) All payments by any Borrower or any Lender of amounts denominated in the euro or a National Currency Unit of a Participating Member State shall be made in immediately available, freely transferable, cleared funds to the account of the Multicurrency Administrative Agent in the principal financial center in such Participating Member State or in London, England, as from time to time designated by the Multicurrency Administrative Agent for such purpose.

                  (ii) All amounts payable by the Multicurrency Administrative Agent to any party under this Agreement in the National Currency Unit of a Participating Member State shall instead be paid in euros.

                  (iii) The Multicurrency Administrative Agent shall not be liable to any party to this Agreement in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount denominated in euros or a National Currency Unit of a Participating Member State.

                  (c) Unavailability of Euros. If the Multicurrency Administrative Agent at any time determines that: (1) the euro has ceased to be utilized as the basic accounting unit of the European Community, (2) for reasons affecting the market in euros generally, euros are not freely traded between banks internationally, or (3) it is illegal, impossible or impracticable for payments to be made hereunder in euros, then the Multicurrency Administrative Agent may in its discretion declare (such declaration to be binding on all the parties hereto) that any payment made or to be made thereafter which, but for this provision, would have been payable in euros shall be made in a component currency of the euro or Dollars (as selected by the Multicurrency Administrative Agent (the "Selected Currency")) and the amount to be so paid shall be calculated on the basis of the equivalent of the euro in the Selected Currency.

                  (d) Basis of Accrual. If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a Participating Member State shall be inconsistent with any convention or practice in the relevant interbank market for the offering of deposits denominated in such currency for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State, provided, that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

                  (e) Additional Changes at Multicurrency Administrative Agent's Discretion. This subsection and other provisions of this Agreement relating to euros and the National Currency Units of Participating Member States shall be subject to such further changes as the Multicurrency Administrative Agent may from time to time in its reasonable discretion specify to the other parties hereto as necessary or appropriate to reflect the changeover to or operation of the euro in Participating Member States.

               SECTION 2. TERMS OF US REVOLVING CREDIT COMMITMENTS

                  2.1 US Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each US Revolving Credit Lender severally agrees to make US Revolving Credit Loans to the US Borrower in Dollars from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's US Revolving Credit Commitment Percentage of all US Letter of Credit Outstandings and outstanding Swing Line Loans, does not exceed the amount of such Lender's US Revolving Credit Commitment then in effect. During the US Revolving Credit Commitment Period, the US Borrower may use the US Revolving Credit Commitments by borrowing, prepaying the US Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The US Revolving Credit Loans may from time to time be of any available Type, as determined by the US Borrower and notified to the Administrative Agent in accordance herewith.

                  (b) The principal amount of each US Revolving Credit Loan shall be due and payable on the Scheduled Revolving Credit Commitment Termination Date or on such earlier date as provided herein.

                  (c) The US Borrower on behalf of itself and the other Borrowers acknowledges and confirms that the Issuing Lender has issued, and that there are outstanding, certain letters of credit under the Existing Credit Agreement as set forth on Schedule 2.1(c) (the "Existing US Letters of Credit"). The US Borrower on behalf of itself and the other Borrowers hereby represents, warrants, agrees, covenants and reaffirms that (i) it has no (and it permanently and irrevocably waives, and releases the Issuing Lender and the Existing Lenders from any, to the extent arising on or prior to the Closing Date) defense, setoff, claim or counterclaim against the Issuing Lender or any Existing Lender in regard to any obligation in respect of the Existing US Letters of Credit and
(ii) reaffirms its obligations in respect of the Existing US Letters of Credit in accordance with the terms and provisions of this Agreement and the other Loan Documents. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other US Revolving Credit Lenders set forth in subsection 2.7, agrees to issue other letters of credit (together with the Existing US Letters of Credit, "US Letters of Credit") for the account of the US Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided, that, the Issuing Lender shall not issue any US Letter of Credit if, after giving effect to such issuance, (i) the US Letter of Credit Outstandings and the Multicurrency Letter of Credit Outstandings would exceed the Letter of Credit Commitment or (ii) the sum of the US Revolving Credit Loans, Swing Line Loans and US Letter of Credit Outstandings of the US Revolving Credit Lenders would exceed the US Revolving Credit Commitments. Each US Letter of Credit shall (i) be (x) a Standby L/C or (y) a Trade L/C, and (ii) expire or mature no later than five (5) Business Days prior to the Scheduled Revolving Credit Commitment Termination Date. No US Letter of Credit shall have an expiry or maturity date more than one year after its date of issuance or creation; provided, that, any US Letter of Credit may provide for the renewal thereof for additional periods not to exceed one (1) year (which shall in no event extend beyond the Scheduled Revolving Credit Commitment Termination Date); provided, further, that in no case shall any US Letter of Credit have an expiry or maturity date later than five (5) Business Days prior to the Scheduled

Revolving Credit Commitment Termination Date. Each US Letter of Credit shall be denominated in Dollars. Each US Letter of Credit shall be subject to such laws and agreements as the Issuing lender may agree. The Issuing Lender shall not at any time be obligated to issue any US Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any US Revolving Credit Lender to exceed any limits imposed by, any applicable Requirement of Law.

                  2.2 Termination or Reduction of US Revolving Credit Commitments. The US Borrower shall have the right, upon not less than five (5) Business Days' notice to the Administrative Agent, to terminate the US Revolving Credit Commitments or, from time to time, reduce the unutilized portion of the amount of the US Revolving Credit Commitments, provided that any such termination of the US Revolving Credit Commitments shall be accompanied by prepayment (or payment of cash collateral, as applicable in the case of US Letters of Credit) in full of the US Revolving Credit Loans, Swing Line Loans and US Letter of Credit Obligations then outstanding, as applicable, together with accrued interest thereon to the date of such prepayment, cancellation of all US Letters of Credit, as applicable, and the payment of any unpaid commitment fees then accrued hereunder. Any such reduction shall be in a minimum amount of $500,000, and shall reduce permanently the amount of the US Revolving Credit Commitments then in effect. Upon termination of the US Revolving Credit Commitments, any US Letter of Credit then outstanding which has been fully cash collateralized shall no longer be considered a "US Letter of Credit" as defined in subsection 1.1, and any participating interest theretofore granted by the Issuing Lender to the US Revolving Credit Lenders in such US Letter of Credit shall be deemed terminated but the letter of credit commissions fees payable pursuant hereto shall continue to accrue to the Issuing Lender with respect to such US Letter of Credit until the expiry thereof.

                  (b) In the case of any reduction of the US Revolving Credit Commitments hereunder, to the extent, if any, that the sum of the US Revolving Credit Loans, Swing Line Loans and the US Letter of Credit Outstandings exceeds the applicable US Revolving Credit Commitments as so reduced, the US Borrower shall make a prepayment equal to such excess amount, the proceeds of which shall be applied first, to payment of the Swing Line Loans then outstanding, second, to payment of the US Revolving Credit Loans, then outstanding, third, to payment of any applicable US Letter of Credit Obligations then outstanding and last, to cash collateralize any outstanding US Letter of Credit on terms reasonably satisfactory to the Administrative Agent.

                  (c) Any US Revolving Credit Commitments once terminated or reduced may not be reinstated.

                  2.3 Procedure for US Revolving Credit Borrowing. The US Borrower may borrow under the US Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the US Borrower shall give the Administrative Agent irrevocable notice by 12:00 noon, New York City time, three Business Days (in the case of a Eurocurrency Rate borrowing) or one Business Day (in the case of a Base Rate borrowing) prior to the requested Borrowing Date, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) the Type or Types of Loan, and (iv) if the borrowing is to be entirely or partly of Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the US Revolving Credit Commitments shall be in a minimum amount equal to (A) in the case of Base Rate Loans, $500,000 (or, if the then Available US Revolving Credit Commitments are less than $500,000, such lesser amount) and
(B) in the case of Eurocurrency Loans, $1,000,000. Upon receipt of any such notice from the US Borrower, the Administrative Agent shall promptly notify each US Revolving Credit Lender thereof. Each US Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the US Borrower at the office of the Administrative Agent specified in subsection 17.2 prior to 11:00 a.m., New York City time, on the Borrowing Date requested by the US Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the US Borrower by the Administrative Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the US Revolving Credit Lenders and in like funds as received by the Administrative Agent.

                  2.4 Commitment Fee; Administrative Agent Fees; Maturity Date.
(a) The US Borrower agrees to pay to the Administrative Agent for the account of each US Revolving Credit Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Scheduled Revolving Credit Commitment Termination Date, computed at a rate per annum equal to the Applicable Margin for Commitment Fees on the average daily Available US Revolving Credit Commitment of such US Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last day of each of March, June, September, and December and on the Scheduled Revolving Credit Commitment Termination Date.

                  (b) Each Borrower shall pay to Chase and the other Agents the amounts payable by it set forth in the Fee Letter dated February 28, 2000 in the amounts and on the dates set forth therein.

                  2.5 Procedure for Issuance of US Letters of Credit. The US Borrower may from time to time request that the Issuing Lender issue a US Letter of Credit for the account of the US Borrower by delivering to the Issuing Lender and the Administrative Agent at their respective address for notices specified herein, a Trade L/C Application or a Standby L/C Application completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as may be customary for letters of credit of the kind being requested and as the Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application and other appropriate documentation, the Issuing Lender will process such documents, certificates and other papers and information delivered to it in connection therewith in accordance with its customary procedures and, upon receipt by the Issuing Lender of confirmation from the Administrative Agent that issuance of such US Letter of Credit will not contravene this Agreement, the Issuing Lender shall promptly issue the US Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the appropriate documentation therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such US Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the US Borrower. The Issuing Lender shall furnish a copy of such US Letter of Credit to the US Borrower and the Administrative Agent promptly following the issuance thereof.

                  2.6 Fees, Commissions and Other Charges. (a) The US Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the US Revolving Credit Lenders, a letter of credit commission with respect to each US Letter of Credit, in an amount equal to 1/8 of 1% plus the Applicable Margin applicable to US Revolving Credit Loans bearing interest at the Eurocurrency Rate of the average daily face amount of such US Letter of Credit, payable quarterly in arrears on the last day of each of March, June, September and December and on the Scheduled Revolving Credit Commitment Termination Date. A portion of such commission equal to 1/8 of 1% of the average daily face amount of such US Letter of Credit shall be payable to the Issuing Lender for its own account, and the remaining portion of such commission shall be payable to the Issuing Lender and the US Revolving Credit Lenders to be shared ratably among them in accordance with their respective US Revolving Credit Commitment Percentages. Such commission shall be nonrefundable.

                  (b) In addition to the foregoing commissions, the US Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any US Letter of Credit.

                  (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the US Revolving Credit Lenders all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

                  2.7 US Letter of Credit Participations. (a) Effective on the Closing Date (in the case of the Existing US Letters of Credit) or the date of issuance (in the case of any other US Letter of Credit), the Issuing Lender irrevocably agrees to grant and hereby grants to each US Revolving Credit Lender, and each US Revolving Credit Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such US Revolving Credit Lender's own account and risk an undivided interest equal to its US Revolving Credit Commitment Percentage in the Issuing Lender's obligations and rights under each US Letter of Credit issued by such Issuing Lender and the amount of each draft paid by the Issuing Lender thereunder. Each US Revolving Credit Lender unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any US Letter of Credit for which such Issuing Lender is not reimbursed in full by the US Borrower in accordance with the terms of this Agreement, such US Revolving Credit Lender shall pay to the Administrative Agent, for the account of the Issuing Lender, upon demand at the Administrative Agent's address specified in subsection 17.2, an amount equal to its US Revolving Credit Commitment Percentage, of the amount of such draft, or any part thereof, which is not so reimbursed. On the date that any Assignee becomes a US Revolving Credit Lender party to this Agreement in accordance with subsection 17.6, participating interests in any outstanding US Letters of Credit held by the transferor US Revolving Credit Lender from which such Assignee acquired its interest hereunder shall be proportionately reallotted between such Assignee and such transferor US Revolving Credit Lender. Each US Revolving Credit Lender hereby agrees that its obligation to participate in each US Letter of Credit, and to pay or to reimburse the Issuing Lender for its participating share of the drafts drawn or amounts otherwise paid thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever (including, without limitation, the occurrence or continuance of any Default or Event of Default), and that each such payment shall be made without offset, abatement, withholding or other reduction whatsoever.

                  (b) If any amount required to be paid by any US Revolving Credit Lender to the Issuing Lender pursuant to subsection 2.7(a) in respect of any unreimbursed portion of any draft paid by the Issuing Lender under any US Letter of Credit is paid to the Issuing Lender after the date such payment is due, such US Revolving Credit Lender shall pay to the Administrative Agent, for the account of the Issuing Lender, on demand, an amount equal to the product of such amount, times the daily average Base Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 365 or 366, as applicable. A certificate of the Issuing Lender submitted to any Participating Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has paid a draft under any US Letter of Credit and has received from any US Revolving Credit Lender its pro rata share of such payment in accordance with subsection 2.7(a), the Issuing Lender receives any reimbursement on account of such unreimbursed portion, or any payment of interest on account thereof, the Issuing Lender will pay to the Administrative Agent, for the account of such US Revolving Credit Lender, its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such US Revolving Credit Lender shall return to the Administrative Agent for the account of the Issuing Lender, the portion thereof previously distributed to it.

                  2.8 Reimbursement Obligation of the US Borrower. The US Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the US Borrower of the date and amount of a draft presented under any US Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in Dollars and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the US Borrower under this subsection from the date such amounts become payable until payment in full, at the rate which would be payable on US Revolving Credit Loans which are Base Rate Loans.

                  2.9 Swing Line Commitments. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the US Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $10,000,000, provided that at no time may the sum of the Swing Line Loans, the US Revolving Credit Loans and the US Letter of Credit Outstandings exceed the US

Revolving Credit Commitments. During the Revolving Credit Commitment Period, the US Borrower may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall be Base Rate Loans. The US Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 12:00 noon, New York City time, on the requested Borrowing Date) specifying the amount of the requested Swing Line Loan which shall be in a minimum amount of $100,000. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the US Borrower at the office of the Swing Line Lender specified in subsection 17.2 by 2:00 p.m., New York City time, on the Borrowing Date by crediting the account of the US Borrower at such office with such proceeds. The US Borrower may at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 12:00 noon, New York City time, on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in a principal amount of $100,000.

                  (b) The Swing Line Lender, at any time in its sole and absolute discretion may, on behalf of the US Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), and without regard to the minimum amounts in subsection 2.3, request each US Revolving Credit Lender including the Swing Line Lender to make a US Revolving Credit Loan in an amount equal to its US Revolving Credit Commitment Percentage of the amount of the Swing Line Loans outstanding on the date such notice is given (the "Refunded Swing Line Loans"). Unless any of the events described in paragraph (f) of
Section 14 shall have occurred with respect to the US Borrower (in which event the procedures of paragraph (d) of this subsection shall apply) each applicable US Revolving Credit Lender shall make the proceeds of its US Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent specified in subsection 17.2 prior to 1:00 p.m., New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such US Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans. Effective on the day such US Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans, shall no longer be due under any Swing Line Note and shall be US Revolving Credit Loans made by the US Revolving Credit Lenders in accordance with their respective US Revolving Credit Commitment Percentages. The US Borrower authorizes the Swing Line Lender to charge its accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the US Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

                  (c) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if the conditions set forth in subsection 11.2 have not been satisfied.

                  (d) If prior to the making of US Revolving Credit Loans pursuant to paragraph (b) of this subsection one of the events described in paragraph (f) of Section 14 shall have occurred and be continuing with respect to the US Borrower, each US Revolving Credit Lender will, on the date such US Revolving Credit Loans were to have been made pursuant to the notice in paragraph (b) of the subsection, purchase an undivided participating interest in the Refunded Swing Line Loans in an amount equal to
(i) its US Revolving Credit Commitment Percentage times (ii) the Refunded Swing Line Loans. Each US Revolving Credit Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

                  (e) Whenever, at any time after any US Revolving Credit Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such US Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such US Revolving Credit Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such US Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

                  (f) Each US Revolving Credit Lender's obligation to make the US Revolving Credit Loans referred to in paragraph (b) of this subsection and to purchase participating interests pursuant to paragraph (d) of this subsection shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such US Revolving Credit Lender or the US Borrower may have against the Swing Line Lender, the US Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of such Borrower; (iv) any breach of this Agreement or any other Loan Document by the US Borrower, Holdings, any Subsidiary or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.


         SECTION 3. TERMS OF MULTICURRENCY REVOLVING CREDIT COMMITMENTS

                  3.1 Multicurrency Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Multicurrency Revolving Credit Lender severally agrees to make Multicurrency Revolving Credit Loans to any Borrower in any Multicurrency from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Multicurrency Revolving Credit Commitment Percentage of all Multicurrency Letter of Credit Outstandings, does not exceed the amount of such Lender's Multicurrency Revolving Credit Commitment then in effect (it being understood and agreed that the Multicurrency Administrative Agent shall calculate the Equivalent Amount of the then outstanding Multicurrency Revolving Credit Loans in any Multicurrency on the date on which any Borrower has given the Multicurrency Administrative Agent a notice of borrowing with respect to any Multicurrency Revolving Credit Loan for purposes of determining compliance with this subsection). During the Revolving Credit Commitment Period, each of the Borrowers may use the Multicurrency Revolving Credit Commitments by borrowing, prepaying the Multicurrency Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The

Multicurrency Revolving Credit Loans may from time to time be of any available Type, as determined by the applicable Borrower and notified to the Multicurrency Administrative Agent in accordance herewith. In the event that the legal currency of the United Kingdom becomes the euro prior to the termination of the Revolving Credit Commitment Period, any references to Pounds Sterling shall be deemed references to the euro converted at the appropriate exchange rate (as reasonably determined by the Multicurrency Administrative Agent).

                  (b) The principal amount of each Multicurrency Revolving Credit Loan shall be due and payable on the Scheduled Revolving Credit Commitment Termination Date or on such earlier date as provided herein.

                  (c) Each Borrower acknowledges and confirms that the Issuing Lender has issued, and that there are outstanding, certain letters of credit under the Existing Credit Agreement as set forth on Schedule 3.1(c) (the "Existing Multicurrency Letters of Credit"). Each Borrower hereby represents, warrants, agrees, covenants and reaffirms that (i) it has no (and it permanently and irrevocably waives, and releases the Issuing Lender and the Existing Lenders from any, to the extent arising on or prior to the Closing Date) defense, setoff, claim or counterclaim against the Issuing Lender or any Existing Lender in regard to any obligation in respect of the Existing Multicurrency Letters of Credit and (ii) reaffirms its obligations in respect of the Existing Multicurrency Letters of Credit in accordance with the terms and provisions of this Agreement and the other Loan Documents. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Multicurrency Revolving Credit Lenders set forth in subsection 3.7(a), agrees to issue other letters of credit (together with the Existing Multicurrency Letters of Credit, "Multicurrency Letters of Credit") for the account of the relevant Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided, that, the Issuing Lender shall not issue any Multicurrency Letter of Credit if, after giving effect to such issuance, (i) the Multicurrency Letter of Credit Outstandings and the US Letter of Credit Outstandings would exceed the Letter of Credit Commitment or (ii) the sum of the Multicurrency Revolving Credit Loans and Multicurrency Letter of Credit Outstandings of the Multicurrency Revolving Credit Lenders would exceed the Multicurrency Revolving Credit Commitments. Each Multicurrency Letter of Credit shall (i) be (x) a Standby L/C or (y) a Trade L/C, and (ii) expire or mature no later than five (5) Business Days prior to the Scheduled Revolving Credit Commitment Termination Date. No Multicurrency Letter of Credit shall have an expiry or maturity date more than one year after its date of issuance or creation; provided, that, any Multicurrency Letter of Credit may provide for the renewal thereof for additional periods not to exceed one (1) year (which shall in no event extend beyond the Scheduled Revolving Credit Commitment Termination Date); provided, further, that in no case shall any Multicurrency Letter of Credit have an expiry or maturity date later than five
(5) Business Days prior to the Scheduled Revolving Credit Commitment Termination Date. Each Multicurrency Letter of Credit shall be denominated in a Multicurrency. Each Multicurrency Letter of Credit shall be subject to such laws and agreements as the Issuing Lender may agree. The Issuing Lender shall not at any time be obligated to issue any Multicurrency Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any Multicurrency Revolving Credit Lender to exceed any limits imposed by, any applicable Requirement of Law.

                  (d) The parties hereto agree that the provisions of Schedule 3.1(d) shall govern the borrowings under the Multicurrency Revolving Credit Commitments by the Canadian Borrower. In the event of any conflict between the provisions of Schedule 3.1(d) and the other provisions of this Agreement with respect to any borrowings by the Canadian Borrower, the provisions of Schedule 3.1(d) shall control. No Multicurrency Letters of Credit shall be issued for the account of the Canadian Borrower, unless the Administrative Agent shall otherwise agree and any such issuance shall be on terms as the Administrative Agent may determine in consultation with the Canadian Borrower, the Canadian Administrative Agent and the Multicurrency Administrative Agent.

                  (e) Base Rate Loans under the Multicurrency Revolving Credit Commitments shall only be available to the US Borrower for Multicurrency Revolving Credit Loans in Dollars.

                  3.2 Termination or Reduction of Multicurrency Revolving Credit Commitments. The US Borrower shall have the right, upon not less than five (5) Business Days' notice to the Multicurrency Administrative Agent and the Canadian Administrative Agent, to terminate the Multicurrency Revolving Credit Commitments or, from time to time, reduce the unutilized portion of the amount of the Multicurrency Revolving Credit Commitments, provided that any such termination of the Multicurrency Revolving Credit Commitments shall be accompanied by prepayment (or payment of cash collateral, as applicable in the case of Multicurrency Letters of Credit or Canadian B/As) in full of the Multicurrency Revolving Credit Loans and Multicurrency Letter of Credit Obligations then outstanding, as applicable, together with accrued interest thereon to the date of such prepayment, cancellation of all Multicurrency Letters of Credit, as applicable, and the payment of any unpaid commitment fees then accrued hereunder. Any such reduction shall be in a minimum Equivalent Amount of $500,000, and shall reduce permanently the amount of the Multicurrency Revolving Credit Commitments then in effect. Upon termination of the Multicurrency Revolving Credit Commitments, any Multicurrency Letter of Credit (or Canadian B/A, if applicable) then outstanding which has been fully cash collateralized shall no longer be considered a "Multicurrency Letter of Credit" (or "Canadian B/A") as defined in subsection 1.1, and any participating interest theretofore granted by the Issuing Lender to the Multicurrency Revolving Credit Lenders in such Multicurrency Letter of Credit shall be deemed terminated but the letter of credit commission and fees payable pursuant hereto shall continue to accrue to the Issuing Lender with respect to such Multicurrency Letter of Credit until the expiry thereof.

                  (b) In the case of any reduction of the Multicurrency Revolving Credit Commitments hereunder, to the extent, if any, that the sum of the Multicurrency Revolving Credit Loans, and the Multicurrency Letter of Credit Outstandings exceeds the applicable Multicurrency Revolving Credit Commitments as so reduced, the Borrowers shall make a prepayment equal to such excess amount, the proceeds of which shall be applied first, to payment of the Multicurrency Revolving Credit Loans (except Canadian B/As, if applicable), then outstanding, second, to payment of any applicable Multicurrency Letter of Credit Obligations then outstanding and last, to cash collateralize any outstanding Canadian B/As and Multicurrency Letter of Credit on terms reasonably satisfactory to the Lenders holding a majority of the Multicurrency Revolving Credit Commitments.

                  (c) Any Multicurrency Revolving Credit Commitments once terminated or reduced may not be reinstated.

                  3.3 Procedure for Multicurrency Revolving Credit Borrowing. Any Borrower may borrow under the Multicurrency Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that such Borrower shall give the Multicurrency Administrative Agent irrevocable notice by 12:00 Noon, London time, three Business Days (in the case of a Eurocurrency Rate borrowing) or one Business Day (in the case of a Base Rate borrowing) prior to such borrowing, specifying (i) the amount and currency to be borrowed, (ii) the requested Borrowing Date, (iii) the Type or Types of Loan, and (iv) if the borrowing is to be entirely or partly of Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Multicurrency Revolving Credit Commitments shall be in a minimum amount equal to (A) in the case of Base Rate Loans, $500,000 (or, if the then Available Multicurrency Revolving Credit Commitments are less than $500,000, such lesser amount) and (B) in the case of Eurocurrency Loans, the Equivalent Amount of $1,000,000. Upon receipt of any such notice from the relevant Borrower, the Multicurrency Administrative Agent shall promptly notify each Multicurrency Revolving Credit Lender thereof. Each Multicurrency Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Multicurrency Administrative Agent for the account of the relevant Borrower at the office of the Multicurrency Administrative Agent specified in subsection 17.2 prior to 11:00 a.m., London time, on the Borrowing Date requested by such Borrower in funds immediately available to the Multicurrency Administrative Agent. Such borrowing will then be made available to the relevant Borrower by the Multicurrency Administrative Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Multicurrency Administrative Agent by the Multicurrency Revolving Credit Lenders and in like funds as received by the Multicurrency Administrative Agent.

                  3.4 Commitment Fee; Administrative Agent Fees. The US Borrower agrees to pay to the Multicurrency Administrative Agent for the account of each Multicurrency Revolving Credit Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Scheduled Revolving Credit Commitment Termination Date, computed at a rate per annum equal to the Applicable Margin for Commitment Fees on the average daily Available Multicurrency Revolving Credit Commitment of such Multicurrency Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last day of each of March, June, September, and December and on the Scheduled Revolving Credit Commitment Termination Date. A commitment fee shall be payable under this subsection 3.4 only to the extent that a commitment fee is not payable under Schedule 3.1(d).

                  3.5 Procedure for Issuance of Multicurrency Letters of Credit. Each Borrower may from time to time request that the Issuing Lender issue a Multicurrency Letter of Credit by delivering to the Issuing Lender and the Multicurrency Administrative Agent at their respective address for notices specified herein, a Trade L/C Application or a Standby L/C Application, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as may be customary for letters of credit of the kind being requested and as the Issuing Lender may reasonably request. Upon receipt of any Letter of Credit

Application and other appropriate documentation, the Issuing Lender will process such documents, certificates and other papers and information delivered to it in connection therewith in accordance with its customary procedures and, upon receipt by the Issuing Lender of confirmation from the Multicurrency Administrative Agent that issuance of such Multicurrency Letter of Credit will not contravene this Agreement, the Issuing Lender shall promptly issue the Multicurrency Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the appropriate documentation therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Multicurrency Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the relevant Borrower. The Issuing Lender shall furnish a copy of such Multicurrency Letter of Credit to the relevant Borrower and the Multicurrency Administrative Agent promptly following the issuance thereof.

                  3.6 Fees, Commissions and Other Charges. (a) The relevant Borrower shall pay to the Multicurrency Administrative Agent, for the account of the Issuing Lender and the Multicurrency Revolving Credit Lenders, a letter of credit commission with respect to each Multicurrency Letter of Credit, in an amount equal to 1/8 of 1% plus the Applicable Margin applicable to Multicurrency Revolving Credit Loans bearing interest at the Eurocurrency Rate of the average daily face amount of such Multicurrency Letter of Credit, payable quarterly in arrears on the last day of each of March, June, September and December and on the Scheduled Revolving Credit Commitment Termination Date. A portion of such commission equal to 1/8 of 1% of the average daily face amount of such Multicurrency Letter of Credit shall be payable to the Issuing Lender for its own account, and the remaining portion of such commission shall be payable to the Issuing Lender and the Multicurrency Revolving Credit Lenders to be shared ratably among them in accordance with their respective Multicurrency Revolving Credit Commitment Percentages. Such commission shall be nonrefundable.

                  (b) In addition to the foregoing commissions, the relevant Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Multicurrency Letter of Credit.

                  (c) The Multicurrency Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the Multicurrency Revolving Credit Lenders all fees and commissions received by the Multicurrency Administrative Agent for their respective accounts pursuant to this subsection.

                  3.7 Multicurrency Letter of Credit Participations. (a) Effective on the Closing Date (in the case of the Existing Multicurrency Letters of Credit) or the date of issuance (in the case of any other Multicurrency Letter of Credit), the Issuing Lender irrevocably agrees to grant and hereby grants to each Multicurrency Revolving Credit Lender, and each Multicurrency Revolving Credit Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such Multicurrency Revolving Credit Lender's own account and risk an undivided interest equal to its Multicurrency Revolving Credit Commitment Percentage in the Issuing Lender's obligations and rights under each Multicurrency Letter of Credit issued by such Issuing Lender and the amount of each draft paid by the Issuing Lender thereunder. Each Multicurrency Revolving Credit Lender unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Multicurrency Letter of Credit for which such Issuing Lender is not reimbursed in full by the relevant Borrower in accordance with the terms of this Agreement, such Multicurrency Revolving Credit Lender shall pay to the Multicurrency Administrative Agent, for the account of the Issuing Lender, upon demand at the Multicurrency Administrative Agent's address specified in subsection 17.2, an amount equal to its Multicurrency Revolving Credit Commitment Percentage, of the amount of such draft, or any part thereof, which is not so reimbursed. On the date that any Assignee becomes a Multicurrency Revolving Credit Lender party to this Agreement in accordance with subsection 17.6, participating interests in any outstanding Multicurrency Letters of Credit held by the transferor Multicurrency Revolving Credit Lender from which such Assignee acquired its interest hereunder shall be proportionately reallotted between such Assignee and such transferor Multicurrency Revolving Credit Lender. Each Multicurrency Revolving Credit Lender hereby agrees that its obligation to participate in each Multicurrency Letter of Credit, and to pay or to reimburse the Issuing Lender for its participating share of the drafts drawn or amounts otherwise paid thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever (including, without limitation, the occurrence or continuance of any Default or Event of Default), and that each such payment shall be made without offset, abatement, withholding or other reduction whatsoever.

                  (b) If any amount required to be paid by any Multicurrency Revolving Credit Lender to the Issuing Lender pursuant to subsection 3.7(a) in respect of any unreimbursed portion of any draft paid by the Issuing Lender under any Multicurrency Letter of Credit is paid to the Issuing Lender after the date such payment is due, such Multicurrency Revolving Credit Lender shall pay to the Multicurrency Administrative Agent, for the account of the Issuing Lender, on demand, an amount equal to the product of such amount, times the daily average Base Rate (or if there is no Base Rate available, daily Eurocurrency Rate) during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360 for Eurocurrency Rate, or 365 or 366 for Base Rate, as applicable. A certificate of the Issuing Lender submitted to any Participating Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has paid a draft under any Multicurrency Letter of Credit and has received from any Multicurrency Revolving Credit Lender its pro rata share of such payment in accordance with subsection 3.7(a), the Issuing Lender receives any reimbursement on account of such unreimbursed portion, or any payment of interest on account thereof, the Issuing Lender will pay to the Multicurrency Administrative Agent, for the account of such Multicurrency Revolving Credit Lender, its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such Multicurrency Revolving Credit Lender shall return to the Multicurrency Administrative Agent for the account of the Issuing Lender, the portion thereof previously distributed to it.

                  3.8 Reimbursement Obligation of the Borrowers. The applicable Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies such Borrower of the date and amount of a draft presented under any Multicurrency Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in the relevant Multicurrency and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by such Borrower under this subsection from the date such amounts become payable until payment in full, at the rate which would be payable on Multicurrency Revolving Credit Loans which are Base Rate Loans (or in the case of amounts not in Dollars, the daily Eurocurrency Rate).

                  3.9 Currency Fluctuations, etc. (a) On each Calculation Date, the Multicurrency Administrative Agent shall determine the Exchange Rate as of such Calculation Date with respect to each Multicurrency for which there are at such time outstanding Multicurrency Revolving Credit Loans or Multicurrency Letters of Credit. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

                  (b) If on any Reset Date, the Equivalent Amount of the aggregate principal amount of Multicurrency Revolving Credit Loans and Multicurrency Letter of Credit Outstandings exceeds 105% of the aggregate amount of the Multicurrency Revolving Credit Commitments, then the Borrowers shall, within three Business Days after notice thereof from the Multicurrency Administrative Agent, prepay Multicurrency Revolving Credit Loans in an aggregate amount such that, after giving effect thereto, the Equivalent Amount of all Multicurrency Revolving Credit Loans, together with the Multicurrency Letter of Credit Outstandings, shall be equal to or less than such aggregate amount of Multicurrency Revolving Credit Commitments (and in the event that after such prepayment, the Equivalent Amount of the outstanding stated amount of the Multicurrency Letters of Credit is more than such aggregate amount of the Multicurrency Revolving Credit Commitments, the Borrowers shall provide cash collateral for the difference by paying to the Multicurrency Administrative Agent immediately available funds in an amount equal to such difference, which funds shall be retained by the Multicurrency Administrative Agent in a collateral account as collateral security for the Multicurrency Letter of Credit Outstandings). If any such prepayment occurs on a day which is not the last day of the then current Interest Period with respect thereto, the relevant Borrower shall pay to the Multicurrency Revolving Credit Lenders such amounts, if any, as may be required pursuant to subsection 9.8; provided that such Borrower may, in its sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been prepaid pursuant to the foregoing in respect of Multicurrency Revolving Credit Loans that are Eurocurrency Loans with the Multicurrency Administrative Agent (which deposit must be equal in amount to the amount of the Eurocurrency Loans not immediately prepaid) to be held as security for the obligations of such Borrower to make such prepayment pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Multicurrency Administrative Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Multicurrency Revolving Credit Loan that is a Eurocurrency Loan (or such earlier date or dates as shall be requested by the relevant Borrower), to repay an aggregate principal amount of such Multicurrency Revolving Credit Loan equal to the Eurocurrency Loans not initially repaid pursuant to this sentence. In addition, if on any Reset Date, the Equivalent Amount of the aggregate US Letter of Credit Outstandings and Multicurrency Letter of Credit Outstandings exceeds 105% of the Letter of Credit Commitment, then the Borrowers shall provide cash collateral for the difference by paying to the relevant Agent immediately available funds in an amount equal to such difference, which funds shall be retained by such Agent in a collateral account as collateral security for the relevant Letter of Credit Outstandings).


                 SECTION 4. TERMS OF TRANCHE A CHIPS COMMITMENT

                  4.1 Tranche A Chips Commitment. (a) The US Borrower acknowledges and confirms that the Issuing Lender has issued, and that there is outstanding, the Chips Letter of Credit. The US Borrower hereby represents, warrants, agrees, covenants and reaffirms that (i) it has no (and it permanently and irrevocably waives, and releases the Issuing Lender and the Existing Lenders from any, to the extent arising on or prior to the Closing Date) defense, setoff, claim or counterclaim against the Issuing Lender or any Existing Lender in regard to its obligation in respect of the Chips Letter of Credit and (ii) reaffirms its obligations with respect thereto in accordance with the terms and provisions of this Agreement and the other Loan Documents. In reliance upon the foregoing and the agreements and obligations of the Tranche A Chips Lenders herein, the Issuing Lender releases the Existing Lenders from any obligations with respect to the Chips Letter of Credit and agrees to maintain the Chips Letter of Credit outstanding pursuant hereto.

                  (b) Subject to the terms and conditions hereof, each Tranche A Chips Lender severally agrees to make term loans ("Tranche A Chips Term Loans") to the US Borrower on the dates of any principal drawings under the Chips Letter of Credit after the Closing Date in an aggregate principal amount at any one time outstanding which does not exceed the amount of the Tranche A Chips Commitment of such Tranche A Chips Lender then in effect, provided that no Tranche A Chips Term Loans shall be made unless and until the aggregate principal amount of the Tranche B Chips Term Loans that have been made is equal to the aggregate amount of the Tranche B Chips Commitments of the Tranche B Chips Lenders.

                  4.2 Procedure for Tranche A Chips Term Loan Borrowings. Subject to the limitations hereof, the US Borrower shall give the Administrative Agent irrevocable notice by 12:00 noon, New York City time, three Business Days prior to the requested Borrowing Date (in the case of a Eurocurrency Rate borrowing) or one Business Day prior to the requested Borrowing Date (in the case of a Base Rate borrowing) requesting that the Tranche A Chips Lenders make Tranche A Chips Term Loans on or promptly following the Business Day of any principal drawing on the Chips Letter of Credit. Each borrowing shall be in an amount equal to the applicable principal reimbursement obligation, less any portion to be funded by Tranche B Chips Term Loans. Upon receipt of any such notice from the US Borrower, the Administrative Agent shall promptly notify each Tranche A Chips Lender thereof. Each Tranche A Chips Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the US Borrower at the office of the Administrative

Agent specified in subsection 17.2 for same day value, on the Borrowing Date requested by the US Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the US Borrower by applying (and the US Borrower hereby irrevocably requests and instructs that the Administrative Agent apply) such amounts to directly reimburse the Issuing Lender for the applicable reimbursement obligations.

                  4.3 Amortization of Tranche A Chips Term Loans. The Tranche A Chips Term Loans shall be payable in five (5) consecutive semi-annual installments on the dates and in a principal amount equal to the amount set forth below (together with all accrued interest thereon) opposite the applicable installment date (or, if less, the aggregate amount of the Tranche A Chips Term Loans then outstanding):

                  Installment                                        Amount
                  -----------                                        ------

                  September 30, 2003                              $27,000,000.00
                  March 31, 2004                                  $27,000,000.00
                  September 30, 2004                              $27,000,000.00
                  March 31, 2005                                  $27,000,000.00
                  September 30, 2005                              $45,100,000.00

In the event that the full amount of the Tranche A Chips Commitments is not utilized, the amounts set forth above shall be reduced pro rata.

                  4.4 Fees, Commissions and Other Charges. (a) The US Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the Tranche A Chips Lenders, a letter of credit commission with respect to the portion of the Chips Letter of Credit in which the Tranche A Chips Lenders participate in an amount equal to 1/8 of 1% plus the Applicable Margin applicable to Tranche A Chips Term Loans bearing interest at the Eurocurrency Rate of the average daily face amount of such portion, payable quarterly in arrears on the last day of each of March, June, September and December and on the date of each drawing under the Chips Letter of Credit and upon the expiry thereof. A portion of such commission equal to 1/8 of 1% of the average daily face amount of such portion shall be payable to the Issuing Lender for its own account, and the remaining portion of such commission shall be payable to the Issuing Lender and the Tranche A Chips Lenders to be shared ratably among them in accordance with their respective Tranche A Chips Commitment Percentages. Once paid, such commission shall be nonrefundable. In the event that the principal portion of the Chips Letter of Credit referred to in subsection 4.5 has been cash collateralized on terms satisfactory to the Administrative Agent, each reference in this paragraph to "1/8" shall automatically be changed to "1/16".

                  (b) In addition to the foregoing commissions, the US Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering the Chips Letter of Credit.

                  (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the Tranche A Chips Lenders all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection 4.4.

                  4.5 Tranche A Chips Letter of Credit Participations. (a) Effective on the Closing Date, the Issuing Lender irrevocably agrees to grant and hereby grants to each Tranche A Chips Lender, and each Tranche A Chips Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such Tranche A Chips Lender's own account and risk an undivided interest equal to its Tranche A Chips Commitment Percentage in the Issuing Lender's obligations and rights with respect to the entire interest portion of the Chips Letter of Credit and the principal portion of the Chips Letter of Credit less $150,000,000. Each Tranche A Chips Lender unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any such portion or part of Chips Letter of Credit for which such Issuing Lender is not reimbursed in full by the US Borrower in accordance with the terms of this Agreement, such Tranche A Chips Lender shall pay to the Administrative Agent, for the account of the Issuing Lender, upon demand at the Administrative Agent's address specified in subsection 17.2, an amount equal to its Tranche A Chips Commitment Percentage, of the amount of such draft, or any part thereof, which is not so reimbursed. On the date that any Assignee becomes a Tranche A Chips Lender party to this Agreement in accordance with subsection 17.6, participating interests in Chips Letter of Credit held by the transferor Tranche A Chips Lender from which such Assignee acquired its interest hereunder shall be proportionately reallotted between such Assignee and such transferor Tranche A Chips Lender. Each Tranche A Chips Lender hereby agrees that its obligation to participate in the Chips Letter of Credit, and to pay or to reimburse the Issuing Lender for its participating share of the drafts drawn or amounts otherwise paid thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever (including, without limitation, the occurrence or continuance of any Default or Event of Default), and that each such payment shall be made without offset, abatement, withholding or other reduction whatsoever.

                  (b) If any amount required to be paid by any Tranche A Chips Lender to the Issuing Lender pursuant to subsection 4.5(a) in respect of any unreimbursed portion of any draft paid by the Issuing Lender under the Chips Letter of Credit is paid to the Issuing Lender after the date such payment is due, such Tranche A Chips Lender shall pay to the Administrative Agent, for the account of the Issuing Lender, on demand, an amount equal to the product of such amount, times the daily average Base Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 365 or 366, as applicable. A certificate of the Issuing Lender submitted to any Participating Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has paid a draft under the Chips Letter of Credit and has received from any Tranche A Chips Lender its share of such payment in accordance with subsection 4.5(a), the Issuing Lender receives any reimbursement on account of such unreimbursed portion, or any payment of interest on account thereof, the Issuing

Lender will pay to the Administrative Agent, for the account of such Tranche A Chips Lender, its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such Tranche A Chips Lender shall return to the Administrative Agent for the account of the Issuing Lender, the portion thereof previously distributed to it.

                  4.6 Reimbursement Obligation of the US Borrower. The US Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the US Borrower of the date and amount of a draft presented under the Chips Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in Dollars and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the US Borrower under this subsection from the date such amounts become payable until payment in full, at the rate which would be payable on US Revolving Credit Loans which are Base Rate Loans. The US Borrower shall be deemed not to be in default of its reimbursement obligations under this subsection 4.6 if the US Borrower has given notice to the Administrative Agent pursuant to subsection 4.2 or 5.2 requesting Tranche A Chips Term Loans or Tranche B Chips Term Loans to finance such reimbursement obligation unless and until such Loans are not made as contemplated by subsection 4.2 or 5.2, as the case may be.


                 SECTION 5. TERMS OF TRANCHE B CHIPS COMMITMENT

                  5.1 Tranche B Chips Commitment. (a) The US Borrower acknowledges and confirms that the Issuing Lender has issued, and that there is outstanding, the Chips Letter of Credit. The US Borrower hereby represents, warrants, agrees, covenants and reaffirms that (i) it has no (and it permanently and irrevocably waives, and releases the Issuing Lender and the Existing Lenders from any, to the extent arising on or prior to the Closing Date) defense, setoff, claim or counterclaim against the Issuing Lender or any Existing Lender in regard to any obligation in respect of the Chips Letter of Credit and (ii) reaffirms its obligations with respect thereto in accordance with the terms and provisions of this Agreement and the other Loan Documents. In reliance upon the foregoing and the agreements and obligations of the Tranche B Chips Lenders herein, the Issuing Lender releases the Existing Lenders from any obligations with respect to the Chips Letter of Credit and agrees to maintain the Chips Letter of Credit outstanding pursuant hereto.

                  (b) Subject to the terms and conditions hereof, each Tranche B Chips Lender severally agrees to make term loans ("Tranche B Chips Term Loans") to the US Borrower on the dates of any principal drawings under the Chips Letter of Credit after the Closing Date in an aggregate principal amount at any one time outstanding which does not exceed the amount of the Tranche B Chips Commitment of such Tranche B Chips Lender then in effect, with such Tranche B Chips Term Loans to be made by the application of the Tranche B Chips Funded Amount funded by such Tranche B Chips Lender. It is agreed that the Tranche B Chips Term Loans shall be fully borrowed and made prior to the making of any Tranche A Chips Term Loans.

                  5.2 Procedure for Tranche B Chips Term Loan Borrowings. Subject to the limitations hereof, the US Borrower shall give the Administrative Agent irrevocable notice by 12:00 noon, New York City time, three Business Days prior to the requested Borrowing Date (in the case of a Eurocurrency Rate borrowing) or one Business Day prior to the requested Borrowing Date (in the case of a Base Rate borrowing) requesting that the Tranche B Chips Lenders make Tranche B Chips Term Loans on or promptly following the Business Day of any principal drawing on the Chips Letter of Credit. Each borrowing shall be in an amount equal to the applicable principal reimbursement obligation, less any portion to be funded by Tranche A Chips Term Loans. Upon receipt of any such notice from the US Borrower, the Administrative Agent shall promptly notify each Tranche B Chips Lender thereof. Each Tranche B Chips Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the US Borrower at the office of the Administrative Agent specified in subsection 17.2 for same day value, on the Borrowing Date requested by the US Borrower in funds immediately available to the Administrative Agent (it being understood that the relevant portion of the Tranche B Chips Funded Amounts shall be automatically applied in satisfaction of such obligation). Such borrowing will then be made available to the US Borrower by applying (and the US Borrower hereby irrevocably requests and instructs that the Administrative Agent apply) such amounts to directly reimburse the Issuing Lender for the applicable reimbursement obligations.

                  5.3 Amortization of Tranche B Chips Term Loans. The Tranche B Chips Term Loans shall be payable in eight (8) consecutive semi-annual installments on the dates and in a principal amount equal to the amount set forth below (together with all accrued interest thereon) opposite the applicable installment date (or, if less, the aggregate amount of the Tranche B Chips Term Loans then outstanding).

                  Installment                                        Amount
                  -----------                                        ------

                  September 30, 2003                          $       500,000.00
                  March 31, 2004                              $       500,000.00
                  September 30, 2004                          $       500,000.00
                  March 31, 2005                              $       500,000.00
                  September 30, 2005                          $       500,000.00
                  March 31, 2006                              $       500,000.00
                  September 30, 2006                          $       500,000.00
                  March 31, 2007                              $   146,500,000.00

                  5.4 Fees, Commissions and Other Charges. (a) The US Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the Tranche B Chips Lenders, a letter of credit commission with respect to the portion of the Chips Letter of Credit in which the Tranche B Chips Lenders participate in an amount equal to 1/16 of 1% plus the Applicable Margin applicable to Tranche B Chips Term Loans bearing interest at the Eurocurrency Rate of the average daily face amount of such portion, payable quarterly in arrears on the last day of each of March, June, September and December and on the date of each drawing under the Chips Letter of Credit and upon the expiry thereof. A portion of such commission equal to 1/16 of 1% of the average daily face amount of such portion shall be payable to the

Issuing Lender for its own account, and the remaining portion of such commission shall be payable to the Issuing Lender and the Tranche B Chips Lenders to be shared ratably among them in accordance with their respective Tranche B Chips Commitment Percentages. Once paid, such commission shall be nonrefundable.

                  (b) In addition to the foregoing commissions, the US Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering the Chips Letter of Credit.

                  (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the Tranche B Chips Lenders all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection 5.4.

                  5.5 Tranche B Chips Letter of Credit Participations. (a) Effective on the Closing Date, the Issuing Lender irrevocably agrees to grant and hereby grants to each Tranche B Chips Lender, and each Tranche B Chips Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such Tranche B Chips Lender's own account and risk an undivided interest equal to its Tranche B Chips Commitment Percentage in the Issuing Lender's obligations and rights with respect to the part of the principal portion of the Chips Letter of Credit which is equal to $150,000,000 of the principal portion of the Chips Letter of Credit (as to each Tranche B Chips Lender, its "Tranche B Chips Participation"). The purchase price for the Tranche B Chips Participation of each Tranche B Chips Lender shall equal the amount of such Tranche B Chips Lender's Tranche B Chips Commitment and shall be paid to the Issuing Lender in full on the Closing Date (as to each Tranche B Chips Lender, its "Tranche B Chips Funded Amount"). Each Tranche B Chips Lender unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under such part of Chips Letter of Credit for which such Issuing Lender is not reimbursed in full by the US Borrower in accordance with the terms of this Agreement, such Tranche B Chips Lender shall pay to the Administrative Agent, for the account of the Issuing Lender, upon demand at the Administrative Agent's address specified in subsection 17.2, an amount equal to its Tranche B Chips Commitment Percentage, of the amount of such draft, or any part thereof, which is not so reimbursed (it being understood that the relevant portion of the Tranche B Chips Funded Amounts shall be automatically applied in satisfaction of such obligation). On the date that any Assignee becomes a Tranche B Chips Lender party to this Agreement in accordance with subsection 17.6, the Tranche B Chips Participation held by the transferor Tranche B Chips Lender from which such Assignee acquired its interest hereunder shall be proportionately reallotted between such Assignee and such transferor Tranche B Chips Lender. Each Tranche B Chips Lender hereby agrees that its obligation to participate in the Chips Letter of Credit, and to pay or to reimburse the Issuing Lender for its participating share of the drafts drawn or amounts otherwise paid thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever (including, without limitation, the occurrence or continuance of any Default or Event of Default), and that each such payment shall be made without offset, abatement, withholding or other reduction whatsoever.

                  (b) If any amount required to be paid by any Tranche B Chips Lender to the Issuing Lender pursuant to subsection 5.5(a) in respect of any unreimbursed portion of any draft paid by the Issuing Lender under the Chips Letter of Credit is paid to the Issuing Lender after the date such payment is due, such Tranche B Chips Lender shall pay to the Administrative Agent, for the account of the Issuing Lender, on demand, an amount equal to the product of such amount, times the daily average Base Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 365 or 366, as applicable. A certificate of the Issuing Lender submitted to any Tranche B Chips Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has paid a draft under the Chips Letter of Credit and has received from any Tranche B Chips Lender its share of such payment in accordance with subsection 5.5(a), the Issuing Lender receives any reimbursement on account of such unreimbursed portion, or any payment of interest on account thereof, the Issuing Lender will hold such amount in the Tranche B Chips Funding Account, for treatment as part of such Tranche B Chips Lender's Tranche B Chips Funded Amount; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such Tranche B Chips Lender shall return to the Administrative Agent for the account of the Issuing Lender (by means of application of the Tranche B Chips Funded Amounts), the portion thereof previously distributed to it.

                  5.6 Tranche B Chips Funded Amounts. On the Closing Date, each Tranche B Chips Lender shall fund to the Issuing Lender an amount equal to the amount set forth opposite such Tranche B Chips Lender's name in Schedule 1.1 under the heading "Tranche B Chips Commitment", which amount shall be such Tranche B Chips Lender's "Tranche B Chips Funded Amount" for the purposes of this Agreement. The Tranche B Chips Funded Amounts shall be held by the Issuing Lender in the Tranche B Chips Funding Account and the Tranche B Chips Lenders shall have no right of withdrawal from the Tranche B Funding Account nor any other right or power with respect to the Tranche B Chips Funded Amounts, except as expressly provided in this Section 5. Notwithstanding anything to the contrary in this Agreement, the sole funding obligation of each Tranche B Chips Lender in respect of its Tranche B Chips Commitment shall be satisfied upon funding of its Tranche B Chips Funded Amount.

                  5.7 Indemnity for Tranche B Chips Funded Amount Earnings. The US Borrower hereby acknowledges and agrees that each Tranche B Chips Lender is funding its Tranche B Chips Funded Amount to the Issuing Lender for application in the manner contemplated by this Section 5 and that the Issuing Lender has agreed to invest the Tranche B Chips Funded Amounts in eurodollar time deposits of the Issuing Lender with consecutive interest periods of three months each. The US Borrower agrees to pay to the Administrative Agent for distribution to each Tranche B Chips Lender (a) the amount by which the earnings on the Tranche B Chips Funded Amount of such Tranche B Chips Lender are less than the earnings would have been thereon had such Tranche B Chips Funded Amount earned the Eurocurrency Rate for each such interest period and (b) an amount equal to any loss or expense resulting from any such investment having to be sold or liquidated on other than the last day of an interest period applicable to it in order for such Tranche B Chips Funded Amount to be used to make a Tranche B Chips Term Loan or to satisfy any obligation pursuant to subsection 5.5, or otherwise to be released to such Tranche B Chips Lender, on other than the last day of an interest period applicable thereto or upon less than three Business Days' notice. The Administrative Agent, in consultation with each Tranche B Chips Lender and the US Borrower, shall compute all amounts due under this subsection and shall notify the US Borrower and such Tranche B Chips Lender of each such amount due, with the due dates corresponding to the last day of each such interest period and the application of any such Tranche B Chips Funded Amount. In addition to the foregoing, any differential between the sum of the amounts described in this subsection 5.7 and the amount payable to the Tranche B Chips Lenders pursuant to subsection 5.4(a) reflecting the initial funding of the Tranche B Chips Commitments at an "all-in" rate of the Base Rate plus 2.0% (for the period from the Closing Date to the second Business Day thereafter) shall be for the account of the US Borrower. The US Borrower shall pay the amounts due in immediately available funds on each such due date to the Administrative Agent for the account of each Tranche B Chips Lender at the office of the Administrative Agent specified in subsection 17.2, and the Administrative Agent shall promptly pay such amounts to such Tranche B Chips Lender.


               SECTION 6. TERMS OF TRANCHE B TERM LOAN COMMITMENT

                  6.1 Tranche B Term Loan Commitment. Subject to the terms and conditions hereof, each Tranche B Term Loan Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the US Borrower to be made in a single drawing on the Closing Date in an amount not to exceed the amount of the Tranche B Term Loan Commitment of such Tranche B Term Loan Lender.

                  6.2 Procedure for Tranche B Term Loan Borrowing. The US Borrower shall give the Administrative Agent irrevocable notice by 12:00 noon, New York City time, one Business Day prior to the Closing Date requesting that the Tranche B Term Loan Lenders make Tranche B Term Loans on the Closing Date. The Tranche B Term Loans made on the Closing Date shall initially be Base Rate Loans. Upon receipt of any such notice from the US Borrower, the Administrative Agent shall promptly notify each Tranche B Term Loan Lender thereof. Each Tranche B Term Loan Lender will make the amount of its pro rata share of such borrowing available to the Administrative Agent for the account of the US Borrower at the office of the Administrative Agent specified in subsection 17.2 for same day value, on the Borrowing Date requested by the US Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the US Borrower at its account with the Administrative Agent maintained at such office.

                  6.3 Amortization of Tranche B Term Loans. The Tranche B Term Loans shall be payable in fourteen (14) consecutive semi-annual installments on the dates and in principal amount equal to the amount set forth below (together with all accrued interest thereon) opposite the applicable installment date.

                  Installment                                        Amount
                  -----------                                        ------

                  September 30, 2000                          $       500,000.00
                  March 31, 2001                              $       500,000.00
                  September 30, 2001                          $       500,000.00
                  March 31, 2002                              $       500,000.00
                  September 30, 2002                          $       500,000.00
                  March 31, 2003                              $       500,000.00
                  September 30, 2003                          $       500,000.00
                  March 31, 2004                              $       500,000.00
                  September 30, 2004                          $       500,000.00
                  March 31, 2005                              $       500,000.00
                  September 30, 2005                          $       500,000.00
                  March 31, 2006                              $       500,000.00
                  September 30, 2006                          $       500,000.00
                  March 31, 2007                              $   143,500,000.00


               SECTION 7. REPAYMENT, CONTINUATIONS AND CONVERSIONS

                  7.1 Repayment of Loans. Each Borrower hereby unconditionally promises to pay to the Administrative Agent, the Multicurrency Administrative Agent or the Canadian Administrative Agent, as applicable, for the account of:
(i) each US Revolving Credit Lender or Multicurrency Revolving Credit Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender, on the Scheduled Revolving Credit Commitment Termination Date (or such earlier date on which the applicable Revolving Credit Loans become due and payable pursuant to Section 14); (ii) the Swing Line Lender, the then unpaid principal amount of the Swing Line Loans of such Swing Line Lender, on the Scheduled Revolving Credit Commitment Termination Date (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section 14); (iii) each Tranche A Chips Lender or Tranche B Chips Lender, such Lender's Ratable Portion of the amounts specified in subsection 4.3 or 5.3 (or, if less, the aggregate amount of the Tranche A Chips Term Loan or Tranche B Chips Term Loan of such Lender as applicable then outstanding), on the dates specified in subsection 4.3 or 5.3 (or such earlier date on which such Loans become due and payable pursuant to Section 14) and (iv) each Tranche B Term Loan Lender, such Lender's Ratable Portion of the amounts specified in subsection 6.3 (or, if less, the aggregate amount of the Tranche B Term Loans of such Lender then outstanding), on the dates specified in subsection 6.3 (or such earlier date on which the Tranche B Term Loans become due and payable pursuant to Section 14). Each Borrower hereby further agrees to pay interest on the unpaid principal amount of its Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 9.1.

                  (b) Each Lender (including the Swing Line Lender) shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, the Multicurrency Administrative Agent or the Canadian Administrative Agent, as applicable, shall maintain the Register pursuant to subsection 17.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) both the amount of any sum received by such Agent hereunder from each Borrower and each Lender's share thereof.

                  (d) The entries made in each Register and the accounts of each Lender maintained pursuant to subsection 7.1(c) shall, to the extent permitted by applicable law and absent manifest error, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the applicable Agent to maintain the applicable Register or any such account, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Loans owing to such Lender in accordance with the terms of this Agreement.

                  (e) Each Borrower agrees that, upon request to the applicable Agent by any applicable Lender, such Borrower will execute and deliver to such Lender a promissory note of such Borrower evidencing the Loans of such Lender to such Borrower.

                  7.2 Optional Prepayments. (a) The US Borrower may, at any time and from time to time, prepay, or cause any Foreign Subsidiary Borrower to prepay, such Borrower's Loans, in whole or in part, without premium or penalty, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent, the Multicurrency Administrative Agent or the Canadian Administrative Agent, as applicable, specifying the date and amount of prepayment and the Types and classes of Loans to be prepaid. Upon receipt of any such notice the applicable Agent shall promptly notify each applicable Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of prepayments of the Eurocurrency Loans only, accrued interest to such date on the amount prepaid.

                  (b) Optional prepayments of the Term Loans shall be applied to the Term Loans and to the installments thereof as the US Borrower may elect. Amounts prepaid on account of any Term Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal Equivalent Amount of at least $500,000 and shall include any amounts due in respect thereof under subsection
9.8. Canadian B/As may not be optionally prepaid.

                  7.3 Mandatory Prepayments. (a) Subsequent to the Closing Date, unless the Required Lenders and the US Borrower shall otherwise agree, if Holdings or any of its Subsidiaries shall incur any Indebtedness other than any Indebtedness permitted pursuant to subsection 13.2 or 16.6, on the date of such issuance or incurrence, the US Borrower shall prepay the Term Loans and shall cash collateralize an amount of the Chips Letter of Credit in an aggregate amount equal to 100% of the Net Cash Proceeds thereof as set forth in paragraph
(d) of this subsection.

                  (b) Unless the Required Lenders and the US Borrower shall otherwise agree, if Holdings or any of its Subsidiaries shall consummate any Asset Sale, on the date of consummation of such Asset Sale, the US Borrower shall prepay the Term Loans and shall cash collateralize an amount of the Chips Letter of Credit in an aggregate amount equal to 100% of the Net Cash Proceeds thereof as set forth in paragraph (d) of this subsection.

                  (c) Unless the Required Lenders and the US Borrower shall otherwise agree, if for any fiscal year, commencing with the earlier to occur of
(x) the fiscal year ending December 31, 2002 and (y) December 31 of the first fiscal year in which the aggregate amount of the principal drawings under the Chips Letter of Credit exceeds $270,000,000, there shall be Excess Cash Flow and the ratio of Consolidated Total Debt to Consolidated EBITDA exceeds 3.50 to 1.00 (determined as at the end of such fiscal year), the US Borrower shall prepay the Term Loans and (if the Term Loans have been paid in full) cash collateralize an amount of the Chips Letter of Credit in an amount equal to 50% of such Excess Cash Flow (or Equivalent Amount thereof, as the case may be), such prepayment to be applied as the US Borrower may elect. Each such prepayment or cash collateralization shall be made on or before the date which is seven (7) Business Days after the earlier of (A) the date on which the financial statements referred to in subsection 12.1(a) are required to be delivered to the Lenders and (B) the date on which said financial statements are actually delivered.

                  (d) Mandatory prepayments of the Term Loans (other than mandatory prepayments pursuant to subsection 7.3(c) above) shall be applied (i) first, to the Tranche B Term Loans, the Tranche A Chips Term Loans and the Tranche B Chips Term Loans (in each case, to the extent outstanding) ratably to the next two installments thereof and thereafter to the installments thereof ratably in accordance with the then outstanding amounts thereof, (ii) second, to cash collateralize the Chips Letter of Credit ratably as between the Tranche A Chips Commitment and the Tranche B Chips Commitment and (iii) subject to clauses
(i) and (ii), prepayments shall be applied first to Base Rate Loans and second, pro rata, to Eurocurrency Loans; provided, that if the amount to be applied to any installment as required by this Agreement would exceed the then remaining amount of such installment, then an amount equal to such excess shall be applied to the next succeeding installment after giving effect to all prior reductions thereto (including the amount of prepayments theretofore allocated pursuant to the preceding portion of this sentence).

                  (e) Notwithstanding anything to the contrary in subsection 7.3(d) or 9.4, with respect to the amount of any mandatory prepayment described in subsection 7.3 that is allocated to Tranche B Term Loans or Tranche B Chips Term Loans (such amount, the "Tranche B Prepayment Amount"), at any time when Tranche A Chips Term Loans remain outstanding, the US Borrower will, in lieu of applying such amount to the prepayment of Tranche B Term Loans or Tranche B Chips Term Loans, as provided in paragraph (d) above, on the date specified in subsection 7.3 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender and Tranche B Chips Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the US Borrower, the Administrative Agent will send to each Tranche B Term Loan Lender and Tranche B Chips Lender a Prepayment Option Notice, which shall be in the form of Exhibit I, and shall include an offer by the US Borrower to prepay on the date (each a "Mandatory Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Tranche B Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans or Tranche B Chips Term Loans. On the Mandatory Prepayment Date, (i) the US Borrower shall pay to the relevant Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Lenders have accepted prepayment as described above and (ii) the US Borrower shall pay to the Tranche A Chips Lenders an amount equal to the portion of the Tranche B Prepayment Amount not accepted by the relevant Lenders, and such amount shall be applied to the prepayment of the Tranche A Chips Term Loans.

                  (f) If at any time Holdings or any Subsidiary shall receive any cash proceeds of any casualty or condemnation in excess of the Equivalent Amount of $10,000,000 pursuant to subsection 13.6(c), such proceeds shall be deposited with the Collateral Agent who shall hold such proceeds in a cash collateral account reasonably satisfactory to it. From time to time upon request, the Collateral Agent will release such proceeds to Holdings or such Subsidiary, as necessary, to pay for replacement or rebuilding of the assets lost or condemned or to otherwise acquire assets useful in the business. If such proceeds are not so applied within eighteen months (subject to reasonable extension for force majeure or weather delays) (or such earlier date as may be necessary to eliminate any obligation on the part of Holdings or any of its Subsidiaries to prepay or cash collateralize Indebtedness other than Indebtedness hereunder) following the condemnation or casualty or if the applicable Borrower fails to notify the Collateral Agent in writing on or before 180 days after such casualty or condemnation that such Borrower shall commence the replacement or rebuilding of such asset (or shall otherwise reinvest such proceeds), then, in either case, the Collateral Agent may treat any amounts in the cash collateral account as Net Cash Proceeds of an Asset Sale in accordance with subsection 7.3(b).

                  (g) The provisions of this subsection 7.3 shall not be in derogation of any other covenant or obligation of Holdings and its Subsidiaries under the Loan Documents and shall not be construed as a waiver of, or a consent to departure from, any such covenant or obligation.

                  (h) Notwithstanding the foregoing provisions of this subsection 7.3, if at any time the mandatory prepayment of any Term Loans pursuant to this Agreement would result, after giving effect to the procedures set forth in this Agreement, in the US Borrower incurring costs as a result of Eurocurrency Loans ("Affected Eurocurrency Loans") being prepaid other than on the last day of an Interest Period applicable thereto, which costs are required to be paid pursuant to subsection 9.8, then, the US Borrower may, in its sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect to the Affected Eurocurrency Loans with the applicable Agent (which deposit must be equal in amount to the amount of the Affected Eurocurrency Loans not immediately prepaid) to be held as security for the obligations of the US Borrower to make such mandatory prepayment pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the applicable Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Term Loan that is a Eurocurrency Loan (or such earlier date or dates as shall be requested by the US

Borrower), to repay an aggregate principal amount of such Term Loan equal to the Affected Eurocurrency Loans not initially repaid pursuant to this sentence.

                  (i) Notwithstanding anything to the contrary contained herein, nothing herein shall require any Foreign Subsidiary Borrower to make any payment to any Lenders (other than its Lenders), it being acknowledged that no Foreign Subsidiary Borrower is in any way liable for any of the Domestic Obligations or any Obligations of any other Foreign Subsidiary Borrower.

                  7.4 Conversion and Continuation Options. (a) Subject to the terms and conditions hereof and to the extent available to it, any Borrower may elect from time to time to convert its Base Rate Loans to Dollar Eurocurrency Loans by giving the Administrative Agent or the Multicurrency Administrative Agent as applicable at least three (3) Business Days' prior irrevocable notice of such election; provided that at no time may any Borrower elect to convert any or all of its Swing Line Loans from Base Rate Loans to Eurocurrency Loans. Any such notice of conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent or the Multicurrency Administrative Agent as applicable shall promptly notify each affected Term Loan Lender or Revolving Credit Lender, as the case may be, thereof. All or any part of outstanding Base Rate Loans may be converted as provided herein, provided that (i) no Base Rate Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Multicurrency Administrative Agent as applicable has or the Required Lenders have determined that such a conversion is not appropriate and (ii) any such conversion may only be made if, after giving effect thereto, subsection 7.5 shall not have been contravened.

                  (b) Any Eurocurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the applicable Borrower giving notice to the Administrative Agent or the Multicurrency Administrative Agent as applicable, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurocurrency Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Multicurrency Administrative Agent as applicable has or the Required Lenders have determined that such a continuation is not appropriate or (ii) if, after giving effect thereto, subsection 7.5 would be contravened and provided, further, that if (x) such Borrower shall fail to give any required notice as described above in this paragraph or (y) such continuation is not permitted pursuant to the preceding proviso, such Eurocurrency Loans shall be automatically continued as Eurocurrency Loans with a new Interest Period of one
(1) month (or, in the case of clause (y) above, with respect to Dollar Eurocurrency Loans, converted to Base Rate Loans) on the last day of such then expiring Interest Period.

                  (c) Subject to the terms and conditions hereof and to the extent available to it, any Borrower may elect from time to time to convert its Dollar Eurocurrency Loans to Base Rate Loans, by giving the Administrative Agent or the Multicurrency Administrative Agent as applicable at least two (2) Business Days' prior irrevocable notice of such election, provided that, unless such Borrower elects to deposit with the Administrative Agent or the Multicurrency Administrative Agent the amount of any breakage costs and other Eurocurrency Loan related costs to be incurred by such Borrower under this Agreement with respect to the prepayment or conversion of such Eurocurrency Loan prior to the end of an Interest Period, any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto.

                  (d) For greater certainty, the conversion of any Loan to another Type of Loan, as provided in this subsection 7.4, shall not constitute a repayment of amounts owing under the Loans under this Agreement nor a new advance of funds hereunder.

                  7.5 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurocurrency Tranche shall be in a minimum Equivalent Amount of $5,000,000 and so that there shall not be more than ten (10) Eurocurrency Tranches of any Borrower at any one time outstanding.


                 SECTION 8. GENERAL LETTER OF CREDIT PROVISIONS

                  8.1 Obligations Absolute. Each Borrower's obligations under this Agreement in respect of Letters of Credit issued for its account shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which such Borrower or any other Person may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. Each Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and such Borrower's obligations under this Agreement in respect of Letters of Credit issued for its account shall not be affected by, among other things, the enforceability, validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be unenforceable, invalid, fraudulent or forged, or any dispute between or among such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee, except for errors or omissions caused by the Issuing Lender's gross negligence or wilful misconduct. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or wilful misconduct. Each Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or wilful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, including, without limitation, Article V thereof or the standards of care specified in the laws of the jurisdiction of the Issuing Lender's issuing office, as applicable, shall be binding on such Borrower and shall not result in any liability of the Issuing Lender to such Borrower.

                  8.2 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the US Borrower and the Administrative Agent or the Multicurrency Administrative Agent as applicable of the date and amount thereof. The responsibility of the Issuing Lender to the applicable Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  8.3 Letter of Credit Applications. To the extent that any provision of any Letter of Credit Application, including any reimbursement provision contained therein, related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail.

                  8.4 Cash Collateralization of Letters of Credit. Upon termination of the Revolving Credit Commitments, the Letters of Credit then existing which have been fully cash collateralized to the satisfaction of the Issuing Lender shall no longer be considered outstanding hereunder, and any Participating Interest heretofore granted to any Revolving Credit Lender by the Issuing Lender shall be deemed terminated; provided that letter of credit commissions and fees payable pursuant hereto shall continue to accrue to the Issuing Lender with respect to the applicable Letters of Credit until the expiry thereof.


                       SECTION 9. OTHER GENERAL PROVISIONS

                  9.1 Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) Upon the occurrence and during the continuance of any Event of Default specified in subsection 14(a), the Loans and any overdue amounts hereunder shall bear interest at a rate per annum which is (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% per annum or (y) in the case of overdue interest, commitment fee, or other amount, the rate described in paragraph (b) (or, if no Base Rate is available, paragraph (a) for Interest Periods of one day) of this subsection 9.1 plus 2% per annum.

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

                  9.2 Computation of Interest and Fees. (a) Interest on Loans, fees, interest on overdue interest, and other amounts payable hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365-or 366-day year, in each case, for the actual days elapsed. The applicable Agent shall as soon as practicable notify the applicable Borrower and the applicable Revolving Credit Lenders or the applicable Term Loan Lenders, as the case may be, of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Rate shall become effective as of the opening of business on the day on which such change becomes effective. The applicable Agent shall as soon as practicable notify the applicable Borrower and the applicable Revolving Credit Lenders or the applicable Term Loan Lenders, as the case may be, of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the applicable Agent pursuant to any provision of this Agreement shall be conclusive and binding on the applicable Borrower and the applicable Lenders and the other parties hereto in the absence of manifest error. The applicable Agent shall, at the request of the applicable Borrower, deliver to such Borrower a statement showing the quotations used by the applicable Agent in determining any interest rate pursuant to subsection 9.1(a) or (b).

                  (c) If any provision of any Loan Document would oblige any Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of interest at a criminal rate (as such terms are construed under the applicable Requirement of Law), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

                           (i) firstly, by reducing the amount or rate of
                  interest required to be paid to the affected Lender under subsection 9.1; and

                           (ii) thereafter, by reducing any fees, commissions,
                  premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of any applicable Requirement of Law.

                  9.3 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the applicable Agent shall have determined (which determination, absent manifest error, shall be conclusive and binding upon the applicable Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, or

                  (b) the applicable Agent shall have received notice from holders of a majority of the Loans subject to such Interest Period that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, by an amount which such Lenders deem material, the applicable Agent shall give telecopy or telephonic notice thereof to the applicable Borrower and the applicable Lenders as soon as practicable thereafter. If such notice is given (x) any Eurocurrency Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans,
(y) any Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurocurrency Loans shall be converted, on the last day of the Interest Periods therefor, to Base Rate Loans. Until such notice has been withdrawn by the applicable Agent (which the applicable Agent agrees to do when the circumstances that prompted the delivery of such notice no longer exist), no further Eurocurrency Loans shall be made or continued as such, nor shall the applicable Borrower have the right to convert Loans to Eurocurrency Loans. Notwithstanding the foregoing, until such notice has been withdrawn by the applicable Agent (which the applicable Agent agrees to do when the circumstances that prompted the delivery of such notice no longer exist), if a Base Rate is not available to the applicable Borrower, any Loans or Obligations or other amounts due hereunder not subject to an Interest Period determined prior to such notice shall bear interest at a rate determined from time to time by the applicable Agent to be its cost of maintaining its share of such Loans, specified Obligations or other amounts plus the Applicable Margin and any applicable overdue percentage pursuant to Section 9.1(c).

                  9.4 Pro Rata Treatment and Payments. (a) Each borrowing, conversion or continuation pursuant to subsection 7.4, of Loans (other than Swing Line Loans) by a Borrower from the applicable Lenders and any reduction of the Commitments of the Lenders hereunder shall be made pro rata, according to the respective principal amounts of such Loans held by the Lenders or the respective Commitments of the Lenders, as the case may be.

                  (b) Whenever (i) any payment received by the applicable Agent under this Agreement or any Note or (ii) any other amounts received by the applicable Agent for or on behalf of a Borrower (including, without limitation, proceeds of collateral or payments under any guarantee) is insufficient to pay in full all amounts then due and payable to such applicable Agent and the applicable Lenders under this Agreement and any Note and the other Loan Documents, such payment shall be distributed by the applicable Agent and applied by the applicable Agent and the applicable Lenders in the following order:
First, to the payment of fees and expenses due and payable to the applicable Agent under and in connection with this Agreement and the other Loan Documents; Second, to the payment of all expenses due and payable under subsection 17.5, ratably among the applicable Agent and the applicable Lenders in accordance with the aggregate amount of such payments owed to the applicable Agent and each such Lenders; Third, to the payment of commitment fees and letter of credit commissions due and payable hereunder and to the payment of interest then due and payable hereunder, ratably in accordance with the aggregate amount of commitment fees, letter of credit commissions and interest owed to each such Lender; Fourth, to the payment of the principal amount of the applicable Loans and the Letter of Credit Obligations (including any amounts required to be cash collateralized) then due and payable and, in the case of proceeds of collateral or payments under any guarantee, to the payment of any other Obligations to any Secured Party not covered in First through Third above ratably secured by such collateral or ratably guaranteed under any such guarantee, ratably among the Secured Parties in accordance with the aggregate principal amount and, in the case of proceeds of collateral or payments under any guarantee, the obligations secured or guaranteed thereby owed to each such Secured Party.

                  (c) If any Lender (a "Non-Funding Lender") has (x) failed to make a Loan or otherwise to make a payment as required to be made by it hereunder, and the applicable Agent has determined that such Lender is not likely to make such Loan or payment or (y) given notice to the applicable Borrower or the applicable Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any such Loan or payment, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or otherwise, any payment made on account of the principal of such Loans outstanding shall be made as follows:

                  (i) in the case of any such payment made on any date when and to the extent that, in the determination of the applicable Agent, the applicable Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the applicable Commitments and to satisfy any applicable conditions precedent to such reborrowing, such payment shall be made on account of the outstanding applicable Loans held by the applicable Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the applicable Loan of such Lenders;

                  (ii) otherwise, such payment shall be made on account of the outstanding applicable Loans held by the applicable Lenders, pro rata according to the respective outstanding principal amounts of such Loans; and

                  (iii) any payment made on account of interest on such Loans shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on such Loans.

The applicable Borrower agrees to give the applicable Agent such assistance in making any determination pursuant to this paragraph as the applicable Agent may reasonably request. Any such determination by the applicable Agent shall be conclusive and binding on the applicable Lenders.

                  (d) All payments (including prepayments) to be made by a Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the applicable Agent, for the account of the applicable Lenders at the applicable Agent's office listed in subsection 17.2, in the currency in which such amounts are denominated and in immediately available funds. The applicable Agent shall promptly distribute such payments in accordance with the provisions of subsections 9.4(b) and (c) promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans or Canadian B/As) would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. If any payment on a Eurocurrency Loan or Canadian B/A becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension), unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

                  (e) Unless the applicable Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its relevant Ratable Portion of the applicable Loans on such date available to the applicable Agent, the applicable Agent may assume that such Lender has made such amount available to the applicable Agent on such Borrowing Date, and the applicable Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is made available to the applicable Agent on a date after such Borrowing Date, such Lender shall pay to the applicable Agent on demand an amount equal to the product of (i) the daily average Base Rate (or, if a Base Rate is not available, a Eurocurrency Rate with an Interest Period of one day) during such period, times (ii) the amount of such Lender's relevant Ratable Portion of such Loans, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's relevant Ratable Portion of such Loans shall have become immediately available to the applicable Agent and the denominator of which is 365/366 or 360, as applicable. A certificate of the applicable Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's relevant Ratable Portion of such Loans is not in fact made available to the applicable Agent by such Lender within three (3) Business Days of such Borrowing Date, the applicable Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans denominated in the relevant Multicurrency (or, if a Base Rate is not available, a Eurocurrency Rate with an Interest Period of one day), on demand, from the applicable Borrower. The failure of any Lender to make any Loan to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

                  9.5 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans or Canadian B/As as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Loans or Canadian B/As, continue Eurocurrency Loans or Canadian B/As as such and convert Base Rate Loans to Eurocurrency Loans or Canadian B/As, as applicable, shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurocurrency Loans or Canadian B/As, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods or Canadian Contract Periods, as applicable with respect to such Loans or within such earlier period as required by law; provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such a designation would allow such Lender or its lending office to continue to perform its obligations to make Eurocurrency Loans or Canadian B/As. If any such conversion of a Eurocurrency Loan or Canadian B/A occurs on a day which is not the last day of the then current Interest Period with respect thereto, the applicable Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 9.8. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the applicable Borrower and the applicable Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Eurocurrency Loans or Canadian B/As or to convert Base Rate Loans into Eurocurrency Loans or Canadian B/As, as applicable, shall be reinstated. Notwithstanding the foregoing, until such notice has been withdrawn by such Lender (which such Lender agrees to do when the circumstances that prompted the delivery of such notice no longer exist), if a Base Rate is not available to the applicable Borrower, any Loans or Obligations or other amounts due hereunder not subject to an Interest Period determined prior to such notice shall bear interest at a rate determined from time to time by such Lender to be its cost of maintaining its share of such Loans, specified Obligations or other amounts plus the Applicable Margin and any applicable overdue percentage pursuant to subsection 9.1(c).

                  If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify (in any event no later than ninety (90) days after such Lender becomes entitled to make such claim) the applicable Borrower, through the applicable Agent, of the event by reason of which it has become so entitled.

                  9.6 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Eurocurrency Loan, any Note, any Letter of Credit or Letter of Credit Application or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by subsection 9.7 and the establishment of a tax based on the net income of such Lender or changes in the rate of tax on the net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (including, without limitation, letters of credit or bankers acceptances) by, or any other acquisition of funds by, any office of such Lender; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or to increase the cost to such Lender, by an amount which such Lender deems to be material, of issuing or maintaining any Letter of Credit or participation therein or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the applicable Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided, in respect of Eurocurrency Loans that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurocurrency lending office if the making of such designation would allow the Lender or its Eurocurrency Loan lending office to continue to perform its obligations to make Eurocurrency Loans or to continue to fund or maintain Eurocurrency Loans or and avoid the need for, or materially reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify (in any event no later than ninety (90) days after such Lender becomes entitled to make such claim) the applicable Borrower, through the applicable Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the applicable Agent, to the applicable Borrower shall be conclusive in the absence of manifest error. If the applicable Borrower so notifies the applicable Agent within five (5) Business Days after any Lender notifies the such Borrower of any increased cost pursuant to the foregoing provisions of this subsection 9.6, such Borrower may convert all Eurocurrency Loans of such Lender then outstanding into Base Rate Loans if a Base Rate option is available in accordance with subsection 7.4 and, additionally, reimburse such Lender for any cost in accordance with subsection
9.8. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for nine (9) months following such termination and repayment.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the applicable Borrower (with a copy to the applicable Agent) of a prompt written request therefor, the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrowers shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than four months prior to the date that such Lender notifies the Borrowers of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such four-month period shall be extended to include the period of such retroactive effect. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for nine (9) months following such termination and repayment.

                  9.7 Taxes. (a) Except as provided below in this subsection, all payments made by each Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) taxes imposed on any Agent, any Lender or any Participant as a result of a present or former connection between such Agent, such Lender or such Participant and the jurisdiction imposing such taxes or any political subdivision thereof (other than any such connection arising solely from such Agent, such Lender or such Participant having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or any other Loan Documents) and (ii) any United States withholding taxes payable with respect to payments under this Agreement or the Notes under laws (including any governing statute, treaty or regulation) in effect on the Closing Date (or (x) in the case of an Assignee, the date of the Assignment and Acceptance and (y) in the case of a Participant, the date of the related purchase) applicable to any Lender, any Agent or any Participant, as the case may be. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Agent or any Lender hereunder or under any Notes, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after deduction for all Non-Excluded Taxes) an amount equal to the sum it would have received had no such deductions been made, provided, however, that the applicable Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender if such Lender fails to comply with the requirements of paragraph (b) of this subsection 9.7 (other than if such failure is due to a change in governing statute, treaty, or regulation occurring subsequent to the date on which a form or certification originally was required to be provided pursuant to paragraph
(b) of this subsection 9.7) or if such Lender fails to comply with the requirements of paragraphs (c) or (d) of this subsection 9.7. Whenever any Non-Excluded Taxes are payable by any of the Borrowers, reasonably promptly thereafter, the applicable Borrower shall send to the applicable Agent for its own account or for the account of such Lender, as the case may be, the original or a certified copy of an official receipt, if any, received by such Borrower or such other document acceptable to such Agent or such Lender showing payment thereof. If any of the Borrowers fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the applicable Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the applicable Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the applicable Agent or any Lender as a result of any such failure; provided, however, that for any period with respect to which any Lender or any Agent fails to comply with the requirements of paragraph (b) of this subsection 9.7 (other than if such failure is due to a change in governing statute, treaty, or regulation occurring subsequent to the date on which a form or certification originally was required to be provided pursuant to paragraph (b) of this subsection 9.7), such Lender or Agent shall not be entitled to indemnification under this paragraph (a) of this subsection 9.7. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine (9) months thereafter.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (i) (x) on or before the date of any payment under
                  this Agreement or any Notes to such Lender, deliver to the US Borrower and the Administrative Agent two properly completed copies of United States Internal Revenue Service Form W-8 BEN (certifying to its entitlement to treaty benefits) or W-8 ECI (certifying that the income received is effectively connected with a U.S. trade or business), or successor applicable form, as the case may be,
                  (A) certifying that all payments that it is entitled to receive under this Agreement and any Notes may be made without any deduction or withholding of any United States federal income taxes and (B) certifying that it is entitled to an exemption from United States backup withholding tax (to the extent that such Lender receives fees that are not interest income, separate Forms W-8BEN and W-8 ECI shall be provided for such amounts at the written request of the US Borrower);

                                 (y) deliver to the US Borrower and the
                  Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the US Borrower; and

                                 (z) obtain such extensions of time for filing
                  and complete such forms or certifications as may reasonably be requested by the US Borrower or the Administrative Agent; or

                           (ii) in the case of any Lender that is not a "bank"
                  within the meaning of Section 881(c)(3)(A) of the Code, such Lender, in lieu of complying with subparagraph (i) of this paragraph (b) with respect to interest payments received by such Lender, may, (x) represent to the US Borrower (for the benefit of the US Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (y) deliver to the US Borrower on or before the date of any payment by the US Borrower, with a copy to the Administrative Agent, (A) a certificate stating that such Lender (1) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (2) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code and (3) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (any such certificate a "U.S. Tax Compliance Certificate") and (B) two duly completed copies of Internal Revenue Service Form W-8BEN, or successor applicable form, certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to interest payments to be made under this Agreement and any Notes (and to deliver to the US Borrower and the Administrative Agent two further copies of Form W-8BEN on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the US Borrower or the Administrative Agent for filing and completing such forms), and (z) agree, to the extent legally entitled to do so, upon reasonable request by the US Borrower, to provide to the US Borrower (for the benefit of the US Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to interest payments under this Agreement and any Notes; or

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms and certificates inapplicable or which would prevent such Lender from duly completing and delivering any such form or certificate with respect to it and such Lender so advises the US Borrower and the Administrative Agent. Each Person that shall become a Lender or a Participant pursuant to subsection 17.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection; provided that in the case of a Participant the obligations of such Participant pursuant to this paragraph (b) shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

                  (c) Each Lender shall, upon request by the applicable Borrower, deliver to such Borrower or the applicable Governmental Authority, as the case may be, any form or certificate required in order that any payment by such Borrower under this Agreement or any Notes may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of any jurisdiction, provided that such Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (d) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify in writing (in any event no later than ninety (90) days after such Lender becomes entitled to make such claim) the applicable Borrower, through the applicable Agent, of the event by reason of which it has become so entitled in accordance with clause (a) of this subsection. Any Lender claiming any additional amounts payable pursuant to this subsection 9.7 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its principal office, if the making of such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and such Lender in its reasonable discretion would not otherwise be disadvantaged.

                  (e) In the event that any Agent or any Lender receives a refund or credit in respect of Non-Excluded Taxes paid by any of the Borrowers, such Agent or such Lender shall, to the extent it can do so without jeopardizing its right to such refund or credit, pay over to the relevant Borrower an amount that would leave such Agent or such Lender in the same position as if no such non-Excluded Taxes had been imposed. Nothing contained in the paragraph shall interfere with the right of such Agent and such Lender to arrange its tax affairs in whatever manner it thinks fit, nor to disclose any information relating to its tax affairs or any computations in respect thereof or to do anything that would prejudice its ability to benefit from any other credits, relief, remissions or repayments to which it may be entitled.

                  9.8 Indemnity. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in payment when due of the principal amount of or interest on any Eurocurrency Loan or Canadian B/A, (b) default by such Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans or Canadian B/As after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurocurrency Loans or Canadian B/As on a day which is not the last day of an Interest Period or Canadian Contract Period with respect thereto, including, without limitation, in each case, any such loss or expense (but excluding loss of margin) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to a Lender under this subsection 9.8 shall be made as though such Lender had actually funded its relevant Eurocurrency Loan or Canadian B/A through the purchase of a deposit bearing interest at the Eurocurrency Rate in an amount equal to the amount of such Eurocurrency Loan or Canadian B/A and having a maturity comparable to the relevant Interest Period or Canadian Contract Period; provided, however, that each applicable Lender may fund each of its Eurocurrency Loans or Canadian B/As in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 9.8. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine (9) months thereafter.

                  9.9 Replacement of Lender. If at any time (a) a Borrower becomes obligated to pay additional amounts described in subsections 9.5, 9.6 or
9.7 as a result of any condition described in such subsections or any Lender ceases to make Eurocurrency Loans pursuant to subsection 9.5, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers, (c) any Lender becomes a "Nonconsenting Lender" (as defined below in this subsection 9.9) or (d) any Lender becomes a "Non-Funding Lender", then the applicable Borrower may, on ten
(10) Business Days' prior written notice to the applicable Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to subsection 17.6(c) all of its rights and obligations under this Agreement to a Lender or other entity selected by such Borrower and acceptable to the applicable Agent for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and other amounts payable hereunder; provided that (i) such Borrower shall have no right to replace the applicable Agent, (ii) neither the applicable Agent nor any Lender shall have any obligation to such Borrower to find a replacement Lender or other such entity, (iii) in the event of a replacement of a Nonconsenting Lender or a Lender to which such Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 9.9, in order for such Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Nonconsenting Lender shall have notified such Borrower and the applicable Agent of its failure to agree to any requested consent, waiver or amendment or (B) the Lender shall have demanded payment of additional amounts under one of the subsections described in clause
(a) of this subsection 9.9, as the case may be, and (iv) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the applicable Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 9.9, such Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the applicable Borrower or the applicable Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of subsection 17.1 and
(z) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Nonconsenting Lender." The applicable Borrower's right to replace a Non-Funding Lender pursuant to this subsection 9.9 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to such Borrower against such Non-Funding Lender under this Agreement, at law, in equity, or by statute.


                   SECTION 10. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make their respective Loans and to issue and participate in Letters of Credit, Holdings, and the US Borrower (and each Foreign Subsidiary Borrower, only as to itself, and its Subsidiaries) hereby represent and warrant to the Agents and each Lender that:

                  10.1 Financial Condition. (a) The audited consolidated financial statements of the US Borrower and its Subsidiaries, dated December 31, 1999, copies of which have been furnished to the Administrative Agent, have been prepared using accounting methods, procedures and policies which, except as set forth in Schedule 10.1(a), are in accordance with GAAP and present fairly in all material respects the financial positions of the US Borrower and its Subsidiaries on a consolidated basis as at the date thereof and the results of operations and cash flows for the period then ended.

                  (b) The pro forma balance sheet of the US Borrower and its Subsidiaries (the "Pro Forma Balance Sheet"), certified by a Responsible Officer of the US Borrower, copies of which have been heretofore furnished to the Administrative Agent, is, to the best knowledge of the US Borrower, the unaudited consolidated balance sheet of the US Borrower as at December 31, 1999, adjusted to give effect to (i) the Initial Public Offering, (ii) the WHB Acquisition, (iii) the Commercial Products Business Transfer and (iv) the other transactions contemplated hereby. The Pro Forma Balance Sheet was prepared based on good faith assumptions and are based on the best information available to the US Borrower as of the date of delivery thereof, and reflect on a pro forma basis, in all material respects, the financial position of the US Borrower and its Subsidiaries as at the Closing Date.

                  10.2 No Change. Since December 31, 1999 there has been no Material Adverse Change.

                  10.3 Corporate Existence; Compliance with Law. Holdings and each of its Subsidiaries (a) is duly organized or formed and validly existing or subsisting under the laws of the jurisdiction of its organization, incorporation or formation, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is in good standing in the jurisdiction of its organization, incorporation or formation and duly qualified and in good standing under the laws of each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent in each case that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Affect.

                  10.4 Corporate Power; Authorization; Enforceable Obligations. Each Credit Party has the power and authority, and the legal right, to execute, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party and, with respect to each Borrower, to borrow hereunder. Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, including the borrowings on the terms and conditions of and the granting of any security interests under this Agreement, the Notes and the other Loan Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under this Agreement or with the execution, delivery, performance, validity or enforceability of, or the granting of any security interests under, this Agreement, the Notes or the other Loan Documents to which any Credit Party is a party, except for (i) those set forth on Schedule 10.4, each of which have been or will be made or taken and are or will be in full force and effect, (ii) consents under immaterial Contractual Obligations or (iii) those referred to subsection 10.19. This Agreement, the Notes and each of the other Loan Documents has been duly executed and delivered on behalf of each Credit Party party thereto. This Agreement, the Notes and each of the other Loan Documents constitutes a legal, valid and binding obligation of the Credit Party party thereto enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  10.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, the borrowings hereunder and thereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of any Credit Party or of any of their Subsidiaries.

                  10.6 No Material Litigation. Except as set forth in Schedule 10.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or any Borrower, threatened by or against any of the Credit Parties or any of their Subsidiaries or against any of their respective properties or revenues (a) with respect to this Agreement, the other Loan Documents, or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

                  10.7 No Default. None of the Credit Parties or any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  10.8 Ownership of Property; Liens. Each of the Credit Parties and their Subsidiaries has good and valid title in fee simple (or the substantial equivalent thereof) to, or a valid leasehold interest in, as applicable, all its material real and immovable property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 13.3. Such real and other properties comprise all of the material properties the use of which is necessary for the conduct of Holdings' and its Subsidiaries' business as presently conducted and as proposed to be conducted by it. As of the Closing Date, the Fee Properties as listed on Part I of Schedule 10.19 constitute all the material real and immovable properties owned by Holdings or its Subsidiaries, and the Leased Properties as listed on Part II of Schedule 10.19 constitute all of the material real and immovable properties leased by Holdings or its Subsidiaries.

                  10.9 Intellectual Property. Each of the Credit Parties and their Subsidiaries owns, or is validly licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those of which the failure to own or license could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To the knowledge of any Borrower and Holdings, and except as set forth on Schedule 10.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor do the Credit Parties know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Credit Parties and their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  10.10 Taxes. Except as set forth on Schedule 10.10, each of the Credit Parties and their Subsidiaries has filed or caused to be filed all federal and all other material tax returns which, to the knowledge of the Credit Parties, are required to be filed and has paid all taxes shown to be due and payable on said returns and all other material taxes, assessments, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) any such taxes, assessments, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Credit Parties or their Subsidiaries, as the case may be, (ii) taxes, assessments, fees or other charges imposed by any Governmental Authority, other than income taxes imposed by any Governmental Authority, with respect to which the failure to make payments could not, by reason of the amount thereof or of remedies available to such Governmental Authorities, reasonably be expected to have a Material Adverse Effect, and (iii) taxes, assessments, fees or other charges covered by indemnities from third parties that are reasonably expected to be collectible); and, to the knowledge of the Credit Parties, no claim is being asserted with respect to any such tax, fee or other charge other than those being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Credit Parties or their Subsidiaries, as the case may be.

                  10.11 US Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations T, U or X as now and from time to time hereafter in effect or for any purpose which violates the provisions of the regulations of the Board. If requested by any US Lender or the Administrative Agent, the US Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or G-3 referred to in Regulation U.

                  10.12 ERISA. Except where the liability which could reasonably be expected to result, individually or in the aggregate, has not had or could not reasonably be expected to have a Material Adverse Effect: (i) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan; (ii) each Plan (other than a Multiemployer Plan) has complied in all material respects with the applicable provisions of ERISA and the Code; (iii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen and remains outstanding, during such five-year period; (iv) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which could reasonably be expected to have a Material Adverse Effect; (v) none of the Credit Parties nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and, to the knowledge of the Credit Parties, no such complete or partial withdrawal is expected to occur which would cause any of the Credit Parties or any Commonly Controlled Entity to become subject to any liability under ERISA; and (vi) no such Multiemployer Plan is in Reorganization or Insolvent.

                  10.13 Non-US Benefit and Pension Plans. (a) Except where the liability, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) the Canadian Pension Plans are duly registered under the provisions of the ITA and any other Requirements of Law applicable to a Credit Party and no event has occurred which is reasonably likely to cause the loss of such registered status; (ii) the Canadian Pension Plans and the Canadian Benefits Plans have been administered in accordance with the ITA and all other Requirements of Law applicable to a Credit Party; (iii) all material obligations of each Credit Party (including fiduciary and funding obligations) required to be performed in connection with the Canadian Pension Plans and the funding media therefor have been performed; (iv) there have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans; and (v) except as disclosed in Schedule
10.13 as of the most current evaluation date (as the same may be updated at such time), each of the Canadian Pension Plans is fully funded and there exist no going concern unfunded actuarial liabilities or solvency deficiencies in respect of such plans.

                  (b) Except as could not reasonably be expected to have a Material Adverse Effect, the US Borrower and its Subsidiaries are in compliance in all material respects with the laws, regulations and terms applicable to them in respect of all pension and employee benefit plans of, or maintain, for the benefit of employees of, the Foreign Subsidiaries of the US Borrower.

                  10.14 Investment Company Act; Other Regulations. Neither Holdings nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under any Requirement of Law which limits its ability to incur Indebtedness.

                  10.15 Subsidiaries, Etc. As of the Closing Date, the only Subsidiaries of Holdings, and the only Person in which Holdings or any of its Subsidiaries has an interest are those listed on Schedule 10.15. As of the date hereof, Holdings owns the percentage of the Capital Stock or other evidences of the ownership of each Person listed on Schedule 10.15 as set forth on such Schedule. As of the date hereof, no such Subsidiary has issued any securities convertible into shares of its Capital Stock to any Person other than Holdings or its Subsidiaries, and the outstanding stock and securities (or other evidence of ownership) of such Persons owned by Holdings and its Subsidiaries are so owned free and clear of all Liens, warrants, options or rights of others of any kind except as permitted by subsection 13.3 or subsection 13.6.

                  10.16 Environmental Matters. After taking into account environmental indemnities from third parties reasonably expected to be collectible:

                  (a) The facilities and properties owned, leased or operated by Holdings or any of its Subsidiaries (the "Properties") do not contain, and, to the knowledge of the US Borrower and Holdings, have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under such conditions which (i) constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time of the making of this representation, (ii) could materially and adversely interfere with the continued operation of the Properties, or (iii) materially impair the fair saleable value thereof except in each case insofar as such violation, liability, interference, or reduction in fair market value, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (b) The business of Holdings and its Subsidiaries, the Properties and all operations at the Properties are, and to the knowledge of the US Borrower and Holdings have been, in compliance in all material respects with all applicable Environmental Laws except for noncompliance which could not reasonably be expected to have a Material Adverse Effect.

                  (c) Neither Holdings nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business of Holdings and its Subsidiaries, nor does Holdings or any Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to have a Material Adverse Effect.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time of the making of this representation, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law in effect at the time of the making of this representation except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Borrower or Holdings, threatened, under any Environmental Law to which Holdings or any Subsidiary is or will be named as a party with respect to the Properties or the business of Holdings and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the business of Holdings and its Subsidiaries except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (f) There has been no release or, to the knowledge of the US Borrower and Holdings, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings or any Subsidiary in connection with the Properties or otherwise in connection with the business of Holdings and its Subsidiaries, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws in effect at the time of making this representation except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  10.17 Delivery of WHB Acquisition Document. The US Borrower has delivered to the Administrative Agent a complete copy of the WHB Acquisition Document (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.

                  10.18 Disclosure. No information, financial statement, report, certificate or other document prepared or furnished by or on behalf of any Credit Party to any Agent or any Lender in connection with this Agreement or any other Loan Document (but excluding all projections and pro forma financial statements which shall have been prepared in good faith and based upon reasonable assumptions at the time made) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not materially misleading. As of the Closing Date, there is no fact known to the US Borrower or Holdings (other than general economic conditions, which conditions are commonly known and affect businesses generally) which has, or which could reasonably be expected to have, in the reasonable judgment of such Credit Party, a Material Adverse Effect.

                  10.19 Guarantee and Collateral Agreement; Mortgages. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Pledged Securities described therein and proceeds thereof and all actions have been taken to cause the Liens created by the Guarantee and Collateral Agreement to constitute a fully perfected first Lien on, and security interest in, all right, title and interest of Holdings, and its Domestic Subsidiaries, respectively, in such Pledged Securities described therein and in proceeds thereof superior in right to any other Person other than Liens permitted hereby.

                  (b) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the collateral described therein and proceeds thereof, and the Liens created by the Guarantee and Collateral Agreement constitute fully perfected, first priority Liens on, and security interests in, all right, title and interest of Holdings, and its Domestic Subsidiaries in such collateral and the proceeds thereof superior in right to any other Person other than Liens permitted hereby.

                  (c) As of the Closing Date, the properties listed on Schedule
10.19 constitute all material real properties owned by Holdings or any of its Subsidiaries. The Mortgages are each effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the properties described therein owned by the US Borrower and its Domestic Subsidiaries and proceeds thereof, subject to obtaining necessary consents and, the Mortgages shall constitute a fully perfected, first priority Lien on, and security interest in, all right, title and interest of the US Borrower and its Domestic Subsidiaries in the Mortgaged Properties and the proceeds thereof, superior in right to any other Person other than Liens permitted hereby.

                  (d) Each other Loan Document to which any Credit Party is a party and which purports to grant a Lien on any property of such Credit Party to secure the applicable Obligations is effective to create in favor of the applicable Agent, for the benefit of the applicable Lenders, a legal, valid and enforceable security interest in the respective collateral described therein and proceeds thereof, and when appropriate filings and notices have been taken or given, the Liens created by such Loan Document shall constitute fully perfected, first priority Liens on, and security interests in, all right, title and interest of such Credit Party in such collateral and the proceeds thereof superior in right to any other Person other than Liens permitted hereby.

                  10.20 Solvency. Each of Holdings and each Borrower is, individually and together with its Subsidiaries, Solvent.

                  10.21 No Fees. Neither Holdings nor any Subsidiary is under any obligation to pay any broker's fees, finder's fee, commission, transaction fee or expenses, other than customary professional fees and expenses, in connection with the transactions contemplated by this Agreement or the WHB Acquisition Document other than fees and expenses listed on Schedule 10.21.

                  10.22 Insurance. The insurance maintained by or reserved against on the books of Holdings, the Borrowers and their respective Subsidiaries is sufficient to protect Holdings and its Subsidiaries against such risks as are usually insured against in the same general area by Persons engaged in the same or similar business. None of the Credit Parties or any of their Subsidiaries is in material default under any provisions of any such policy of insurance or has received notice of cancellation of any such insurance (other than in connection with the replacement of any such policy). None of the Credit Parties or any of their Subsidiaries has made any claims under any policy of insurance with respect to which the insurance carrier has denied liability, except as could not reasonably be expected to have a Material Adverse Effect.


                        SECTION 11. CONDITIONS PRECEDENT

                  11.1 Conditions to Closing Date. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

                  (a) Agreement; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i)(A) from Holdings, the US Borrower and the Foreign Subsidiary Borrowers, counterparts of this Agreement and (B) from each Lender, an Addendum in the form of Exhibit D, signed on behalf of such Lender, and (ii) from Holdings, the US Borrower and each relevant Subsidiary thereof, the Guarantee and Collateral Agreement or any other security documents reasonably satisfactory to the Administrative Agent, signed on behalf of each such Person.

                  (b) Initial Public Offering. The gross cash proceeds from the Initial Public Offering shall not be less than $850,000,000.

                  (c) Acquisition. The WHB Acquisition shall have been consummated for an aggregate purchase price of approximately $210,000,000 under a stock purchase (the "WHB Acquisition Document") reasonably satisfactory to the Administrative Agent and in a manner substantially in compliance with the WHB Acquisition Document and all applicable Requirements of Law.

                  (d) Stock Transfer. The transfer of the stock of certain Foreign Subsidiaries of the US Borrower comprising its commercial products businesses to certain existing shareholders of Holdings (the "Commercial Product Business Transfer") shall have been consummated subject to certain Indebtedness consisting of ten-year unsecured senior subordinated, non-cash pay promissory notes (the "Commercial Products Notes") having an initial aggregate principal amount of approximately $124,000,000 and having terms as shall be reasonably satisfactory to the Administrative Agent.

                  (e) Fees. The Lenders, the Administrative Agent and the Syndication Agents shall have received all fees required to be paid in connection herewith, and all expenses for which invoices have been presented (including the fees and expenses of legal counsel in connection with the Existing Credit Agreement and this Agreement), on or before the Closing Date.

                  (f) Consents. (i) All governmental and third party approvals necessary or, in the reasonable discretion of the Administrative Agent, advisable in connection with this Agreement, the transactions contemplated hereby and the continuing operations of the US Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and (ii) all applicable waiting periods shall have expired without any action being taken or threatened by any competent Governmental Authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated herein or the financing thereof.

                  (g) Financial Statements. The Lenders shall have received the financial statements referred to in subsection 10.1(a).

                  (h) Balance Sheet. The Lenders shall have received the Pro Forma Balance Sheet.

                  (i) Projections. The Lenders shall have received projections for fiscal years of the US Borrower and its Subsidiaries for the period from the Closing Date through the final maturity of the Term Loans, prepared on a pro forma basis giving effect to (i) the Initial Public Offering, (ii) the Commercial Products Business Transfer, (iii) the WHB Acquisition and (iv) the other transactions contemplated hereby.

                  (j) Opinions. The Lenders shall have received such legal opinions (including an opinion (A) from counsel to the US Borrower and its Subsidiaries and (B) from such special and local counsel as may be reasonably required by the Administrative Agent), documents and other instruments as are customary for transactions of this type or as they may reasonably request.

                  (k) WHB Acquisition. The Administrative Agent shall have received any information reasonably requested by it with respect to environmental matters relating to WHB, the supply and other arrangements of Holdings and its subsidiaries in connection with the WHB Acquisition and the Commercial Products Business Transfer.

                  (l) Existing Credit Agreement. All loans outstanding, interest thereon and other amounts due and payable under the Existing Credit Agreement and under each other agreement related thereto shall have been repaid in full (other than the Existing Letters of Credit, all of which shall be assumed under this Agreement).

                  (m) Corporate Proceedings of the Credit Parties. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or duly authorized committee of each of Holdings, each Borrower and its applicable Subsidiaries authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder, and (iii) if applicable, the Initial Public Offering, the WHB Acquisition and the Commercial Product Business Transfer, certified by the Secretary, Assistant Secretary, or comparable officer of such Person as of the Closing Date, which resolutions and certificates shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (n) Incumbency Certificates. The Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary or comparable officer of each of Holdings, each Borrower and its applicable Subsidiaries, dated the Closing Date, as to the incumbency and signature of the officers of such Person executing this Agreement and any certificate or other document to be delivered by it pursuant hereto and thereto, together with evidence of the incumbency of such Secretary, Assistant Secretary, or comparable officer.

                  (o) Perfection Certificate. The Administrative Agent shall have received a Perfection Certificate in the form of Exhibit B duly completed by US Borrower and its Subsidiaries that are Credit Parties.

                  (p) Closing Certificate. The Administrative Agent shall have received a Closing Certificate substantially in the form of Exhibit C hereto and dated the Closing Date, executed by a Responsible Officer of the US Borrower and Holdings.

                  (q) Mortgages. The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

                  11.2 Conditions to Each Loan. The agreement of each applicable Lender to make any Loan requested to be made by it on any date (including the Closing Date) or of the Issuing Lender to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Credit Parties and their Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made, or Letter of Credit requested to be issued, on such date.

                  (c) Letter of Credit Application. With respect to the issuance of any Letter of Credit, the Issuing Lender shall have received a Letter of Credit Application, completed to its reasonable satisfaction and duly executed by a Responsible Officer; provided that if such Letter of Credit is being issued to support the repayment of any Indebtedness of any

         Subsidiary of any Borrower, such Subsidiary shall also execute such Letter of Credit Application and shall agree to be jointly and severally liable with the applicable Borrower for any and all obligations arising under or in connection with such Letter of Credit or the Letter of Credit Application related thereto; provided that such Subsidiary shall not be required to execute such Letter of Credit Application and shall not be jointly and severally liable if such liability could reasonably be expected to result in any adverse tax liability under applicable Requirements of Law.

Each borrowing by a Borrower hereunder and issuance of any Letter of Credit shall constitute a representation and warranty by Holdings, US Borrower and the applicable Borrower as of the date of such Loan or issuance, as the case may be, that the conditions contained in this subsection 11.2 have been satisfied.


                        SECTION 12. AFFIRMATIVE COVENANTS

                  The US Borrower, each Foreign Subsidiary Borrower, only as to itself and its Subsidiaries, and Holdings each hereby agrees that, so long as any Commitment remains in effect, any Loan remains outstanding and unpaid, any Letter of Credit is outstanding, or any other Obligations are owing to any Secured Party, the US Borrower, each Foreign Subsidiary Borrower, only as to itself and its Subsidiaries, and Holdings shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  12.1 Financial Statements. Furnish to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of US Borrower, a copy of the consolidated (and unaudited consolidating) balance sheet of US Borrower as at the end of such year and the consolidated (and unaudited consolidating) statements of income and retained earnings and consolidated statement of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three (3) quarterly periods of each fiscal year of US Borrower, the unaudited consolidating and consolidated balance sheet of US Borrower as at the end of such quarter and the related unaudited consolidating and consolidated statements of income and retained earnings and consolidated statement of cash flows of US Borrower for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form (i) the figures for the previous year and (ii) the figures set forth in the relevant budgets required to be delivered in accordance with subsection 12.2(c);

all such financial statements shall fairly present in all material respects the consolidated financial position of the US Borrower and its Subsidiaries as of such date and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

                  12.2 Certificates; Other Information. Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 12.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to the covenants contained in subsection 13.1, except as specified in such certificate.

                  (b) concurrently with the delivery of the financial statements referred to in subsections 12.1(a) and 12.1(b), a certificate of a Responsible Officer (i) stating that, to such Responsible Officer's knowledge, each of Holdings and the US Borrower and its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, in all material respects, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) stating that all such financial statements fairly present in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein) and (iii) showing in detail the calculations supporting such statement in respect of subsections 13.1, 13.8 and 13.9;

                  (c) as soon as available but not later than forty-five (45) days subsequent to the end of each fiscal year of US Borrower, a copy of the projections by US Borrower of the operating budget and cash flow budget of US Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared in good faith and based upon reasonable assumptions as of the date thereof;

                  (d) within five (5) days after the same are filed, copies of all financial statements and reports which Holdings or any Subsidiary may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (e) concurrently with the delivery of the financial statements referred to in subsections 12.1(a) and 12.1(b), a listing of applications filed for the registration of any Copyright, Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof by any Credit Party, either by itself or through an agent, employee, licensee or designee, during the period covered by such financial statements;

                  (f) concurrently with the delivery of the financial statements referred to in subsections 12.1(a) and 12.1(b), each Instrument or Chattel Paper (as each such term is defined in the Guarantee and Collateral Agreement) in excess of $2,000,000 not previously delivered to the Collateral Agent to be held pursuant to the Guarantee and Collateral Agreement; and

                  (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  12.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where (i) such payment is not overdue by more than sixty (60) days or (ii) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or its Subsidiaries, as the case may be; provided that, notwithstanding the foregoing, Holdings and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the validity or amount of such claims.

                  12.4 Conduct of Business and Maintenance of Existence. (a) Except as provided in subsection 13.5, continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except for any failure to preserve and maintain such privileges, rights or franchises that could not reasonably be expected to have a Material Adverse Effect.

                  (b) Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  12.5 Maintenance of Property; Insurance. Keep all property (including the Mortgaged Properties) useful and necessary in its business in good working order and condition (ordinary wear and tear and casualty or condemnation excepted); maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business or as otherwise reasonably requested by the Administrative Agent; and furnish to each Lender, upon written request, full information as to the insurance carried, except to the extent that the failure to do any of the foregoing with respect to any such property could not reasonably be expected to materially adversely affect the value or usefulness of such property.

                  12.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in all material respects in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable advance notice at any reasonable time on any Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings and its Subsidiaries with officers and employees of Holdings and its Subsidiaries and with its independent certified public accountants; provided that the Administrative Agent or such Lender shall notify US Borrower prior to any contact with such accountants and give US Borrower the opportunity to participate in such discussions.

                  12.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of Holdings or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) the following events, if, individually or in the aggregate, the liability that could reasonably be expected to result would be material to Holdings and its Subsidiaries, taken as a whole:
         (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Single Employer Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the US Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan;

                  (d) the occurrence of any Material Adverse Change; and

                  (e) the receipt by Holdings or any Subsidiary of any complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Laws or Materials of Environmental Concern or any other environmental matter including the occurrence of any spill, discharge or release in a quantity that is reportable under any Environmental Law on any Mortgaged Property or any other property owned, leased or utilized by Holdings or any Subsidiary of Holdings but only to the extent that such complaint, order, citation, notice or written communication individually or in the aggregate could reasonably be expected to result in Holdings and its Subsidiaries incurring material liability or a material obligation under any Environmental Law.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings or the applicable Commonly Controlled Entity proposes to take with respect thereto.

                  12.8 Benefit and Pension Plans. The US Borrower shall deliver to the Administrative Agent, if requested by the Administrative Agent, acting reasonably, promptly after the filing thereof with any applicable Governmental Authority, copies of any annual and other return, report or valuation with respect to each pension or benefit plan of, or for the benefit of any employees of, the US Borrower or any of its Subsidiaries prepared by them or at their direction, and promptly after receipt thereof, a copy of any direction, notice or other communication in respect of any breach of any Requirement of Law, which would have the effect of increasing in any material respect for the US Borrower and its Subsidiaries taken as a whole the funding obligation in respect of any such plan, or which could reasonably be expected to result in the imposition of any Lien on any of the properties or assets of the US Borrower or any of its Subsidiaries, and any order or ruling that it may receive from any applicable Governmental Authority with respect to any such plan.

                  12.9 Environmental Laws.

                  (a) Comply with, and will use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and

                  (b) Conduct and complete (or cause to be conducted and completed) all investigations, studies, sampling and testing, and all remedial, removal and other actions required by Environmental Laws and in a timely fashion comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

                  12.10 Pledge of After Acquired Property. If at any time following the Closing Date the US Borrower or any of its Domestic Subsidiaries shall acquire property with a monetary value on the date of such acquisition in excess of the Equivalent Amount of $5,000,000 in the aggregate, the US Borrower and any such Domestic Subsidiary shall grant to the Collateral Agent for the ratable benefit of the Secured Parties a first priority or first ranking Lien on and security interest in such property as collateral security for the Obligations pursuant to documentation reasonably satisfactory to the Collateral Agent and take such actions as the Collateral Agent shall reasonably require to ensure the priority and perfection of such Lien, provided that (i) only 65% of the voting Capital Stock of any direct Foreign Subsidiary of the US Borrower or its Domestic Subsidiaries need be so pledged, (ii) with respect to real or immovable property, only fee owned real estate or immovable property in excess of $5,000,000 need be mortgaged, and (iii) property subject to restrictions or limitations of the type permitted under subsection 13.14(a)(ii) or (iii) need not be so pledged.

                  12.11 Pledge During Event of Default. At any time during the continuance of an Event of Default, upon the request of the applicable Agent, grant to the applicable Agent for the ratable benefit of the Secured Parties a first priority or first ranking Lien on and security interest in any unencumbered property of any Borrower and its Subsidiaries of any nature whatsoever, as collateral security for the applicable Obligations, pursuant to documentation reasonably satisfactory to the applicable Agent and take such actions as the applicable Agent shall reasonably require to ensure the priority and perfection of such Lien, provided, however, that if the grant of such Lien would be reasonably likely to result in any adverse tax liability (as determined by Holdings and agreed to by the applicable Agent), the property pledged pursuant hereto will be that property which can be pledged without incurring such liability; provided, further, that (i) only 65% of the voting Capital Stock of any direct Foreign Subsidiary of the US Borrower or its Domestic Subsidiaries need be so pledged and (ii) no voting Capital Stock of any indirect Foreign Subsidiary of the US Borrower and its Domestic Subsidiaries need be so pledged unless such Foreign Subsidiary is also a direct Subsidiary of a Foreign Subsidiary Borrower and such pledge is only to secure the applicable Obligations of such Foreign Subsidiary Borrower, in which case subsection 12.12 shall be complied with.

                  12.12 Additional Subsidiaries. If, at any time after the date of this Agreement, any Borrower or any Domestic Subsidiary of the US Borrower shall form any new Subsidiary, such Borrower or such Subsidiary, as the case may be, shall (i) if such Subsidiary is a Domestic Subsidiary of the US Borrower,
(x) cause such new Subsidiary to guarantee the Obligations and (y) pledge to the applicable Agent all of the Capital Stock of such Subsidiary owned by the US Borrower or any of its Subsidiaries to secure the relevant obligations under the Loan Documents, (ii) if such Subsidiary is a direct Foreign Subsidiary of the US Borrower or its Domestic Subsidiaries, except as set forth in clause (iii) below, pledge 65% of the voting Capital Stock of such Subsidiary and (iii) if such Subsidiary is a Future Foreign Subsidiary Borrower or a direct Subsidiary of any Foreign Subsidiary Borrower, cause 100% of the Capital Stock of such Subsidiary (to the extent owned by the US Borrower, any Domestic Subsidiary of the US Borrower or any Foreign Subsidiary Borrower) to be pledged to the applicable Agent to secure the relevant obligations of the relevant Foreign Subsidiary Borrower under the Loan Documents. Each pledge shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the applicable Agent.

                  12.13 Intellectual Property. Upon request of the applicable Agent, the Credit Parties shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Agent's security interest in any Copyright, Patent or Trademark or such Intellectual Property and the goodwill and general intangibles of such Credit Party relating thereto or represented thereby.

                  12.14 Use of Proceeds. Use the Revolving Credit Commitments to finance the Transactions and for general corporate purposes of the US Borrower and its Subsidiaries. Use the Chips Term Loans solely to refinance reimbursement obligations of the US Borrower under the Chips Letter of Credit. Use the Tranche B Term Loans to finance the Transactions.

                  12.15 Change in Location, Names, etc. Neither the US Borrower nor any Domestic Subsidiary will, except on not less than 15 days' prior written notice to the Collateral Agent under the Guarantee and Collateral Agreement and delivery of all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for in the Guarantee and Collateral Agreement: (i) permit any of the Inventory and Equipment to be kept at a location other than those listed on the schedules to the Guarantee and Collateral Agreement, (ii) change the location of its chief executive office from that referred to in the Guarantee and Collateral Agreement; or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.


                         SECTION 13. NEGATIVE COVENANTS

                  The US Borrower, each Foreign Subsidiary Borrower, only as to itself and its Subsidiaries, and Holdings each hereby agrees that, so long as any Commitment remains in effect, any Loan remains outstanding and unpaid, any Letter of Credit is outstanding or any other Obligations are owing to any Secured Party, the US Borrower, each Foreign Subsidiary Borrower, only as to itself and its Subsidiaries, and Holdings shall not, and (except with respect to subsection 13.1) shall not permit any of its Subsidiaries to, directly or indirectly:

                  13.1 Financial Condition Covenants.

                  (a) Interest Coverage. Permit the Interest Coverage Ratio of the US Borrower for any period of four consecutive calendar quarters ending at the end of the calendar quarters set forth below to be less than the ratio set forth opposite such calendar quarter below:

         Calendar Quarter                    Interest Coverage Ratio
         ----------------                    -----------------------
         2000     2nd                                 2.25 to 1.00
                  3rd                                 2.25 to 1.00
                  4th                                 2.50 to 1.00

         2001     1st                                 2.75 to 1.00
                  2nd                                 2.75 to 1.00
                  3rd                                 2.75 to 1.00
                  4th                                 2.75 to 1.00

         2002     1st                                 3.00 to 1.00
                  2nd                                 3.00 to 1.00
                  3rd                                 3.00 to 1.00
                  4th                                 3.00 to 1.00

         2003     1st                                 3.00 to 1.00
                  2nd                                 3.00 to 1.00
                  3rd                                 3.00 to 1.00
                  4th                                 3.00 to 1.00

         2004     1st                                 3.25 to 1.00
                  2nd                                 3.25 to 1.00
                  3rd                                 3.25 to 1.00
                  4th                                 3.25 to 1.00

         2005     1st                                 3.50 to 1.00
                  2nd                                 3.50 to 1.00
                  3rd                                 3.50 to 1.00
                  4th                                 3.50 to 1.00

         2006     1st                                 3.50 to 1.00
                  2nd                                 3.50 to 1.00
                  3rd                                 3.50 to 1.00
                  4th                                 3.50 to 1.00

         2007     1st                                 3.50 to 1.00
                  2nd                                 3.50 to 1.00

         ; provided, that for purposes of determining the ratio described above for the 2nd, 3rd and 4th calendar quarters in 2000, the amount set forth in clause (b) of the definition of "Interest Coverage Ratio" for the relevant period shall be deemed to equal the amount set forth in clause (b) of the definition of "Interest Coverage Ratio" for such calendar quarter (and, in the case of the latter two such determinations, each previous calendar quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively; provided further, that for purposes of determining the ratio described above for the 2nd and 3rd calendar quarters in 2000, Consolidated EBITDA for the relevant period shall be deemed to equal Consolidated EBITDA for such calendar quarter (and each previous calendar quarter of the 2000 fiscal year) multiplied by 2 and 4/3, respectively.

                  (b) Maintenance of Consolidated Total Debt to Consolidated EBITDA. Permit the ratio of Consolidated Total Debt of the US Borrower to Consolidated EBITDA of the US Borrower for any period of four consecutive calendar quarters ending at the end of the calendar quarters set forth below to be greater than the ratio set forth opposite such calendar quarter below:


                  Calendar Quarter           Amount
                  ----------------           ------

         2000     2nd                           4.75 to 1.00
                  3rd                           4.75 to 1.00
                  4th                           4.50 to 1.00

         2001     1st                           4.25 to 1.00
                  2nd                           4.25 to 1.00
                  3rd                           4.25 to 1.00
                  4th                           4.25 to 1.00

         2002     1st                           4.00 to 1.00
                  2nd                           4.00 to 1.00
                  3rd                           4.00 to 1.00
                  4th                           4.00 to 1.00

         2003     1st                           4.00 to 1.00
                  2nd                           4.00 to 1.00
                  3rd                           4.00 to 1.00
                  4th                           4.00 to 1.00

         2004     1st                           3.75 to 1.00
                  2nd                           3.75 to 1.00
                  3rd                           3.75 to 1.00
                  4th                           3.75 to 1.00

         2005     1st                           3.50 to 1.00
                  2nd                           3.50 to 1.00
                  3rd                           3.50 to 1.00
                  4th                           3.50 to 1.00

         2006     1st                           3.25 to 1.00
                  2nd                           3.25 to 1.00
                  3rd                           3.25 to 1.00
                  4th                           3.25 to 1.00

         2007     1st                           3.25 to 1.00
                  2nd                           3.25 to 1.00

                  (c) Maintenance of Consolidated Senior Debt to Consolidated EBITDA. Permit the ratio of Consolidated Senior Debt of the US Borrower to Consolidated EBITDA of the US Borrower for any period of four consecutive calendar quarters ending at the end of the calendar quarters set forth below to be greater than the ratio set forth opposite such calendar quarter below:

         Calender Quarter                          Ratio
         ----------------                          -----

         2000     2nd                           2.75 to 1.00
                  3rd                           2.75 to 1.00
                  4th                           2.50 to 1.00

         2001     1st                           2.25 to 1.00
                  2nd                           2.25 to 1.00
                  3rd                           2.25 to 1.00
                  4th                           2.25 to 1.00

         2002     1st                           2.00 to 1.00
                  2nd                           2.00 to 1.00
                  3rd                           2.00 to 1.00
                  4th                           2.00 to 1.00

         2003     1st                           2.00 to 1.00
                  2nd                           2.00 to 1.00
                  3rd                           2.00 to 1.00
                  4th                           2.00 to 1.00

         2004     1st                           1.75 to 1.00
                  2nd                           1.75 to 1.00
                  3rd                           1.75 to 1.00
                  4th                           1.75 to 1.00

         2005     1st                           1.50 to 1.00
                  2nd                           1.50 to 1.00
                  3rd                           1.50 to 1.00
                  4th                           1.50 to 1.00

         2006     1st                           1.25 to 1.00
                  2nd                           1.25 to 1.00
                  3rd                           1.25 to 1.00
                  4th                           1.25 to 1.00

         2007     1st                           1.25 to 1.00
                  2nd                           1.25 to 1.00


                  13.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Credit Parties under the Loan
         Documents;

                  (b) (i) Indebtedness among the Credit Parties, (ii) Indebtedness of Foreign Subsidiaries of the US Borrower that are not Credit Parties to the Credit Parties in an aggregate Equivalent Amount outstanding not to exceed $75,000,000 at any one time, (iii) Indebtedness of Non-Credit Parties to other Non-Credit Parties and (iv) Indebtedness of any Credit Party to any Non-Credit Party (so long as the obligations of such Credit Party in respect thereof are contractually subordinated to the obligations of such Credit Party under the Loan Documents to which it is a party on terms reasonably satisfactory to the Administrative Agent);

                  (c) Indebtedness of Subsidiaries of Holdings listed on
         Schedule 13.2 and extensions, renewals or replacements thereof provided that no such extension, renewal or replacement shall increase the principal amount thereof except to the extent the increase in such Indebtedness could otherwise be incurred under this subsection 13.2;

                  (d) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business;

                  (e) Indebtedness of Subsidiaries of Holdings in respect of obligations under Financing Leases and purchase money Indebtedness in an aggregate amount outstanding not to exceed Equivalent Amount of $50,000,000 at any one time;

                  (f) Indebtedness in respect of Interest Rate Agreements;

                  (g) Guarantee Obligations permitted by subsection 13.4;

                  (h) Indebtedness (other than for borrowed money) subject to Liens permitted under subsections 13.3(b), (c), (d), (e) and (i);

                  (i) Indebtedness incurred in connection with the sale of the accounts receivable of Holdings and its Subsidiaries in connection with a trade receivables financing transaction otherwise permitted under subsection 13.6(i);

                  (j) additional Indebtedness of Subsidiaries of Holdings in an aggregate principal amount outstanding not to exceed the Equivalent Amount of $75,000,000 (of which up to $37,500,000 may be guaranteed by Holdings) at any one time;

                  (k) at any time following the termination of the Revolving Credit Commitment, Indebtedness of Subsidiaries of Holdings in respect of unsecured revolving lines of credit in an aggregate amount outstanding not to exceed $100,000,000 at any one time;

                  (l) (i) unsecured Indebtedness of Subsidiaries of Holdings to the seller in any Permitted Acquisition or (ii) Indebtedness assumed in connection with any Permitted Acquisition in an aggregate amount for clauses (i) and (ii) for all Permitted Acquisitions not to exceed the Equivalent Amount of $75,000,000; provided that at the time of incurrence the requirements of subsection 13.9(k) shall be satisfied;

                  (m) Indebtedness of any Foreign Subsidiary of the US Borrower which is not a Credit Party under overdraft facilities incurred in the ordinary course of business in an aggregate amount outstanding not to exceed the Equivalent Amount of $25,000,000 at any one time;

                  (n) unsecured Senior Subordinated Indebtedness of Holdings, in the case of clause (iv) below and the US Borrower (subject to pro forma compliance with subsection 13.1), in the case of clauses (i), (ii),
         (iii) and (iv) below, so long as any Net Cash Proceeds of such Senior Subordinated Indebtedness are immediately used to (i) make Permitted Acquisitions, (ii) refinance other Indebtedness, (iii) make a prepayment of the Term Loans in accordance with subsection 7.3(a), or
         (iv) redeem the Series B preferred stock of Holdings;

                  (o) Indebtedness arising from agreements with Governmental Authorities of any foreign country, or political subdivision or agency thereof, relating to the construction of plants and the purchase and installation (including related training costs) of equipment to be used in a Related Business; provided that such Indebtedness in the aggregate does not exceed $50,000,000 or the Equivalent Amount; and

                  (p) Indebtedness of Holdings in respect of the Chips Loan Notes not to exceed $303,100,000.

                  13.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens created by the Loan Documents;

                  (b) Liens for taxes not yet overdue by more than sixty (60) days or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to contested taxes are maintained on the books of Holdings or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (c) carriers', landlords', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings;

                  (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, insurance contracts, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) easements, rights-of-way, zoning restrictions, restrictions and other similar encumbrances (i) previously or hereinafter incurred in the ordinary course of business which, in the aggregate, are not material in amount and which, in the case of such encumbrances on any of the Mortgaged Properties, do not in the aggregate materially detract from the value of the Mortgaged Property subject thereto or, in the case of such encumbrances on any Mortgaged Property, materially interfere with the ordinary conduct of the business of Holdings or its Subsidiaries or (ii) which are set forth in the "marked up" commitments for title insurance at any time delivered to the Administrative Agent;

                  (g) Liens in existence listed on Schedule 13.3, securing Indebtedness permitted by subsection 13.2(c) (including extensions, renewals and replacements of such Indebtedness as permitted under subsection 13.2(c)), provided that no such Lien is spread to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) after such date and that the amount of Indebtedness secured thereby is not increased (other than pursuant to subsection 13.3(o));

                  (h)(i) purchase money Liens and Liens in respect of Financing Leases upon or in any property acquired or held by Subsidiaries of Holdings to secure Indebtedness permitted under subsection 13.2(e) incurred solely for the purpose of financing the acquisition of such property, and (ii) Liens existing on such property at the time of its acquisition or existing on property of any Person that becomes a Subsidiary after the date hereof at the time such Person becomes a Subsidiary (other than any such Lien created in contemplation of such acquisition), provided that in the case of this clause (ii), the aggregate principal amount of Indebtedness secured thereby shall not exceed $40,000,000;

                  (i) Liens on the property of Holdings or any of its Subsidiaries in favor of landlords securing licenses, subleases, or leases permitted hereunder;

                  (j) licenses, leases or subleases permitted hereunder granted to others not interfering in any material respect in the business of Holdings or any of its Subsidiaries;

                  (k) attachment or judgment Liens (other than judgment Liens paid or fully covered by insurance which are not outstanding for more than sixty (60) days unless such judgment has been vacated, discharged, stayed or bonded pending appeal) in an aggregate amount outstanding at any one time not in excess of the Equivalent Amount of $20,000,000;

                  (l) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by Holdings or any of its Subsidiaries in the ordinary course of business;

                  (m) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

                  (n) Liens arising from the sale of the accounts receivable of Subsidiaries of Holdings in connection with a trade receivables financing transaction otherwise permitted under subsection 13.6(i);

                  (o) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to Subsidiaries of Holdings) the Equivalent Amount of $75,000,000 in aggregate amount at any time outstanding; and

                  (p) Liens on property financed thereby securing grants and Indebtedness permitted under subsection 13.2(o).

                  13.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a)  Guarantee Obligations pursuant to the Loan Documents;

                  (b) guarantees set forth on Schedule 13.4 and extensions, renewals and replacements thereof, provided, however, that no such extension, renewal or replacement shall (i) amend or modify the subordination provisions, if any, contained in such guarantee in a manner adverse to the Secured Parties or (ii) increase the principal amount of such Indebtedness guaranteed by the original guarantee except to the extent that the increase in the Indebtedness covered by such guarantee was permitted under subsection 13.2;

                  (c) the Letter of Credit Obligations;

                  (d) indemnities in favor of the companies issuing title insurance policies insuring the title to any property to induce such issuance;

                  (e) surety bonds issued in respect of the type of obligations described in subsection 13.3(e);

                  (f) indemnities made in the Loan Documents, the WHB Acquisition Document, the documents effecting the Commercial Product Business Transfer, the monitoring and oversight agreement and the financial advisory agreements terminated on the date hereof or in any of the agreements contemplated hereby and thereby and in the corporate charter and/or bylaws of Holdings and its Subsidiaries;

                  (g) (i) indemnities and guarantees (other than guarantees of Indebtedness), provided that such indemnities and guarantees could not individually or in the aggregate have a Material Adverse Effect and
         (ii) guarantees of Indebtedness of Subsidiaries of Holdings permitted hereunder made in the ordinary course of business, provided that such guarantees could not individually or in the aggregate have a Material Adverse Effect;

                  (h) unsecured subordinated guarantees by the Domestic Subsidiaries of Holdings of the Senior Subordinated Indebtedness;

                  (i) Guarantee Obligations of Holdings or its Subsidiaries in respect of the incurrence of grants and Indebtedness permitted under subsection 13.2(o); and

                  (j) guarantees by Holdings and the US Borrower of Indebtedness permitted under subsection 13.2(j).

                  13.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except (i) a merger, consolidation, amalgamation, liquidation, winding up, dissolution, conveyance, sale, lease, assignment, transfer or disposition of a Subsidiary of the US Borrower or all or substantially all of the property, business or assets of a Subsidiary of the US Borrower, the purpose of which is to dispose of assets in a transaction otherwise permitted under subsection 13.6,
(ii) any merger, consolidation or amalgamation, the purpose of which is to effect an Investment otherwise expressly permitted by subsection 13.9,

(iii) any Subsidiary of Holdings (other than the US Borrower) may be merged or consolidated with or into the US Borrower or any one or more Subsidiaries of the US Borrower, (iv) any Subsidiary of Holdings (other than the US Borrower) may liquidate or dissolve if, in connection therewith, all of its assets are transferred to the US Borrower or a Subsidiary thereof; and (v) any Subsidiary of Holdings (other than the US Borrower) may convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets to the US Borrower or any other Subsidiary; provided that (A) in the case of clause
(ii) above, if Holdings or any of its Subsidiaries party thereto is a Credit Party, the survivor of such transaction shall become a Credit Party, (B) in the case of each of clauses (iii), (iv) and (v) above, if any such merger, consolidation, liquidation, dissolution, conveyance, sale, lease, assignment, transfer or disposition shall be between (x) a Subsidiary that is not a Wholly Owned Subsidiary and a Wholly Owned Subsidiary, the continuing or surviving Person shall be owned in a percentage such that the value of the continuing or surviving Person shall not be less than the aggregate value of such Subsidiaries immediately prior to such transaction and (y) a Credit Party and a Non-Credit Party, the continuing or surviving Person, or the transferee, as the case may be, shall be (i) a Credit Party or (ii) such transaction shall fit within the limitations for Indebtedness to or Investments in Non-Credit Parties set forth in subsections 13.2 and 13.9, (C) in the case of clauses (iii), (iv) and (v) above, if such Subsidiary is a Borrower, such surviving Person expressly assumes all of the obligations of such Borrower hereunder pursuant to assumption documents reasonably satisfactory to the applicable Agent and (D) in the case of clause (iv) above, if such Subsidiary is a Non-Credit Party, such assets need not be so transferred if such liquidation, wind up or dissolution is reasonably determined by the Administrative Agent not to adversely affect the interests of the Lenders.

                  13.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

                  (a) obsolete or worn out property disposed of in the ordinary course of business or property that is no longer useful in the conduct of Holdings' business disposed of in the ordinary course of business;

                  (b) the sale, transfer or exchange of inventory in the ordinary course of business;

                  (c) transfers resulting from any casualty or condemnation of property or assets;

                  (d) any sale or other transfer of any property or assets constituting fixed assets for at least 75% cash, provided that the net cash proceeds of the sales and transfers made pursuant to this paragraph (d) in the aggregate do not exceed the Equivalent Amount of $25,000,000 in any fiscal year;

                  (e) intercompany sales or transfers of assets made in the ordinary course of business;

                  (f) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of Holdings and its Subsidiaries;

                  (g) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business;

                  (h) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (i) the sale of the accounts receivable of Subsidiaries of Holdings in connection with a trade receivable financing transaction reasonably acceptable to the Administrative Agent; provided that all of the Net Cash Proceeds of each such sale are applied as required by subsection 7.3(b); and

                  (j) dispositions permitted by subsection 13.5.

                  13.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in Capital Stock of the US Borrower or Holdings of the same class or pursuant to a dividend reinvestment plan whereby the relevant dividend results solely in an increase of the amount of Capital Stock of the relevant class held by the relevant stockholder) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Stock of Holdings or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of Holdings or any Subsidiary or otherwise (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

                  (a) US Borrower may make Restricted Payments to Holdings, so long as no Event of Default under subsection 14(a) exists with respect to clause (iii) below and no other Event of Default exists with respect to any other clause in this paragraph (a), or would be continuing after giving effect to such Restricted Payment:

                               (i) the proceeds of which shall be applied by
                  Holdings directly to pay out of pocket expenses, for administrative, legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for such professional services, or to pay franchise fees, costs and expenses associated with the issuance and maintenance of its Capital Stock and similar costs and expenses;

                              (ii) payments, the proceeds of which will be used
                  to repurchase the Capital Stock or other securities of Holdings from outside directors, employees or members of the management of Holdings, or any Subsidiary, at a price not in excess of fair market value, in an aggregate amount not in excess of $25,000,000, net of the proceeds received by the US Borrower as a result of any resales of any such Capital Stock or other securities;

                              (iii) payments, the proceeds of which will be used
                  to pay taxes of Holdings as part of a consolidated group;

                              (iv) if such Restricted Payment is a purchase of
                  Capital Stock or a distribution to Holdings to permit Holdings to purchase its Capital Stock, in either case, made in order to fulfil the obligations of Holdings or any of the Borrowers under an employee stock purchase plan or similar plan covering employees of Holdings or any Subsidiary as from time to time in effect in an aggregate net amount not to exceed $5,000,000; and

                              (v) Restricted Payments made to Holdings to
                  finance any Investment permitted to be made by Holdings pursuant to subsection 13.9, provided that (i) such Restricted Payment shall be made concurrently with the closing of such Investment and (ii) other than in the case of subsection 13.9(n), Holdings shall, immediately following the closing thereof, cause (A) the assets or Capital Stock acquired to be contributed to the US Borrower or its Subsidiaries or (B) the merger of the US Borrower with the Person formed to consummate or acquired in such Investment;

                  (b) any Subsidiary of the US Borrower may make Restricted Payments to the US Borrower or to its Subsidiaries (and, on a pro rata basis, to any other stockholder of such Subsidiary);

                  (c) the US Borrower may make Restricted Payments to Holdings, the proceeds of which will be used to make cash payments in lieu of issuing fractional shares of Holding's Capital Stock in an aggregate amount not to exceed $100,000;

                  (d) Restricted Payments necessary to complete the transactions contemplated hereby;

                  (e) Holdings may repurchase or redeem its Series B preferred stock with the proceeds of issuances of (i) Capital Stock of Holdings or (ii) Senior Subordinated Indebtedness of Holdings, provided that in the case of this clause (ii) after giving effect thereto on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming such repurchase or redemption occurred on the first day of such period of four consecutive fiscal quarters), the ratio of Consolidated Total Debt of the US Borrower to Consolidated EBITDA of the US Borrower for such period is less than 3.00 to 1.00; and

                  (f) In addition to the Restricted Payments permitted pursuant to paragraphs (a) through (e) of this subsection 13.7, the US Borrower may make additional Restricted

         Payments to Holdings the proceeds of which will be utilized by Holdings to make additional Restricted Payments, in an aggregate amount not to exceed $7,500,000.

                  13.8 Limitation on Capital Expenditures. (a) Make or commit to make any Capital Expenditure except for expenditures in the ordinary course of business not exceeding, in the aggregate for US Borrower and its Subsidiaries during any of the fiscal years of US Borrower set forth below the amount set forth opposite such fiscal year below:

                  Fiscal Year                                          Amount
                  -----------                                          ------
                  2000                                              $ 150,000,000
                  2001                                              $ 130,000,000
                  2002                                              $ 130,000,000
                  2003                                              $ 130,000,000
                  2004                                              $ 130,000,000
                  2005                                              $ 130,000,000
                  2006                                              $ 130,000,000

; provided that (i) 100% of any amount not used in any fiscal year may be carried forward only into the next succeeding fiscal year and (ii) each of the respective amounts in the foregoing table for any fiscal year occurring from or after any Permitted Acquisition shall be increased by an amount equal to 110% of the Capital Expenditures for the four fiscal quarters ended immediately prior to such Permitted Acquisition of the business acquired in such Permitted Acquisition.

                  (b) In addition to the Capital Expenditures permitted pursuant to paragraph (a) of this subsection 13.8, to the extent such proceeds are not otherwise utilized pursuant to the penultimate paragraph of subsection 13.9, US Borrower and its Subsidiaries may make additional Capital Expenditures (which shall not be counted in the limitations set forth in paragraph (a) of this subsection 13.8) consisting of the investment of (i) Excess Cash Flow generated during prior fiscal years (in each case including the retained portion of Excess Cash Flow for only those periods where the respective Excess Cash Flow payment has theretofore occurred) and not required to be applied to prepay the Term Loans or cash collateralize the Chips Letter of Credit pursuant to subsection 7.3(c), (ii) the net cash proceeds of any Capital Stock issuance by Holdings after the date hereof and (iii) the Net Cash Proceeds not required to be applied to prepay the Term Loans or cash collateralize the Chips Letter of Credit pursuant to subsection 7.3, including (x) with respect to the investment of proceeds of the insurance and condemnation proceeds not required to prepay the Term Loans pursuant to subsection 7.3(f) and (y) with respect to the investment of proceeds of the sale of assets which are permitted pursuant to subsection 13.6

                  (c) Notwithstanding the foregoing, in no event shall Capital Expenditures be made by Holdings (other than in connection with an Investment permitted under subsection 13.9).

                  13.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) Investments in Cash Equivalents;

                  (c) (i) Investments (other than Permitted Acquisitions) by Holdings and its Subsidiaries in any of the Credit Parties, including any new Subsidiary which becomes a Credit Party, (ii) Investments by Credit Parties in Foreign Subsidiaries of the US Borrower that are not Credit Parties not to exceed $75,000,000 after giving effect to the WHB Acquisition; and (iii) Investments by Non-Credit Parties in the US Borrower or its Subsidiaries;

                  (d) loans and advances by Holdings or its Subsidiaries to their respective directors, officers and employees in an aggregate principal amount not exceeding the Equivalent Amount of $2,500,000 at any one time outstanding;

                  (e) loans, advances or Investments listed on Schedule 13.9, and extensions, renewals, modifications or restatements or replacements thereof, provided that no such extension, renewal, modification or restatement shall (i) increase the amount of the original loan, advance or investment, or (ii) adversely affect the interests of the Secured Parties with respect to such original loan, advance or investment or the interests of the Lenders under this Agreement or any other Loan Document in any material respect;

                  (f) Investments permitted by subsection 13.2(b), (c) or (j), subsection 13.4, subsection 13.7 or subsection 13.8;

                  (g) promissory notes and other similar non-cash consideration received by the Subsidiaries of Holdings in connection with the dispositions permitted by subsection 13.6;

                  (h) Investments in Interest Rate Agreements;

                  (i) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (j) in addition to the foregoing and clause (m) below, Investments by Holdings and its Subsidiaries in an aggregate amount not exceeding the Equivalent Amount of $25,000,000 (at cost, without regard to any write down or write up thereof) at any one time outstanding; provided that if such Investment is consummated by Holdings, Holdings shall, immediately following the closing thereof, cause (A) the assets or Capital Stock acquired to be contributed to the US Borrower or its Subsidiaries or (B) the merger of the US Borrower with the Person formed to consummate or acquired in such Investment;

                  (k) so long as after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Investments after the Closing Date by Holdings and its Subsidiaries resulting from Permitted Acquisitions, provided, that (i) the Administrative Agent shall have received, prior to or simultaneously with such Permitted Acquisition, such opinions (including with respect to environmental matters), certificates and copies of related agreements and documents as it shall reasonably request, (ii) such actions as may be required or reasonably requested to ensure that the applicable Agent, for the ratable benefit of the Lenders, has a perfected first priority security interest or first ranking hypothec in any assets required to be secured pursuant to subsections 12.10 and 12.12 or any other Loan Document, subject to Liens permitted by subsection 13.3, shall have been taken; (iii) (I) on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming the consummation of such Permitted Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four consecutive fiscal quarters), (A) the US Borrower shall be in compliance with the covenants contained in subsection 13.1 (and, if applicable, the requirements of subsection 13.2) and (B) at least $50,000,000 in Revolving Credit Commitments shall be available to the Borrowers and (II) the Administrative Agent shall have received calculations in reasonable detail reasonably satisfactory to it showing compliance with the requirements of this clause (iii) certified by a Responsible Officer of the US Borrower; (iv) if such Investment is made with the Net Cash Proceeds of Senior Subordinated Indebtedness of the US Borrower permitted under subsection 13.2(n), such Investment shall be made in a Person that is, or concurrently therewith becomes, a Wholly Owned Subsidiary of the US Borrower (whether through contribution by Holdings or otherwise); and (v) if such Permitted Acquisition is entered into by Holdings, Holdings shall, immediately following the closing thereof cause (A) the assets or stock acquired to be contributed to the US Borrower or its Subsidiaries or (B) the merger of the US Borrower with the Person formed to consummate or acquired in such Permitted Acquisition;

                  (l) Investments as a result of the WHB Acquisition;

                  (m) Investments by Holdings made with the proceeds of issuances of Capital Stock by Holdings (i) in Subsidiaries of Holdings or (ii) made in any other Person not to exceed the Equivalent Amount of $50,000,000 in the case of this clause (ii); and

                  (n) so long as after giving effect thereto no Default or Event of Default shall have occurred and be continuing, purchases by Holdings or its Subsidiaries of the Chips Loan Notes; provided that (i) the acquisition price of the Chips Loan Notes does not exceed the principal of and accrued and unpaid interest on such Chips Loan Notes on the date of the acquisition and (ii) any such Chips Loan Notes are promptly delivered to the Paying Agent for cancellation.

                  In addition to the Investments permitted pursuant to this subsection 13.9, to the extent such proceeds are not otherwise utilized pursuant to subsection 13.8(b), Holdings and its Subsidiaries may make additional Investments (which shall not be counted in the limitations set forth above) as follows: (i) Investments consisting of the investment of Net Cash Proceeds not required to be applied to prepay the Term Loans or cash collateralize the Chips Letter of Credit pursuant to subsection 7.3(b), including (x) with respect to the investment of proceeds of the insurance and condemnation proceeds not required to prepay the Term Loans or cash collateralize the Chips Letter of Credit pursuant to subsection 7.3 and (y) with respect to the investment of proceeds of the sale of assets which are permitted pursuant to subsection 13.6; and (ii) Investments consisting of the investment of Excess Cash Flow generated during prior fiscal years (in each case including the retained portion of the respective Excess Cash Flow for only those periods where the respective Excess Cash Flow payment has theretofore occurred) and not required to be applied to prepay the Term Loans or cash collateralize the Chips Letter of Credit pursuant to subsection 7.3(c); provided that if such Investment is consummated by Holdings, Holdings shall, immediately following the closing thereof, cause (A) the assets or Capital Stock acquired to be contributed to the US Borrower or its Subsidiaries or (B) the merger of the US Borrower with the Person formed to consummate or acquired in such Investment.

                  Notwithstanding anything to the contrary in this subsection 13.9, no hostile acquisition of any publicly traded Capital Stock of any Person contemplated to become a Subsidiary of (or merged into) Holdings or any of its Subsidiaries may be made by Holdings or any of its Subsidiaries.

                  13.10 Limitation on Optional Payments and Modifications of Subordinated Debt Instruments. (a) Make any optional payment or prepayment on or redemption of any Senior Subordinated Indebtedness and any payments in redemption, defeasance or repurchase thereof, except mandatory payments of interest, fees and expenses required by the terms of the agreement governing or instrument evidencing such Indebtedness but only to the extent permitted under the subordination provisions applicable thereto and except for: (i) refinancings of any such Senior Subordinate Indebtedness under terms that would be permitted for new issuances of Senior Subordinated Indebtedness by virtue of the definition thereof; (ii) optional payments or prepayments, redemptions, defeasances or repurchases of up to $50,000,000 of Senior Subordinated Indebtedness provided that (A) after giving effect thereto (I) on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming such payment, prepayment, redemption, defeasance or repurchase occurred on the first day of such period of four consecutive fiscal quarters), US Borrower shall be in compliance with the covenants contained in subsection
13.1 and (II) at least $50,000,000 in Revolving Credit Commitments shall be available to the Borrowers and (B) the Administrative Agent shall have received calculations in reasonable detail reasonably satisfactory to it showing compliance with the requirements of this clause (ii) certified by a Responsible Officer of the US Borrower; (iii) optional payments or prepayments, redemptions, defeasances or repurchases of Senior Subordinated Indebtedness with the proceeds of issuances of shares of Capital Stock by Holdings provided that after giving effect thereto (A) on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming such payment, prepayment, redemption, defeasance or repurchase occurred on the first day of such period of four consecutive fiscal quarters), the ratio of Consolidated Total Debt of the US Borrower to Consolidated

EBITDA of the US Borrower for such period is less than 2.50 to 1.00 and (B) the Administrative Agent shall have received calculations in reasonable detail reasonably satisfactory to it showing compliance with the requirements of this clause (iii) certified by a Responsible Officer of the US Borrower; and (iv) at such time as $100,000,000 in aggregate principal amount of Tranche B Chips Term Loans and Tranche B Term Loans shall have been repaid, optional payments or prepayments, redemptions, defeasances or repurchases of up to $50,000,000 of Senior Subordinated Indebtedness using Excess Cash Flow generated during prior fiscal years (in each case including the retained portion of Excess Cash Flow for only those periods where the respective Excess Cash Flow payment has theretofore occurred) and not required to be applied to prepay the Term Loans or cash collateralize the Chips Letter of Credit pursuant to subsection 7.3(c) and not utilized pursuant to subsection 13.8(b) or the penultimate paragraph of subsection 13.9, provided that after giving effect thereto (A) on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming such payment, prepayment, redemption, defeasance or repurchase occurred on the first day of such period of four consecutive fiscal quarters), the ratio of Consolidated Total Debt of the US Borrower to Consolidated EBITDA of the US Borrower for such period is less than 3.00 to 1.00 and (B) the Administrative Agent shall have received calculations in reasonable detail reasonably satisfactory to it showing compliance with the requirements of this clause (iv) certified by a Responsible Officer of the US Borrower, and provided further that an amount equal to the amount of Senior Subordinated Indebtedness paid, prepaid, redeemed, defeased or repurchased pursuant to this clause (iv) shall be applied to prepay the Term Loans.

                  (b) Amend, supplement or otherwise modify any of the provisions of any Senior Subordinated Indebtedness:

                  (i) which amends or modifies the subordination provisions contained therein;

                  (ii) which, with respect to any such Indebtedness already outstanding under the relevant agreement or instrument, shortens the fixed maturity, or increases the rate or shortens the time of payment of interest on, or increases the amount (other than pursuant to an incremental incurrence of Indebtedness resulting in cash proceeds to Holdings or the US Borrower, as applicable) or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

                  (iii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject the US Borrower or any of its Subsidiaries, to any materially more onerous or more restrictive provisions; or

                  (iv) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Loan Document in any material respect.

                  (c) Make any payment in cash on any subordinated debt security that may be made under the terms thereof by the issuance of any security of the same nature.

                  (d) Designate any Indebtedness (other than the Indebtedness under the Loan Documents) as "Designated Senior Indebtedness" (or any comparable concept) under the Senior Subordinated Indebtedness.

                  13.11 Limitation on Transactions with Affiliates. (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (i) otherwise permitted under this Agreement, or (ii) upon fair and reasonable terms no less favorable to Holdings or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  (b) In addition, notwithstanding the foregoing, Holdings and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

                        (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of Holdings;

                        (ii) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith; and

                       (iii) the transactions under each of the Commercial Products Business Transfer and the WHB Acquisition (including the Commercial Products Notes and the supply agreements).

                  13.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by Holdings or any Subsidiary of real or personal, immovable or movable, property which has been or is to be sold or transferred by Holdings or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings or such Subsidiary; provided that this subsection 13.12 shall not prohibit any sale and leaseback resulting from the incurrence of any lease in respect of any capital asset entered into within 120 days of the acquisition of such capital asset for the purpose of providing permanent financing of such capital asset.

                  13.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of the US Borrower to end on a day other than December 31; provided that the US Borrower may change such fiscal year upon the approval of the Administrative Agent.

                  13.14 Negative Pledge Clauses; Restrictions Affecting Subsidiaries. Enter into with any Person, or suffer to exist any agreement which prohibits or limits the ability of Holdings or any of its Subsidiaries to (a) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (i) this

Agreement and the other Loan Documents, (ii) any industrial revenue bonds (including government loans), purchase money mortgages or Financing Leases or any other similar agreement or transaction permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby) and (iii) restrictions in leases, licenses and asset sale agreements otherwise permitted hereby so long as such restrictions apply only to the assets subject thereto or (b) pay dividends or make other distributions or pay any Indebtedness owed to Holdings or any of its Subsidiaries except as permitted by this Agreement and the other Loan Documents.

                  13.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for any Related Business.

                  13.16 Amendments to Corporate Documents; Supply Agreement. (a) Amend its certificate of incorporation or by-laws or other governing documents unless such amendment does not adversely affect the interests of any Secured Party (as such) in any material respect, or (b) amend, supplement or otherwise modify the terms and conditions of the Supply Agreement except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

                  13.17 Passive Status of International Holdings. Permit International Holdings to engage in any activities or incur any Indebtedness or Guarantee Obligations other than (A) owning the stock of certain Foreign Subsidiaries of the US Borrower, (B) its activities incident to the performance of the Loan Documents and (C) unsecured subordinated guarantees of the Senior Subordinated Indebtedness.


                          SECTION 14. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) Any Borrower shall fail to pay any principal of any Loan and/or Note or any Letter of Credit Obligation when due in accordance with the terms thereof or hereof; or any Borrower shall fail to pay any interest on any Loan and/or Note, or any other amount payable hereunder by it, within five (5) days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by any Credit Party or any of its Subsidiaries herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Any Credit Party or any of its Subsidiaries shall default in the performance or observance of any agreement contained in Section 13 or Section 16.6 of this Agreement or Section 5.6 of the Guarantee and Collateral Agreement; or

                  (d) Any Credit Party or any of its Subsidiaries shall default in the observance or performance of any other agreement contained in this Agreement or in any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days after written notice from the Administrative Agent; or

                  (e) Except as set forth on Schedule 14(e), any Credit Party or any of its Subsidiaries shall (i) default (x) in any payment of principal of or interest on any Indebtedness (other than any of the Loans) or (y) in the payment of any Guarantee Obligation (other than the guarantees pursuant to the Loan Documents), having an outstanding principal amount individually or in the aggregate for both of clauses
         (x) and (y) in excess of the Equivalent Amount of $20,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or
         (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (f) (i) Any Credit Party or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, liquidation, administration, winding up, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, administration, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, administrator, liquidator, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any of the Credit Parties or any of their Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or
         (B) remains undismissed, undischarged or unbonded for a period of sixty
         (60) days; or (iii) there shall be commenced against any Credit Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty
         (60) days from the entry thereof; or (iv) any Credit Party or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Credit Party or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts (other than intercompany debts) as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Single Employer Plan shall arise on the assets of the US Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
         (v) the US Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) Any Credit Party or any of its Subsidiaries shall directly or indirectly (i) terminate or cause to terminate, in whole or in part, or initiate the termination of, in whole or in part, any Canadian Pension Plan so as to result in any liability to a Credit Party, (ii) accept payment of any amount from any Canadian Pension Plan, or (iii) merge any Canadian Pension Plan which in each case in clauses (i), (ii) and (iii) above, could reasonably be expected to have a Material Adverse Effect; or

                  (i) One or more judgments or decrees shall be entered against Holdings, any Borrower or any of their Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of the Equivalent Amount of $20,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

                  (j) Holdings, any Borrower or any of their Subsidiaries shall incur any liability (not paid or fully covered by insurance) under any Environmental Law in an amount which could reasonably be expected to have a Material Adverse Effect; or

                  (k) Any Loan Document shall, at any time, cease to be in full force and effect (unless released by the applicable Agent, at the direction of the Required Lenders or as otherwise permitted under this Agreement) or shall be declared null and void (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the applicable Agent and the Secured Parties, as secured parties thereunder, the Credit Party shall have failed to cure such invalidity within thirty (30) days after notice from the applicable Agent or such shorter time period as is specified by the applicable Agent in such notice and is reasonable in the circumstances), or the validity or enforceability thereof shall be contested by any Credit Party, or any of the Liens intended to be created by the Loan Documents shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the applicable Agent and the Secured Parties, as secured parties thereunder, the Credit Party shall have failed to cure such invalidity within thirty (30) days after notice from the applicable Agent or such shorter time period as specified by the applicable Agent in such notice and is reasonable in the circumstances); or

                  (l) (x) A Change in Control shall occur, (y) Holdings shall fail to own directly or indirectly, beneficially and of record 100% of the Capital Stock of the US Borrower free and clear of all Liens other than Liens in favor of the Secured Parties pursuant to the Guarantee and Collateral Agreement, or (z) the US Borrower shall fail to own directly or indirectly, beneficially and of record 100% of the Capital Stock of each Foreign Subsidiary Borrower;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to a Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Letters of Credit and all other amounts owing under this Agreement and any Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Loans hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Letters of Credit and all other amounts owing under this Agreement and any Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. All payments under this Section 14 on account of undrawn Letters of Credit shall be made by the applicable Borrower directly to a cash collateral account established for such purpose for application to such Borrower's obligations with respect thereto as drafts are presented under the Letters of Credit. Any remaining amounts paid by the applicable Borrower in respect of such undrawn Letters of Credit shall be returned to such Borrower after the last expiry date of the Letters of Credit and after the Obligations have been paid in full. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                             SECTION 15. THE AGENTS

                  15.1 Appointment. Each Lender hereby irrevocably designates and appoints each Agent in its capacity as such an Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes such Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto including, without limitation, the execution and delivery of the Sharing Agreement on behalf of such Lender, the appointment of Chase, as Collateral Agent thereunder, and the performance of each Agent's obligations and duties thereunder. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. For the purposes of Article 2692 of the Civil Code of Quebec and without limiting the generality of the foregoing, each Canadian Lender hereby irrevocably designates and appoints the Canadian Administrative Agent in its capacity as agent and holder of a power of attorney of each such Canadian Lender under this Agreement, the other Loan Documents and the Sharing Agreement.

                  15.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  15.3 Exculpatory Provisions. The Agents shall not, nor shall any of their officers, directors, controlling persons, employees, agents, attorneys-in-fact or Affiliates be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or wilful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the applicable Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Notes or any other Loan Document or for any failure of any Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Parties.

                  15.4 Reliance by the Agents. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Credit Party), independent accountants and other experts selected by the Agent. The Agents shall deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the applicable Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all the Lenders, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes and the other Loan Documents in accordance with a request of the Required Lenders or all the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Obligations.

                  15.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received written notice from a Lender or any Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that an Agent receives such a notice, the applicable Agent shall give notice thereof to the applicable Lenders and other Agents. The Agents shall each take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders or all the Lenders; provided that unless and until such Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable in the best interests of the Lenders.

                  15.6 Non-Reliance on Agent and Lenders. Each Lender expressly acknowledges that no Agent has, nor has any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the applicable Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party which may come into the possession of the Agents or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  15.7 Indemnification. The applicable Lenders agree to indemnify the applicable Agent in its capacity as such (to the extent not reimbursed by the applicable Borrower and without limiting the obligation of such Borrower to do so), ratably according to their respective applicable Total Credit Percentages in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the applicable Loans) be imposed on, incurred by or asserted against the applicable Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the applicable Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the applicable Agent's gross negligence or wilful misconduct. The agreements in this subsection shall survive the payment of the applicable Loans and all other amounts payable hereunder.

                  15.8 Agents in Their Individual Capacity. The Agents and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Agents were not the Agents hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, the applicable Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each of the Agents in its individual capacity.

                  15.9 Successor Agents. Any Agent may resign as an Agent upon thirty (30) days' prior written notice to the Lenders. If any such Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the applicable Lenders a successor agent for the applicable Lenders, which successor agent shall be subject to the approval of the US Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of such Agent, and the term "Administrative Agent", "Multicurrency Administrative Agent", "Canadian Administrative Agent" and "Collateral Agent", as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as such Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

                  15.10 Additional Ministerial Powers of the Agents. Each Agent is hereby irrevocably authorized by each of the applicable Lenders to execute any document creating any Lien and to release any Lien covering any asset of a Borrower or any of its Subsidiaries (including, without limitation, any Properties, accounts receivable or inventory) that is the subject of a disposition, sale or assignment which is permitted under this Agreement or which has been consented to in accordance with subsection 17.1.

                  15.11 Issuing Lender. Each Lender hereby acknowledges that the provisions of this Section 15 shall apply to the Issuing Lender, in its capacity as issuer of any Letter of Credit, in the same manner as such provisions are expressly stated to apply to an Agent.

                  15.12 Multicurrency Administrative Agent. It is understood that the rights and obligations of the Multicurrency Administrative Agent hereunder, under the other Loan Documents and under the Sharing Agreement may be assigned or delegated in the Multicurrency Administrative Agent's discretion to any of the other Agents.

                  15.13 Syndication Agents. Neither Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

                  15.14 Joint and Several Creditorship. For the purposes of taking security in the Netherlands, CMIL shall be the joint and several creditor (together with each Multicurrency Revolving Credit Lender) of each and every obligation of any Credit Party towards each such Multicurrency Revolving Credit Lender under any Loan Document (the "Multicurrency Obligations"), so that accordingly CMIL will have its own independent right to demand performance by the relevant Credit Party of such Multicurrency Obligations, and such Multicurrency Obligations will be discharged by and to the extent of any discharge thereof either to CMIL or the relevant Multicurrency Revolving Credit Lender.

                  15.15 Covenant to Pay. Each Credit Party covenants in favor of CMIL, with the agreement of each of the Multicurrency Revolving Credit Lenders, to pay the Multicurrency Obligations to CMIL as joint and several creditor thereof when and to the extent due from it under the terms of the relevant Loan Documents, except that each Credit Party may also, subject to the terms of this Agreement, until otherwise notified by CMIL, pay such Multicurrency Obligations directly to the relevant Multicurrency Revolving Credit Lender (or the Multicurrency Administrative Agent on its behalf), and each such payment will constitute a pro rata discharge of the covenant to pay in favor of CMIL set forth herein.


                              SECTION 16. GUARANTEE

                  16.1 Guarantee. To induce the Lenders to execute and deliver this Agreement, to make Loans, and to issue and participate in Letters of Credit, and in consideration thereof, Holdings hereby unconditionally and irrevocably guarantees, as primary obligor and joint and several co-debtor and not merely as surety to the Agents, the Secured Parties and their successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and Holdings further agrees to pay the expenses which may be paid or incurred by the Agents or the Secured Parties in collecting any or all of the Obligations and/or enforcing any rights under this Section 16 or under the Obligations in accordance with subsection 17.5. The guarantee contained in this Section 16 shall remain in full force and effect until the Obligations are paid in full and each of the Commitments is terminated, notwithstanding that from time to time prior thereto any Borrower may be free from any Obligations.

                  16.2 Waiver of Subrogation. Notwithstanding any payment or payments made by Holdings in respect of the Obligations or any setoff or application of funds of Holdings by any Agent or any Lender, until payment in full of the Obligations and the termination of each of Commitments and until the Letters of Credit have been terminated, Holdings shall not be entitled to be subrogated to any of the rights of the Agents or the Lenders against the Borrowers or any collateral security or guarantee or right of offset held by any Agent or any Lender for the payment of the Obligations, nor shall Holdings seek any reimbursement from any Borrower in respect of payments made by Holdings hereunder.

                  16.3 Modification of Obligations. Holdings hereby consents that, without the necessity of any reservation of rights against Holdings and without notice to or further assent by Holdings, (a) any demand for payment of the Obligations made by any Agent, the Issuing Lender or any Lender may be rescinded by the Agent, the Issuing Lender, or the Lenders, and the Obligations continued; (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Agent, the Issuing Lender, or any Lender, and that this Agreement, any Notes, and the other Loan Documents, including, without limitation, any collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agents, the Issuing Lender, or the Lenders, may deem advisable from time to time; and (c) to the extent permitted by applicable law, any collateral security or guarantee or right of offset at any time held by any Agent, the Issuing Lender, or any Lender, for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against Holdings and without notice to or further assent by Holdings which will remain bound hereunder notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Agents, the Issuing Lender, and the Lenders shall not have any obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Obligations. When making any demand hereunder against Holdings, the Agents, the Issuing Lender, or the Lenders, may, but shall be under no obligation to, make a similar demand on any other party or any other guarantor, and any failure by any Agent, the Issuing Lender, or any Lender, to make any such demand or to collect any payments from any Borrower or any such other guarantor shall not relieve Holdings of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agents, the Issuing Lender, or the Lenders, against Holdings. For the purposes of this subsection "demand" shall include the commencement and continuance of any legal proceedings.

                  16.4 Waiver by Holdings. Holdings waives the benefits of division and discussion and any and all notice of the creation, renewal, extension or accrual of the Obligations and notice of or proof of reliance by the Agents, the Issuing Lender, or the Lenders upon the guarantee contained in this Section 16 or acceptance of the guarantee contained in this Section 16, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted, continued or incurred in reliance upon the guarantee contained in this Section 16, and all dealings between Holdings and the Agents, the Issuing Lender, or the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this
Section 16. Holdings waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or Holdings with respect to any Obligations. This guarantee shall be construed as a continuing absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of this Agreement, any Note or any other Loan Document, including, without limitation, any collateral security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by any Agent, the Issuing Lender, or any Lender and without regard to any defense, setoff or counterclaim which may at any time be available to or be asserted by any Borrower against any Agent, the Issuing Lender, or any Lender, or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or Holdings) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for any of its Obligations, or of Holdings under the guarantee contained in this Section 16 in bankruptcy or in any other instance, and the obligations and liabilities of Holdings hereunder shall not be conditioned or contingent upon the pursuit by any Agent, the Issuing Lender or any Lender or any other Person at any time of any right or remedy against any Borrower or against any other Person which may be or become liable in respect of any Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. The guarantee contained in this Section 16 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Holdings and the successors and assigns thereof, and shall inure to the benefit of the Lenders and their successors, indorsees, transferees and assigns, until the Obligations shall have been satisfied in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement any Borrower may be free from any Obligations.

                  16.5 Reinstatement. This guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligations is rescinded or must otherwise be restored or returned by any Agent, the Issuing Lender, or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Holdings or any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Holdings, any Borrower or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

                  16.6 Negative Covenants. Until the Obligations shall have been paid in full, the Letters of Credit shall have expired or been terminated and the Commitments shall have been terminated, Holdings hereby agrees that it shall not (i) amend its certificate of incorporation or by-laws unless such amendment does not adversely affect the interests of any Secured Party in any material respect, (ii) engage in any activities other than (A) owning the stock of the US Borrower and Persons formed to consummate, or acquired in, Permitted Acquisitions or Investments permitted under subsection 13.9 (so long as Holdings shall, immediately following the closing thereof, cause the assets or Capital Stock acquired to be contributed to the US Borrower or its Subsidiaries or cause the merger of the US Borrower with the Person formed to consummate or acquired in such Investment), (B) its activities incident to the performance of (x) the Loan Documents, and (y) the issuance and/or sale of its Capital Stock or options or warrants in respect of its Capital Stock, (C) transactions contemplated hereby, (D) as permitted by subsections 13.2(b), (d), (h), (n) and (p), 13.3(b),
(e), (h), (i), (j), (k), (l) and (m), 13.4(b), (e), (f), (g), (i) and (j), 13.5,
13.7, 13.8 and 13.9(b), (c), (d), (e), (f), (i), (j), (k), (m) and (n) and the
penultimate paragraph of subsection 13.9 and Schedules 13.2, 13.3, 13.4 and 13.9 (provided that in no event shall Holdings directly own the Capital Stock of any Person other than the US Borrower or other Persons to the extent expressly contemplated by clause (ii)(A) above) and (D) activities contemplated by this Section 16, (iii) make any Restricted Payment except as permitted by subsection 13.7 or (iv) amend, supplement or otherwise modify any of the provisions of the Chips Loan Notes without the consent of the Administrative Agent and the Required Lenders, provided this clause (iv) shall not prevent investments in the Chips Loan Notes by Holdings in accordance with subsection 13.9, or redemption of the Chips Loan Notes by Holdings as long as the redemption price of the Chips Loan Notes does not exceed the principal of and accrued and unpaid interest on such Chips Loan Notes on the date of the redemption.


                            SECTION 17. MISCELLANEOUS

                  17.1 Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or otherwise modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the applicable Agent, as the case may be, may, from time to time, (a) enter into with any Credit Party written amendments, supplements or modifications hereto and to any Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or any Notes or the other Loan Documents or changing in any manner the rights of the Secured Parties or any Credit Party or any other Person hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the applicable Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly (i) reduce the aggregate principal amount or extend the final scheduled date of maturity of any Loan or any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or thereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, increase the aggregate amount or extend the expiration date of any Lender's Revolving Credit Commitment, eliminate or reduce the voting rights of any Lender under this subsection 17.1 or change the currency of any Commitment, Loan or Letter of Credit, or subordinate the rights to payment or collateral of any Lenders to any other Indebtedness, or permit the extension of an Interest Period beyond twelve months, in each case without the consent of each Lender directly affected thereby, (ii) reduce the percentage specified in the definition of Required Lenders or consent to the assignment or transfer by the US Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (other than in a transaction permitted hereby), release all or substantially all of the collateral, release Holdings from its Guarantee Obligations under the Loan Documents or release all or substantially all of the other guarantors from their Guarantee Obligations under the Loan Documents, in each case, except as set forth in subsection 15.10, without the written consent of all the Lenders, (iii) amend, modify or waive any provision of subsection 2.9 or Section 7 (to the extent applicable to Swing Line Notes or the Swing Line Lender) without the written consent of the Swing Line Lender, (iv) amend, modify or waive any provision of Section 15 without the written consent of each Agent directly affected thereby, (v) amend, modify or waive any prepayment required by subsection 7.3(a), (b) or (c), without the consent of Lenders having in the aggregate at least a majority of the outstanding Term Loans, Tranche A Chips Commitments and Tranche B Chips Commitments (taken as a whole), (vi) amend, modify or waive the provisions of any Letter of Credit or any Letter of Credit Obligation without the written consent of the Issuing Lender, (vii) amend, modify or waive any provision of this Agreement or any other Loan Document relating to the Multicurrency Revolving Credit Commitments or the extensions of credit thereunder without the written consent of each Multicurrency Revolving Credit Lender directly affected thereby (and any such amendment, modification or waiver approved by each such Multicurrency Revolving Credit Lender shall become effective without any requirement for consent of any other Lender), or (viii) amend, modify or waive any provision of subsection 7.3(d) without the written consent of the Majority Lenders under each adversely affected Facility (as each such term is defined below). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon each of the Borrowers, the Agents, the Lenders, and all future holders of any of the Obligations. In the case of any waiver, the Credit Parties, the Lenders, and each of the Agents shall be restored to their former position and rights hereunder and under the outstanding Loans and the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. As used in this subsection, "Facility" refers to each of the Tranche A Chips Commitments, the Tranche B Chips Commitments and the Tranche B Term Loans and "Majority Lenders" refers to holders of a majority of the Tranche A Chips Commitment Percentages, Tranche B Chips Commitment Percentages or Tranche B Term Loan Percentages, as applicable.

                  17.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or two (2) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of any Borrower, Holdings and the Agents, the Issuing Lender and the Swing Line Lender, and as set forth on the signature pages hereto or in any Joinder Agreement in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans or any Notes:

         The Borrowers:             c/o Mills & Partners, Inc.
                                    101 South Hanley Road
                                    St. Louis, Missouri 63105
                                    Attention:  David Sindelar
                                    Telecopy:  (314) 746-2299

         with copies to:            Hicks, Muse, Tate & Furst Incorporated
                                    200 Crescent Court, Suite 1600
                                    Dallas, Texas  75201
                                    Attention:  Lawrence D. Stuart, Jr.
                                    Telecopy:   (214) 740-7313

         Holdings:                  c/o Mills & Partners, Inc.
                                    101 South Hanley Road
                                    St. Louis, Missouri 63105
                                    Attention:  David Sindelar
                                    Telecopy:   (314) 746-2299

         with copies to:            Hicks, Muse, Tate & Furst Incorporated
                                    200 Crescent Court, Suite 1600
                                    Dallas, Texas  75201
                                    Attention:  Lawrence D. Stuart, Jr.
                                    Telecopy:   (214) 740-7313

         The Administrative         The Chase Manhattan Bank
         Agent, the                 Loan & Agency Services Group
         Issuing Lender or          One Chase Manhattan Plaza, 8th Floor
         Swing Line                 New York, New York  10081
         Lender:                    Attention:  Janet Belden
                                    Telecopy: (212) 552-5658

         with copies to:            The Chase Manhattan Bank
                                    270 Park Avenue, 37th Floor
                                    New York, New York  10017
                                    Attention: Dorothy Vena
                                    Telecopy:  (212) 270-4164

         The Canadian               The Chase Manhattan Bank of Canada
         Administrative             1 First Canadian Place
         Agent:                     Suite 6900, P.O. Box 106
                                    Canadian Swing Line
                                    Toronto, Ontario
                                    Canada  M5X 1A4
                                    Attention: Christine Chan
                                    Telecopy: (416) 216-4162

         with copies to:            The Chase Manhattan Bank
                                    270 Park Avenue, 37th Floor
                                    New York, New York  10017
                                    Attention:  Dorothy Vena
                                    Telecopy:  (212) 270-4164

         The Multicurrency          Chase Manhattan International Limited
         Agent:                     Trinity Tower
                                    9 Thomas More Street
                                    London, England  E19YT
                                    Attention: Stephen Clark or Stephen Hurfford
                                    Telecopy: 011 44 171 777 3840
         with copies to:            The Chase Manhattan Bank
                                    270 Park Avenue, 37th Floor
                                    New York, New York  10017
                                    Attention:  Dorothy Vena
                                    Telecopy:  (212) 270-4164

         The Collateral             The Chase Manhattan Bank
         Agent:                     Loan & Agency Services Group
                                    One Chase Manhattan Plaza, 8th Floor
                                    New York, New York  10081
                                    Attention:  Janet Belden
                                    Telecopy:  (212) 552-5658

provided that any notice, request or demand to or upon the applicable Agent or the applicable Lenders shall not be effective until received.

                  17.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  17.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  17.5 Payment of Expenses and Taxes. Each Borrower agrees (a) to pay or reimburse the applicable Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the applicable Agent, (b) to pay or reimburse each Lender and the applicable Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the applicable Agent and, at any time after and during the continuance of an Event of Default, of one counsel to all the Lenders, and (c) to pay, indemnify, and hold each Lender and the applicable Agent (and their respective directors, officers, employees and agents) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the applicable Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, any Notes, the other Loan Documents, the WHB Acquisition Documents, the WHB Acquisition or the use of the proceeds of the Tranche B Term Loans in connection with the WHB Acquisition and any such other documents (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the applicable Borrower shall have no obligation hereunder to the applicable Agent, or any Lender (or their respective directors, officers, employees and agents) with respect to indemnified liabilities arising from the gross negligence or wilful misconduct of the indemnified party or, in the case of indemnified liabilities arising under this Agreement, any Notes and the other documents, from material breach by the indemnified party of this Agreement, any Notes or the other Loan Documents, as the case may be. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                  17.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, Agents, and all future holders of the Loans and their respective successors and assigns, except that no Borrower nor Holdings may, except as permitted under subsection 13.5 or subsection 17.1, assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender directly affected thereby.

                  (b) Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time sell to one or more banks, insurance companies, mutual funds, or other financial institutions or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the applicable Borrower and the applicable Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall permit any Participant to have the right to consent to any amendment or waiver in respect of this Agreement or any of the other Loan Documents, except that such Lender may grant such Participant the right to consent to any amendment or waiver in respect of this Agreement or the other Loan Documents that would, directly or indirectly, (i) reduce the aggregate amount or extend the final maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or (ii) consent to the assignment or transfer by the applicable Borrower of any of its rights and obligations under this Agreement or any of the other Loan Documents. Each Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 17.7(a) as fully as if it were a Lender hereunder. The applicable Borrower also agrees that each Participant shall be entitled to the benefits of subsections 9.5, 9.6 and
9.7 with respect to its participation in the Commitments and the Loans and Letters of Credit outstanding from time to time as if it was a Lender; provided that in the case of subsections 9.5, 9.6 and 9.7, such Participant shall have complied with the requirements of said subsections as if it were a Lender and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time and from time to time assign to any other Lender of the same class or any local affiliate or Approved Fund thereof or, with the consent of the applicable Agent and the US Borrower (such consents not to be unreasonably withheld or delayed), to an additional bank, mutual fund, or financial or lending institution or any fund that is regularly engaged in making, purchasing, or investing in loans or securities (an "Assignee") all or any part of its rights and obligations under this Agreement and any Notes pursuant to an Assignment and Acceptance, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender of the same class or a local affiliate thereof, by the applicable Agent) and delivered to the applicable Agent for its acceptance and recording in the Register; provided that (x) each such transfer (other than to a Lender or an affiliate or Approved Fund thereof) shall be in respect of a portion of such assigning Lender's rights and obligations under this Agreement and any Notes equal to or in excess of the Equivalent Amount of $5,000,000 (or $2,500,000 with respect to such Lender's Tranche B Term Loan Commitment, Tranche B Chips Commitment, Tranche B Term Loans or Tranche B Chips Term Loans) or, if such assigning Lender's outstanding Commitment on the date of such assignment is less than the Equivalent Amount of $5,000,000, the aggregate of such assigning Lender's Commitments hereunder unless otherwise consented to by the US Borrower and the applicable Agent (such consents not to be unreasonably withheld or delayed) and (y) the Swing Line Lender may not transfer any portion of its Swing Line Commitment without the consent of the US Borrower (such consent not to be unreasonably withheld or delayed). Any such assignment need not be ratable as among the Commitments and Loans. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) unless such transfer is being made to another Lender or an affiliate or Approved Fund thereof, the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall continue to be entitled to the expense reimbursement and indemnity provisions hereof for the period prior to such assignment). Without the consent of the Administrative Agent, the Tranche B Chips Funded Amount funded by any Tranche B Chips Lender under Section 5 shall not be released in connection with any assignment by it of its Tranche B Chips Commitment, but shall instead be purchased by the relevant Assignee and continue to be held for application pursuant to Section 5 in respect of such Assignee's obligations under the Tranche B Chips Commitment assigned to it. No Assignee of a Multicurrency Revolving Credit Lender under this subsection 17.6(c) which is a non-resident of Canada (as defined in the ITA) (to the extent the relevant assignment involves a Canadian Commitment or C$ Loans (as each such term is defined in Schedule 3.1(d)) shall be entitled to the benefit of Section 9.7. References in this subsection 17.6 to "local affiliates" of any transferee Lender refer to affiliates of such Lender organized under the laws of the same country as such Lender.

                  (d) The applicable Agent acting, for this purpose, as agent of the Borrowers shall maintain at its address referred to in subsection 17.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. No assignment or transfer of any Loan (or portion thereof) or any Note and the obligations evidenced thereby, shall be effected unless and until it has been recorded in the Register as provided in this subsection 17.6(d). The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and any other party required by subsection 17.6(c) to consent thereto) together with payment, by the Assignee, to the applicable Agent of a registration and processing fee of the Equivalent Amount of $4,000 if the Assignee is not a Lender, or an affiliate or an Approved Fund thereof, prior to the execution of the Assignment and Acceptance and $1,000 otherwise, the applicable Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the assigning Lender, the Assignee and the US Borrower; provided however, that, in the case of contemporaneous assignments by a Lender to more than one fund managed by the same investment advisor (which funds are not then Lenders hereunder), only a single such $4,000 (or $1,000, as applicable) fee shall be payable for all such contemporaneous assignments). On or prior to such effective date, if requested, the applicable Borrower, at its own expense, shall execute and deliver to the applicable Agent (in exchange for any Revolving Credit Note, Swing Line Note or Term Note of the assigning Lender) a new Revolving Credit Note, Swing Line Note or Term Note, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment, Swing Line Commitment or portion of the Term Loan, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment, Swing Line Commitment or portion of a Term Loan hereunder, a new Revolving Credit Note, Swing Line Note or Term Note, as the case may be, to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment or Term Loan, as the case may be, retained by it hereunder. Such new Notes shall be in the form of the Note replaced thereby.

                  (f) Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Credit Parties and their Affiliates which has been delivered to such Lender by or on behalf of the Credit Parties pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Credit Parties in connection with such Lender's credit evaluation of each Borrower and its Affiliates prior to becoming a party to this Agreement, under the condition such Transferee or prospective Transferee agrees to comply with the provisions of subsection 17.18.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to (i) any Federal Reserve Bank in accordance with applicable law or (ii) any trustee for, or any other representative of, holders of obligations owed, or securities issued, by such Lender, as security for such obligations or securities (provided that such Lender shall not, as between the Borrowers and such Lender, be relieved of any of its obligations hereunder as a result thereof).

                  17.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 14(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Credit Party, any such notice being expressly waived by each Credit Party to the extent permitted by applicable law, upon any amount becoming due and payable by any Credit Party hereunder or under any Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, affiliate or agency thereof to or for the credit or the account of such Credit Party. Each Lender agrees promptly to notify the relevant Credit Party and the applicable

Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  17.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with each of the Borrowers and Agents. The execution and delivery of this Agreement by any Lender shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

                  17.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  17.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Credit Parties and the Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Agents or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  17.11 Judgment Currency.

                  (a) If, for the purpose of obtaining or enforcing a judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this subsection 17.11 referred to as the "Judgment Currency") an amount due in a particular currency (the "Denominated Currency") under any Loan Document, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of the province of Ontario or in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this subsection 17.11 being hereinafter in this subsection 17.11 referred to as the "Judgment Conversion Date").

                  (b) If, in the case of any proceeding in the court of any jurisdiction referred to in subsection 17.11(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the time of actual receipt of the amount due in immediately available funds, the applicable Credit Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Denominated Currency which could have been purchased with the amount of the

Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

                  (c) Any amount due from any Credit Party under this subsection
17.11 shall be due as a separate debt, shall survive as a separate cause of action independent of the judgment and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

                  (d) The term "rate of exchange" in this subsection 17.11 means the spot rate of exchange at which the applicable Agent would, on the relevant date at or about 12:00 noon, be prepared to sell Denominated Currency against the Judgment Currency.

                  17.12 Risks of Superior Force. Each of the Credit Parties expressly assumes all risks of superior force, such that it shall be bound to timely execute each and every of its obligations under this Agreement notwithstanding the existence or occurrence of any event or circumstance constituting a superior force within the meaning of Article 1693 of the Civil Code of Quebec.

                  17.13 Language. The parties hereto have agreed that this Agreement as well as any document or instrument relating thereto be drawn up in English only. Les parties aux presentes ont convenu que la presente Convention ainsi que tous autres actes ou documents s'y rattachant soient rediges en anglais seulement.

                  17.14 GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  17.15 Submission To Jurisdiction; Waivers. Each of the Borrowers and Holdings hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or such Borrower at their respective addresses set forth in subsection 17.2 or at such other address of which any Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages; and

                  (f) with respect to the Foreign Subsidiary Borrowers, appoints Viasystems, Inc., 101 South Hanley Road, Suite 400, St. Louis, Missouri 63105, as its agent (the "Process Agent") to receive on its behalf service of copies of the summons and complaint and any other process that may be served in any such proceeding. Service may be made on the Process Agent at its address specified above or on the Foreign Subsidiary Borrower at its address specified hereunder, in each case in the manner provided for the giving of notices in subsection 17.2 hereof.

                  17.16 Acknowledgements. Each of the Borrowers and Holdings hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and any Notes and the other Loan Documents;

                  (b) no Secured Party has any fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Secured Parties, on one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

                  (c) no joint venture exists among the Secured Parties or among the Credit Parties and the Secured Parties.

                  17.17 WAIVERS OF JURY TRIAL. HOLDINGS, EACH BORROWER, THE LENDERS, AND EACH AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  17.18 Confidentiality. Each Lender agrees to keep confidential any information obtained by it pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this

Agreement and not disclose any of such information other than (a) to such Lender's officers, directors, employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the US Borrower unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body, commission, or other Governmental Authority to whose jurisdiction such Lender may be subject, (d) to Assignees or Participants or potential Assignees or Participants or to professional advisors or direct or indirect contractual counterparties in swap agreements provided in each case such Person agrees to be bound by the provisions of this subsection 17.18, (e) to the extent required in connection with any litigation between any Credit Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents, (f) to rating agencies, their employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information and agree to be bound by provisions of this subsection 17.18, (g) to the National Association of Insurance Commissioners and (h) with the applicable Borrower's prior written consent. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                  17.19 Sharing Agreement. Each Lender agrees to comply with all of the obligations applicable to it under the Sharing Agreement. Notwithstanding anything to the contrary contained in this Agreement, any of the other Loan Documents, or the Sharing Agreement, the Credit Parties and their respective Subsidiaries are not a party to and shall not be bound by the Sharing Agreement.

                  17.20 No Guarantee of Domestic Obligations by Foreign Subsidiaries of US Borrower. Notwithstanding anything herein to the contrary or in any of the other Loan Documents, no Foreign Subsidiary of the US Borrower guarantees the Domestic Obligations and none of the assets of any Foreign Subsidiary secure or shall be used to pay the Domestic Obligations.

                  17.21 Application of Indentures. The US Borrower represents, acknowledges and agrees that (a) the incurrence of the Loans hereunder is permitted under Section 4.3(a) of each of the existing indentures for the Senior Subordinated Notes and the borrowing of the Loans hereunder will be made pursuant thereto and (b) for all purposes of such indentures it is not intended that the Loans hereunder be treated as a borrowing under such indentures.

                  17.22 Conflicts. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the other Loan Documents, the terms and conditions of this Agreement shall control.


            [The remainder of this page is intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                   VIASYSTEMS GROUP, INC.,
                                    as Guarantor


                                   By: /s/ DAVID M. SINDELAR
                                      -----------------------------------
                                   Name:   David M. Sindelar
                                   Title:  Senior Vice President


                                   BORROWERS

                                   VIASYSTEMS, INC.,
                                    as US Borrower


                                   By: /s/ DAVID M. SINDELAR
                                      -----------------------------------
                                   Name:   David M. Sindelar
                                   Title:  Senior Vice President


                                   VIASYSTEMS CANADA, INC.,
                                    as Canadian Borrower


                                   By: /s/ DAVID M. SINDELAR
                                      -----------------------------------
                                   Name:   David M. Sindelar
                                   Title:  Senior Vice President


                                   PRINT SERVICE HOLDING N.V.,
                                    as a Foreign Subsidiary Borrower


                                   By: /s/ DAVID M. SINDELAR
                                      -----------------------------------
                                   Name:   David M. Sindelar
                                   Title:  Senior Vice President

                                   AGENTS


                                   THE CHASE MANHATTAN BANK,
                                    as Administrative Agent and Collateral
                                    Agent, and as a Lender


                                   By: /s/ ROBERT ANASTASIO
                                      -----------------------------------
                                   Name: Robert Anastasio
                                   Title: Vice President


                                   THE CHASE MANHATTAN BANK
                                   OF CANADA, as Canadian Administrative Agent


                                   By: /s/ CHRISTINE CHAN
                                      -----------------------------------
                                   Name: Christine Chan
                                   Title: Vice President


                                   CHASE MANHATTAN INTERNATIONAL
                                   LIMITED, as Multicurrency Administrative
                                    Agent

                                   By: /s/ STEPHEN CLARKE
                                      -----------------------------------
                                   Name: Stephen Clarke
                                   Title: Second Vice President


                                   CHASE MANHATTAN BANK DELAWARE,
                                   as Issuing Lender

                                   By: /s/ ROBERT ANASTASIO
                                      -----------------------------------
                                   Name: Robert Anastasio
                                   Title: Vice President

                                   BANK OF AMERICA CANADA,
                                   as Canadian Lender

                                   By: /s/ RICHARD J. HALL
                                      -----------------------------------
                                   Name: Richard J. Hall
                                   Title: Vice President

                                                                 SCHEDULE 3.1(d)

                          CANADIAN BORROWER PROVISIONS

                             SECTION 1. DEFINITIONS

                  Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms shall have the following meanings:

                  "Acceptance Fee" shall mean the fee payable in C$ to each Canadian Lender in respect of Bankers' Acceptances computed in accordance with subsection 2.3(e).

                  "Applicable BA Discount Rate" shall mean (i) with respect to any Schedule I Canadian Lender, as applicable to a Bankers' Acceptance being purchased by such Schedule I Canadian Lender on any day, the average (as determined by the Canadian Administrative Agent) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted to the Canadian Administrative Agent by each Schedule I Reference Canadian Lender as the percentage discount rate at which such Schedule I Reference Canadian Lender would, in accordance with its normal practices, at or about 10:00 A.M. (Toronto time) on such day, be prepared to purchase bankers' acceptances accepted by such Schedule I Reference Canadian Lender having a term and face amount comparable to the term and face amount of such Bankers' Acceptance and (ii) with respect to any Schedule II Canadian Lender, as applicable to a Bankers' Acceptance being purchased by such Schedule II Canadian Lender on any day, the lesser of (x) the average (as determined by the Canadian Administrative Agent) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted to the Canadian Administrative Agent by each Schedule II Reference Canadian Lender as the percentage discount rate at which such Schedule II Reference Canadian Lender would, in accordance with its normal practices, at or about 10:00 A.M. (Toronto time) on such day, be prepared to purchase bankers' acceptances accepted by such Schedule II Reference Canadian Lender having a term and a face amount comparable to the term and face amount of such Bankers' Acceptance and (y) the rate that is 0.10% per annum in excess of the rate determined pursuant to clause (i) of this definition in connection with the relevant issuance of Bankers' Acceptances.

                  "Applicable Margin for Canadian Borrowing" shall mean (a) in the case of Bankers' Acceptances, the Applicable Margin for Eurocurrency Loans that are Multicurrency Revolving Credit Loans and
         (b) in the case of C$ Prime Loans, the Applicable Margin for Base Rate Loans that are Multicurrency Revolving Credit Loans.

                  "Available Canadian Commitment" shall mean as to any Canadian Lender, at a particular time, an amount equal to the excess, if any, of
         (a) the amount of such Canadian Lender's Canadian Commitment at such time over (b) the aggregate principal amount of all C$ Loans made by such Canadian Lender then outstanding.

                  "BA Discount Proceeds" shall mean in respect of any Bankers' Acceptance to be purchased by a Canadian Lender on any day under subsection 2.3, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing:

                  (a) the face amount of such Bankers' Acceptance; by

                  (b) the sum of one plus the product of:

                           (i) the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

                           (ii) a fraction, the numerator of which is the number of days remaining in the term of such Bankers' Acceptance and the denominator of which is 365;

                                    with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

                  "Bankers' Acceptance" shall mean a bill of exchange or a depository bill governed by the Depository Bills and Notes Act (Canada) denominated in C$ drawn by the Canadian Borrower and accepted by a Canadian Lender pursuant to subsection 2.3.

                  "Borrowing Date (Canada)" shall mean any Business Day (Canada) specified in a notice as a date on which the Canadian Borrower requests the Canadian Lenders to make C$ Loans.

                  "Business Day (Canada)" shall mean a day on which banks are open for business in Toronto, Ontario, Canada but excludes Saturday, Sunday and any other day which is a legal holiday in Toronto, Ontario, Canada.

                  "Canadian Administrative Agent" shall mean Chase Canada, together with its affiliates, as the agent for the Canadian Lenders under the Credit Agreement and the other Loan Documents.

                  "Canadian Administrative Office" shall mean the Canadian Administrative Agent's office located at 1 First Canadian Place, 100 King Street West, Suite 6900, Toronto, Ontario M5X 1A4, or such other office in Canada as may be designated as such by the Canadian Administrative Agent by written notice to the Canadian Borrower and the Canadian Lenders.

                  "Canadian Commitment" shall mean as to any Canadian Lender, the obligation of such Canadian Lender to make C$ Prime Loans to and purchase Bankers' Acceptances from the Canadian Borrower hereunder in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set forth opposite such Canadian Lender's name on Schedule 1.1 to the Credit Agreement under the caption "Multicurrency Revolving Credit Commitment" (expressed in Canadian Dollars) or, in the case of a Person that is party to an assignment permitted under subsection 17.6 of the

         Credit Agreement after the Closing Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to subsection 3.3 of this Schedule or reallocated from time to time pursuant to subsection 2.6 of this Schedule. The original aggregate principal amount of the Canadian Commitments is the Canadian Dollar equivalent of US$75,000,000; provided, that in no event shall the aggregate outstanding principal amount of the C$ Loans, together with the aggregate outstanding principal amount of the other Multicurrency Revolving Credit Loans and Multicurrency Letter of Credit Outstandings exceed the Equivalent Amount equal to US$75,000,000.

                  "Canadian Dollars" or "C$" shall mean dollars in lawful currency of Canada.

                  "Canadian Exchange Rate" shall mean on a particular date, the rate at which C$ may be exchanged into US$, determined by reference to the Bank of Canada noon rate as published on the Reuters Screen page BOFC. In the event that such rate does not appear on such Reuters page, the "Canadian Exchange Rate" shall be determined by reference to any other means (as selected by the Canadian Administrative Agent) by which such rate is quoted or published from time to time by the Bank of Canada (in each case as in effect at or about 12:00 Noon, Toronto time, on the Business Day (Canada) immediately preceding the relevant date of determination); provided, that if at the time of any such determination, for any reason, no such exchange rate is being quoted or published, the Canadian Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be prima facie evidence of the accuracy thereof, in the absence of manifest error.

                  "Canadian Lender" shall mean each of the Lenders that is referred to as such in Schedule 1.1 to the Credit Agreement and each lender or financial institution that becomes a Canadian Lender after the date hereof pursuant to subsection 17.6 of the Credit Agreement.

                  "Canadian Lending Office" shall mean for each Canadian Lender, the lending office for such Canadian Lender (or of an affiliate of such Canadian Lender) designated for each type of C$ Loan in the administrative questionnaire of such Canadian Lender or such other lending office of such Canadian Lender (or of an affiliate of such Canadian Lender) as such Canadian Lender may from time to time specify to the Canadian Administrative Agent and the Canadian Borrower as the office by which its C$ Loans of such type are to be made and maintained.

                  "Chase Canada" shall mean The Chase Manhattan Bank of Canada.

                  "C$ Commitment Percentage" shall mean as to any Canadian Lender at any time, the percentage of the aggregate Canadian Commitments then constituted by such Canadian Lender's Canadian Commitment.

                  "C$ Loans" shall mean the collective reference to C$ Prime Loans and Bankers' Acceptances; for the purposes of this Agreement, the principal amount of any C$ Loan constituting a Bankers' Acceptance shall be deemed to be the undiscounted face amount of such Bankers' Acceptance.

                  "C$ Note" as defined in subsection 3.2 hereof.

                  "C$ Prime Loans" shall mean advances denominated in Canadian Dollars that bear interest at a rate based upon the C$ Prime Rate.

                  "C$ Prime Rate" shall mean with respect to a C$ Prime Loan, on any day, the greater of (a) the annual rate of interest announced from time to time by the Canadian Administrative Agent as its reference rate then in effect for determining interest rates on C$ denominated commercial loans in Canada and (b) the annual rate of interest equal to the sum of (i) the CDOR Rate and (ii) 0.50% per annum.

                  "CDOR Rate" shall mean on any date, the per annum rate of interest which is the rate based on the rate applicable to C$ bankers' acceptances for a term of 30 days appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) on such date, or if such date is not a Business Day (Canada), then on the immediately preceding Business Day (Canada); provided, however, that if no such rate appears on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates for the term and amount referred to above applicable to C$ bankers' acceptances quoted by the Schedule I Reference Canadian Lenders as of 10:00 A.M., Toronto time, on such date or, if such date is not a Business Day (Canada), then on the immediately preceding Business Day (Canada).

                  "Draft" shall mean a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), in substantially the form set forth in Exhibit A to this Schedule, drawn by the Canadian Borrower on a Canadian Lender, denominated in C$ and bearing such distinguishing letters and numbers as such Lender may determine, but which at such time, except as otherwise provided herein, has not been completed or accepted by such Lender.

                  "Drawing" shall mean the creation and purchase of Bankers' Acceptances and/or the purchase of completed Drafts, by the Canadian Lenders pursuant to subsection 2.3.

                  "Schedule I Canadian Lender" shall mean any Canadian bank named on Schedule I to the Bank Act (Canada).

                  "Schedule I Reference Canadian Lender" shall mean Canadian Imperial Bank of Commerce and The Bank of Nova Scotia.

                  "Schedule II Canadian Lender" shall mean any Canadian bank named on Schedule II to the Bank Act (Canada).

                  "Schedule II Reference Canadian Lender" shall mean Chase
         Canada.

                       SECTION 2. THE CANADIAN COMMITMENTS

                  2.1 The Canadian Commitments. Subject to the terms and conditions hereof, each Canadian Lender severally agrees to make revolving credit loans (which shall be C$ Prime Loans) to, and to accept and, at the option of the Canadian Borrower, purchase Bankers' Acceptances from, the Canadian Borrower from time to time during the Multicurrency Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) such Lender's Canadian Commitment and (ii) the Multicurrency Revolving Credit Commitment of such Lender less the aggregate outstanding principal amount of the other Multicurrency Revolving Credit Loans of such Lender and its Multicurrency Revolving Credit Percentage of the Multicurrency Letter of Credit Outstandings (it being understood and agreed that the Multicurrency Administrative Agent shall calculate the Equivalent Amount of the then outstanding Multicurrency Revolving Credit Loans (including C$ Loans) in any Multicurrency on the date on which the Canadian Borrower has given the Canadian Administrative Agent a notice of borrowing with respect to any C$ Loan for purposes of determining compliance with this subsection). During the Multicurrency Revolving Credit Commitment Period, the Canadian Borrower may use the Canadian Commitments by borrowing, prepaying (other than Bankers' Acceptances) or repaying the C$ Prime Loans or Bankers' Acceptances, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  2.2 Procedure for C$ Prime Loan Borrowing. The Canadian Borrower may borrow C$ Prime Loans during the Multicurrency Revolving Credit Commitment Period on any Business Day (Canada), provided that the Canadian Borrower shall give the Canadian Administrative Agent irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) (which notice must be received by the Canadian Administrative Agent prior to 10:00 A.M., Toronto time, one Business Day (Canada) prior to the requested Borrowing Date (Canada)), specifying (a) the amount to be borrowed and
(b) the requested Borrowing Date (Canada). Each borrowing of C$ Prime Loans shall be in an amount equal to C$300,000 or a whole multiple of C$100,000 in excess thereof. Upon receipt of any such irrevocable notice from the Canadian Borrower, the Canadian Administrative Agent shall promptly notify each Canadian Lender thereof. Each Canadian Lender will make the amount of its pro rata share of each such borrowing available to the Canadian Administrative Agent for the account of the Canadian Borrower at the Canadian Administrative Office prior to 11:00 A.M., Toronto time, on the Borrowing Date (Canada) requested by the Canadian Borrower in funds immediately available to the Canadian Administrative Agent. Such borrowing will then be made available on such date to the Canadian Borrower by the Canadian Administrative Agent crediting the account of the Canadian Borrower on the books of the Canadian Administrative Office with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Lenders and in like funds as received by the Canadian Administrative Agent.

                  2.3 Bankers' Acceptances. (a) The Canadian Borrower may issue Bankers' Acceptances denominated in C$, for acceptance and, at the Canadian Borrower's option, purchase by the Canadian Lenders, each in accordance with the provisions of this subsection 2.3.

                  (b) Procedures.

                  (1) Notice. The Canadian Borrower shall notify the Canadian Administrative Agent by irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) by 10:00 A.M., Toronto time, two Business Days (Canada) prior to the date of the relevant borrowing in respect of any borrowing by way of Bankers' Acceptances.

                  (2) Minimum Borrowing Amount. Each borrowing by way of Bankers' Acceptances shall be in a minimum aggregate face amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof.

                  (3) Face Amounts. The face amount of each Bankers' Acceptance shall be C$100,000 or any whole multiple thereof.

                  (4) Term. Bankers' Acceptances shall be issued and shall mature on a Business Day (Canada). Each Bankers' Acceptance shall have a term of 30, 60, 90 or 180 days (or such shorter or longer term as shall be agreed to by all of the Canadian Lenders), shall mature on or before the Scheduled Revolving Credit Commitment Termination Date and shall be in form and substance reasonably satisfactory to each Canadian Lender.

                  (5) Bankers' Acceptances in Blank. To facilitate the acceptance of Bankers' Acceptances under this Agreement, the Canadian Borrower shall, from time to time as required, provide to the Canadian Administrative Agent Drafts duly executed and endorsed in blank by the Canadian Borrower in quantities sufficient for each Canadian Lender to fulfill its obligations hereunder. In addition, the Canadian Borrower hereby appoints each Canadian Lender as its attorney, with respect to Bankers' Acceptances for which the Canadian Borrower has provided a Bankers' Acceptance notice:

                           (i) to complete and sign on behalf of the Canadian
                  Borrower, either manually or by facsimile or mechanical signature, the Drafts to create the Bankers' Acceptances (with, in each Canadian Lender's discretion, the inscription "This is a depository bill subject to the Depository Bills and Notes Act (Canada)");

                           (ii) after the acceptance thereof by any Canadian
                  Lender, to endorse on behalf of the Canadian Borrower, either manually or by facsimile or mechanical signature, such Bankers' Acceptance in favor of the applicable purchaser or endorsee thereof including, in such Canadian Lender's discretion, such Canadian Lender or a clearing house (as defined by the Depository Bills and Notes Act (Canada));

                           (iii) to deliver such Bankers' Acceptances to such
                  purchaser or to deposit such Bankers' Acceptances with such clearing house; and

                           (iv) to comply with the procedures and requirements
                  established from time to time by such Canadian Lender or such clearing house in respect of the delivery, transfer and collection of bankers' acceptances and depository bills.

         The Canadian Borrower recognizes and agrees that all Bankers' Acceptances signed, endorsed, delivered or deposited on its behalf by a Canadian Lender shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued, delivered or deposited by the proper signing officer of the Canadian Borrower. Each Canadian Lender is hereby authorized to accept such Drafts or issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by such Canadian Lender in accordance with the terms of this Agreement, provided that the aggregate amount thereof is less than or equal to the aggregate amount of Bankers' Acceptances required to be accepted by such Canadian Lender. No Canadian Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide duly executed and endorsed Drafts to the Canadian Administrative Agent on a timely basis, nor shall any Canadian Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such Canadian Lender, its officers, employees, agents or representatives. The Canadian Administrative Agent and each Canadian Lender shall exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it. Each Canadian Lender will, upon the request of the Canadian Borrower, promptly advise the Canadian Borrower of the number and designation, if any, of Drafts then held by it for the Canadian Borrower. Each Canadian Lender shall maintain a record with respect to Drafts and Bankers' Acceptances (i) received by it from the Canadian Administrative Agent in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder and (v) canceled at their respective maturities. Each Canadian Lender further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Canadian Lender.

                  (6) Execution of Bankers' Acceptances. Drafts of the Canadian Borrower to be accepted as Bankers' Acceptances hereunder shall be duly executed on behalf of the Canadian Borrower. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for the Canadian Borrower may no longer be an authorized signatory for the Canadian Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance, and any such Bankers' Acceptance so signed shall be binding on the Canadian Borrower.

                  (7) Issuance of Bankers' Acceptances. Promptly following receipt of a notice of borrowing by way of Bankers' Acceptances, the Canadian Administrative Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the face amount of each Draft to be accepted by it and the term thereof. The aggregate face amount of Drafts to be accepted by a Canadian Lender shall be determined by the Canadian

         Administrative Agent on a pro rata basis by reference to the respective Canadian Commitments of the Canadian Lenders, except that, if the face amount of a Draft which would otherwise be accepted by a Canadian Lender would not be C$100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Canadian Administrative Agent in its reasonable discretion to the nearest whole multiple of C$100,000.

                  (8) Acceptance of Bankers' Acceptances. Each Draft to be accepted by a Canadian Lender shall be accepted at such Canadian Lender's Canadian Lending Office.

                  (9) Purchase of Bankers' Acceptances. Each Canadian Lender shall be required to purchase (subject to the commercial availability of a resale market in the case of Bankers' Acceptances with a term of approximately 30, 60, 90 or 180 days (or such shorter or longer term as determined under subsection 2.3(b)(4)), as the case may be) from the Canadian Borrower on the Borrowing Date (Canada), at the Applicable BA Discount Rate, the Bankers' Acceptances accepted by it on such date and to provide to the Canadian Administrative Agent the BA Discount Proceeds thereof not later than 12:00 Noon, Toronto time, on such Borrowing Date (Canada) for the account of the Canadian Borrower. The Acceptance Fee payable by the Canadian Borrower to such Canadian Lender under subsection 2.3(e) in respect of each Bankers' Acceptance accepted and purchased by such Canadian Lender from the Canadian Borrower shall be set off against the BA Discount Proceeds payable by such Canadian Lender under this subsection 2.3(b)(9). Not later than 2:00 P.M., Toronto time, on such Borrowing Date (Canada), the Canadian Administrative Agent shall make such BA Discount Proceeds available to the Canadian Borrower by crediting the account of the Canadian Borrower on the books of the Canadian Administrative Office with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Lenders and in like funds as received by the Canadian Administrative Agent.

                  (10) Sale of Bankers' Acceptances. Each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

                  (11) Waiver of Presentment and Other Conditions. To the extent permitted by applicable law, the Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of a Bankers' Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Canadian Lender in its own right, and the Canadian Borrower agrees not to claim any days of grace if such Canadian Lender as holder sues the Canadian Borrower on the Bankers' Acceptances for payment of the amount payable by the Canadian Borrower thereunder.

                  (c) The Canadian Borrower shall reimburse a Canadian Lender for, and there shall become due and payable at 12:00 Noon, Toronto time, on the maturity date for each Bankers' Acceptance, an amount in Canadian Dollars in same day funds equal to the face amount of such Bankers' Acceptance. The Canadian Borrower shall make each such reimbursement payment (i) by causing any proceeds of a Refunding Bankers' Acceptance (as defined in subsection 2.3(d) below) issued in accordance with subsection 2.3(d) or conversion of such Bankers' Acceptance in accordance with subsection 3.7 below or subsection 7.4 of the Credit Agreement to be applied in reduction of such reimbursement payment; and (ii) by depositing the amount of such reimbursement payment (or any portion thereof remaining unpaid after application of any proceeds referred to in clause (i)) with the Canadian Administrative Office in accordance with subsection 9.4 of the Credit Agreement. The Canadian Borrower's payment in accordance with this subsection shall satisfy its obligations under any Bankers' Acceptance to which it relates, and the Canadian Lender which has accepted such Bankers' Acceptance shall thereafter be solely responsible for the payment of such Bankers' Acceptance.

                  (d) The Canadian Borrower shall give irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) (or such other method of notification as may be agreed upon between the Canadian Administrative Agent and the Canadian Borrower) to the Canadian Administrative Agent at or before 10:00 A.M., Toronto time, two Business Days (Canada) prior to the maturity date of each Bankers' Acceptance of the Canadian Borrower's intention to issue a Bankers' Acceptance on such maturity date (a "Refunding Bankers' Acceptance") to provide for the payment of such maturing Bankers' Acceptance (it being understood that payments by the Canadian Borrower and fundings by the Canadian Lenders in respect of each maturing Bankers' Acceptance and the related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). If the Canadian Borrower fails to give such notice or does not have sufficient funds on deposit in the amount of reimbursement payment in accordance with subsection 2.3(c)(ii), the Canadian Borrower shall be deemed to have requested that such maturing Bankers' Acceptances be repaid with the proceeds of C$ Prime Loans (without any requirement to give notice with respect thereto), commencing on the maturity date of such maturing Bankers' Acceptances.

                  (e) An Acceptance Fee shall be payable by the Canadian Borrower to each Canadian Lender in advance (in the manner specified in subsection 2.3(b)(9) hereof) upon the issuance of a Bankers' Acceptance to be accepted by such Canadian Lender calculated at the rate per annum equal to the Applicable Margin for Canadian Borrowing, such Acceptance Fee to be calculated on the face amount of such Bankers' Acceptance and to be computed on the basis of the number of days in the term of such Bankers' Acceptance and a year of 365 days.

                  (f) Upon the occurrence of any Event of Default which is continuing, the Canadian Borrower shall, forthwith, without any demand or the taking of any action by the Canadian Administrative Agent, provide cover for all outstanding Bankers' Acceptances by paying to the Canadian Administrative Agent immediately available funds in an amount equal to the then aggregate face amount of all outstanding Bankers' Acceptances, which funds shall be held by the Canadian Administrative Agent in an account as collateral security, and in addition to any other rights or remedies of any Canadian Lender and the Canadian Administrative Agent hereunder, any Canadian Lender or the Canadian Administrative Agent (or such alternate arrangement as may be agreed upon by the Canadian Borrower and such Canadian Lender or the Canadian Administrative Agent, as applicable) shall be entitled to deposit and retain in an account to be maintained by the Canadian Administrative Agent (bearing interest at the Canadian Administrative Agent's rates as may be applicable in respect of other deposits of similar amounts for similar terms), for the ratable benefit of the Canadian Lenders, amounts which are received by such Canadian Lender or the Canadian Administrative Agent from the Canadian Borrower hereunder or as proceeds of the exercise of any rights or remedies of any Canadian Lender or the Canadian Administrative Agent hereunder against the Canadian Borrower, to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of the Canadian Borrower to the Canadian Lenders or the Canadian Administrative Agent, or any of them hereunder.

                  2.4 Conversion Option. Subject to the provisions of this Agreement, the Canadian Borrower may, prior to the Scheduled Revolving Credit Commitment Termination Date, effective on any Business Day (Canada), convert, in whole or in part, C$ Prime Loans into Bankers' Acceptances or vice versa upon giving to the Canadian Administrative Agent prior irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) within the notice period and in the form which would be required to be given to the Canadian Administrative Agent in respect of the category of C$ Loan into which the outstanding C$ Loan is to be converted in accordance with the provisions of subsection 2.2 or 2.3, as applicable, provided that:

             (a) no C$ Prime Loan may be converted into a Bankers' Acceptance when any Event of Default has occurred and is continuing;

             (b) each conversion to Bankers' Acceptances shall be for an aggregate amount of C$1,000,000 (and whole multiples of C$100,000 in excess thereof), and each conversion to C$ Prime Loans shall be in a minimum aggregate amount of C$300,000; and

             (c) Bankers' Acceptances may be converted only on the maturity date of such Bankers' Acceptances and, provided that, if less than all such Bankers' Acceptances are so converted, then after such conversion not less than C$1,000,000 (and whole multiples of C$100,000 in excess thereof) shall remain as Bankers' Acceptances.

                  2.5 Circumstances Making Bankers' Acceptances Unavailable. (a) If the Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Borrower, and notifies the Canadian Borrower that, by reason of circumstances affecting the money market, there is no market for Bankers' Acceptances, then:

                  (i) the right of the Canadian Borrower to request a borrowing by way of Bankers' Acceptance shall be suspended until the Canadian Administrative Agent determines that the circumstances causing such suspension no longer exist and the Canadian Administrative Agent so notifies the Canadian Borrower; and

                  (ii) any notice relating to a borrowing by way of Bankers' Acceptance which is outstanding at such time shall be deemed to be a notice requesting a borrowing by way of C$ Prime Loans (all as if it were a notice given pursuant to subsection 2.2).

                  (b) The Canadian Administrative Agent shall promptly notify the Canadian Borrower and the Canadian Lenders of the suspension of the Canadian Borrower's right to request a borrowing by way of Bankers' Acceptance and of the termination of such suspension.

                  2.6 Designation of Borrowings. On or prior to the date which is five (5) Business Days (Canada) prior to the first day of each fiscal quarter of the Canadian Borrower, the US Borrower and the Canadian Borrower shall give notice to each of the Canadian Administrative Agent and the Multicurrency Administrative Agent, respectively, of the aggregate Canadian Commitment and the aggregate Multicurrency Revolving Credit Commitment (excluding, for this purpose, the Canadian Commitment) to be available during such fiscal quarter, and the Canadian Administrative Agent and the Multicurrency Administrative Agent shall promptly notify the Canadian Lenders and the Multicurrency Revolving Credit Lenders, respectively, thereof. The US Borrower and the Canadian Borrower agree that at no time during such fiscal quarter shall the aggregate principal amount of the C$ Loans exceed the aggregate Canadian Commitment specified in such notice, nor shall the aggregate principal amount of the other Multicurrency Revolving Credit Loans and the Multicurrency Letter of Credit Outstandings exceed the aggregate Multicurrency Revolving Credit Commitment specified in such notice, and in no event shall the aggregate of the Canadian Commitments and the Multicurrency Revolving Credit Commitments exceed US$75,000,000. No further reallocation of the Canadian Commitment or the Multicurrency Revolving Credit Commitment shall be permitted within any particular fiscal quarter without the prior written consent of each Canadian Lender and each Multicurrency Revolving Credit Lender, in their sole discretion.

                  2.7 Fees. The Canadian Borrower shall pay to the Canadian Administrative Agent for the account of each Canadian Lender commitment fees in Canadian Dollars on the daily average unused amount of such Canadian Lender's Canadian Commitment (for which purpose, the aggregate amount of any Bankers' Acceptance liabilities shall be deemed to be a pro rata (based on the Canadian Commitments) use of each Canadian Lender's Canadian Commitment) for the period from the Closing Date to and including the earlier of the date the Canadian Commitments are terminated and the Scheduled Revolving Credit Commitment Termination Date, at a rate per annum equal to the Applicable Margin for Commitment Fees in effect from time to time. Accrued commitment fees under this subsection 2.7 shall be payable on the last day of each of March, June, September and December and on the earlier of the date the Canadian Commitments are terminated and the Scheduled Revolving Credit Commitment Termination Date. The Canadian Borrower shall pay to the Canadian Administrative Agent on the Closing Date agency and additional commitment fees in the amounts heretofore mutually agreed in writing. The Canadian Borrower shall pay to the Canadian Administrative Agent on the Closing Date and on each anniversary thereof, so long as any of the Canadian Commitments are in effect and until payment in full of all C$ Loans hereunder, all interest thereon and all other amounts payable hereunder, and an annual agency fee in the amount heretofore mutually agreed in writing.

                          SECTION 3. GENERAL PROVISIONS

                  3.1 Repayment of Loans; Evidence of Debt. The Canadian Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent for the account of each Canadian Lender the then unpaid principal amount of each C$ Loan of such Canadian Lender on the Scheduled Revolving Credit Commitment Termination Date (or such earlier date on which the C$ Loans become due and payable pursuant to Section 14 of the Credit Agreement). The Canadian Borrower hereby further agrees to pay interest on the unpaid principal amount of the C$ Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection
3.5 hereof.

                  3.2 C$ Notes. The C$ Prime Loans made by each Canadian Lender under its Canadian Commitment shall be evidenced, if requested by such Canadian Lender, by a single promissory note of the Canadian Borrower (each, a "C$ Note") in substantially the form of Exhibit B to this Schedule, dated the Closing Date, payable to such Canadian Lender in a principal amount equal to the maximum possible amount of such Canadian Commitment as in effect on the Closing Date and otherwise duly completed. Each Canadian Lender is hereby authorized by the Canadian Borrower to endorse on the schedule (or a continuation thereof) attached to each C$ Note of such Canadian Lender, to the extent applicable, the date and amount for each C$ Prime Loan made by such Canadian Lender to the Canadian Borrower hereunder, and the date and amount of each payment or prepayment of principal of such C$ Loan received by such Canadian Lender, provided that any failure by such Canadian Lender to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Canadian Borrower under such C$ Note or hereunder in respect of such C$ Prime Loan.

                  3.3 Termination or Reduction of Commitments. (a) The Canadian Commitments shall terminate on the Scheduled Revolving Credit Commitment Termination Date.

                  (b) The Canadian Borrower shall have the right to terminate or reduce the unused Canadian Commitments at any time or from time to time to an amount not less than the aggregate principal amount of the C$ Prime Loans and Bankers' Acceptances outstanding, provided that (i) the Canadian Borrower shall give no less than two Business Days' (Canada) notice of each such termination or reduction to the Canadian Administrative Agent and (ii) each partial reduction shall be in an aggregate amount at least equal to C$1,000,000 and, if greater, in integral multiples of C$100,000. Any termination of the Canadian Commitments shall be accompanied by prepayment in full of all C$ Prime Loans together with accrued interest thereon to the date of such prepayment, and by cash collateralization, but not prepayment, of the Bankers' Acceptances on terms satisfactory to the Canadian Administrative Agent.

                  3.4 Optional and Mandatory Prepayments. (a) Optional Prepayments. The Canadian Borrower shall have the right to prepay the C$ Loans, in whole or in part, at any time or from time to time, provided that the Canadian Borrower shall give the Canadian Administrative Agent at least one Business Days' (Canada) irrevocable notice of each such prepayment specifying the date and amount of such prepayment. Upon receipt of any such notice the Canadian Administrative Agent shall promptly notify each Canadian Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 9.8 of the Credit Agreement. Partial prepayments shall be in an aggregate principal amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof. Notwithstanding anything to the contrary above, C$ Loans consisting of Bankers' Acceptances may not be prepaid pursuant to this subsection.

                  (b) Mandatory Prepayment. If, at any time during the Commitment Period, the aggregate principal amount of C$ Loans outstanding with respect to all Canadian Lenders exceeds the aggregate Canadian Commitments then in effect by more than 5% of the aggregate principal amount of the Canadian Commitments then in effect, the Canadian Borrower shall, without notice or demand, immediately repay the C$ Loans (or, in the case of Bankers' Acceptances, cash collateralize such Bankers' Acceptances) in an aggregate principal amount equal to such excess, together with interest accrued to the date of such payment or prepayment.

                  3.5 Interest Rates and Payment Dates. (a) Subject to subsection 3.5(b) below, each C$ Prime Loan shall bear interest at a rate per annum equal to the C$ Prime Rate plus the Applicable Margin for Canadian Borrowing.

                  (b) The Canadian Borrower hereby promises to pay to the Canadian Administrative Agent for the account of each Canadian Lender interest at 2% above the otherwise applicable rate (x) on any principal of any C$ Loan made by such Canadian Lender and on any other amount payable by the Canadian Borrower hereunder or under the C$ Note held by such Canadian Lender to or for account of such Canadian Lender (but, if such amount is interest, only to the extent legally enforceable), that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full and (y) during any period when an Event of Default shall have occurred under Section 14(a) of the Credit Agreement and for so long as such Event of Default shall be continuing, on any principal of any C$ Loan made by such Canadian Lender.

                  (c) Accrued interest on each C$ Prime Loan shall be calculated monthly and payable quarterly in arrears on the last day of each of March, June, September and December, and in any event, upon the payment or prepayment thereof, but only on the principal so paid or prepaid; provided that interest payable as contemplated by subsection 3.5(b) shall be payable from time to time on demand of the Canadian Administrative Agent or the Canadian Lenders having at least 51% of the aggregate amount of the Canadian Commitments. Promptly after the determination of any interest rate provided for herein or any change therein, the Canadian Administrative Agent shall notify the Canadian Lenders and the Canadian Borrower thereof.

                  (d) Interest in respect of C$ Prime Loans (and all other amounts denominated in C$) shall be payable in C$ and shall be payable based upon a year of 365 days.

                  (e) (i) If any provision of this Schedule or the Credit Agreement would obligate any party to the Credit Agreement to make any payment of interest or other amount payable to any Canadian Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Canadian Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Canadian Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

                  (x) first, by reducing the amount or rates of interest required to be paid under this subsection 3.5; and

                  (y) thereafter, by reducing any fees, commissions, premiums and other amounts which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

                  (ii) If, notwithstanding the provisions of clause (i) of this subsection 3.5(e), and after giving effect to all adjustments contemplated thereby, any Canadian Lender shall have received an amount in excess of the maximum permitted by such clause, then the party having paid such amount shall be entitled, by notice in writing to such Canadian Lender, to obtain reimbursement from such Canadian Lender of an amount equal to such excess, and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Canadian Lender to such party.

                  (iii) Any amount or rate of interest referred to in this subsection 3.5(e) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term of any C$ Loan on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the Closing Date to the Scheduled Revolving Credit Commitment Termination Date and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Administrative Agent shall be conclusive for the purposes of such determination absent manifest error.

                  3.6 Computation of Interest and Fees. For the purposes of the Interest Act (Canada), in any case in which an interest rate is stated in this Agreement to be calculated on the basis of a year of 360 days or 365 days, as the case may be, the yearly rate of interest to which such interest rate is equivalent is equal to such interest rate multiplied by the number of days in the year in which the relevant interest payment accrues and divided by 360 or 365, respectively. In addition, the principles of deemed investment of interest do not apply to any interest calculations under this Agreement and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

                  3.7 Pro Rata Treatment and Payments. (a) Each borrowing by the Canadian Borrower from the Canadian Lenders hereunder, each payment by the Canadian Borrower on account of any commitment fee or Acceptance Fee hereunder and any reduction of the Canadian Commitments of the Canadian Lenders shall be made pro rata according to the respective C$ Commitment Percentages. Each payment by the Canadian Borrower on account of principal of and interest on the C$ Loans shall be made pro rata according to the respective outstanding principal amounts of the relevant C$ Loans then held by the relevant Canadian Lenders. All payments (including prepayments) to be made by the Canadian Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., Toronto time, on the due date thereof to the Canadian Administrative Agent, for the account of the Canadian Lenders, at the Canadian Administrative Office in C$ and in immediately available funds. The Canadian Administrative Agent shall distribute such payments to the Canadian Lenders promptly upon receipt in like funds as received, but the Canadian Borrower shall have satisfied its payment obligation hereunder upon payment to the Canadian Administrative Agent, regardless of whether such Canadian Administrative Agent distributes such payments as required hereunder. If any payment hereunder becomes due and payable on a day other than a Business Day (Canada), such payment shall be extended to the next succeeding Business Day (Canada), and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (b) Unless the Canadian Administrative Agent shall have received notice from a Canadian Lender prior to 11:00 A.M., Toronto time, on any Borrowing Date (Canada) that such Lender will not make available to the Canadian Administrative Agent such Canadian Lender's share of the borrowing requested to be made on such Borrowing Date (Canada), the Canadian Administrative Agent may assume that such Canadian Lender has made its share of such borrowing available to the Canadian Administrative Agent on such Borrowing Date (Canada), and the Canadian Administrative Agent may, in reliance upon such assumption, make available to the Canadian Borrower on such Borrowing Date (Canada) a corresponding amount. If such amount is not so made available to the Canadian Administrative Agent by such Canadian Lender on such Borrowing Date (Canada), the Canadian Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the C$ Prime Rate determined for such day plus 1%, on demand, from the relevant Canadian Lender. Nothing contained in this subsection 3.7(b) shall relieve any Canadian Lender which has failed to make available its share of any borrowing hereunder from its obligation to do so in accordance with the terms hereof or prejudice any rights which the Canadian Borrower may have against any Canadian Lender as a result of any default by such Canadian Lender to make loans.

                  (c) The failure of any Canadian Lender to make the C$ Loan to be made by it on any Borrowing Date (Canada) shall not relieve any other Lender of its obligation, if any, hereunder to make its C$ Loan on such Borrowing Date (Canada), but no Lender shall be responsible for the failure of any other Canadian Lender to make the C$ Loan to be made by such other Canadian Lender on such Borrowing Date (Canada).

                  3.8 Additional Costs. (a) If the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof by any Governmental Authority or compliance by any Canadian Lender or any corporation controlling such Canadian Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Canadian Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Canadian Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Canadian Lender to be material, then from time to time, the Canadian Borrower shall promptly pay to such Canadian Lender, upon written demand therefor, such additional amount or amounts as will compensate such Canadian Lender for such reduced rate of return. In determining such additional amounts, each Canadian Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the reduced rate of return relates to such Canadian Lender's loans or commitments in general and are not specifically attributable to C$ Loans or Canadian Commitments hereunder, be calculated with respect to all loans or commitments similar to the C$ Loans or Canadian Commitments made by such Canadian Lender hereunder whether or not the loan documentation for such other loans or commitments permits the Canadian Lender to charge the respective borrower on a basis similar to that provided in this subsection 3.8.

                  (b) If any Canadian Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Canadian Borrower (with a copy to the Canadian Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Canadian Lender to the Canadian Borrower (with a copy to the Canadian Administrative Agent), showing in reasonable detail the basis for the calculation thereof, shall be prima facie evidence of such additional amounts payable. The agreements in this subsection shall survive the termination of the Credit Agreement and the payment of the C$ Loans and all other amounts payable thereunder.

                  3.9 Taxes. All payments made by the Canadian Borrower in respect of amounts owing under this Schedule and any C$ Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes imposed on the Canadian Administrative Agent or any Canadian Lender as a result of a present or former connection between the Canadian Administrative Agent or such Canadian Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Canadian Administrative Agent or such Canadian Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Schedule or any C$
Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Canadian Administrative Agent or any Canadian Lender hereunder or under any C$ Note, the amounts so payable to the Canadian Administrative Agent or such Canadian Lender shall be increased to the extent necessary to yield to the Canadian Administrative Agent or such Canadian Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Schedule, provided, however, that the Canadian Borrower shall not be required to increase any such amounts payable to the Canadian Administrative Agent, any Canadian Lender or any holder of Bankers' Acceptances if such increased amount arises as a result of the failure of such Canadian Lender, the Canadian Administrative Agent or any holder of Bankers' Acceptances to be a Person resident in Canada for the purposes of the Income Tax Act (Canada). The Canadian Borrower shall also indemnify the Canadian Administrative Agent and each Canadian Lender on an after-tax basis for any additional taxes on net income which the Canadian Administrative Agent or such Canadian Lender, as the case may be, may be obligated to pay as a result of the receipt of additional amounts under this subsection 3.9. Whenever any Non-Excluded Taxes are payable by the Canadian Borrower, as promptly as possible thereafter but in any event within 45 days after the date of payment, the Canadian Borrower shall send to the Canadian Administrative Agent for its own account or for the account of such Canadian Lender, as the case may be, a certified copy of an original official receipt received by the Canadian Borrower showing payment thereof. If the Canadian Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Canadian Administrative Agent the required receipts or other required documentary evidence, the Canadian Borrower shall indemnify the Canadian Administrative Agent and the Canadian Lenders for any incremental taxes, interest or penalties that may become payable by the Canadian Administrative Agent or any Canadian Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Schedule and the payment of the C$ Loans and all other amounts payable hereunder.

                  3.10 Substitution of Lender. If any Canadian Lender has demanded compensation under subsection 3.8 of this Schedule, the Canadian Borrower shall have the right, with the assistance of the Canadian Administrative Agent, to seek a substitute bank or banks (which may be one or more of the Lenders) satisfactory to the Canadian Borrower and the Canadian Administrative Agent to purchase the C$ Notes and assume the Canadian Commitments of such Canadian Lender. Any such Canadian Lender shall be obligated to sell the C$ Notes for cash without recourse to such substitute bank or banks and to execute and deliver an appropriately completed assignment and assumption agreement reasonably satisfactory to the Canadian Administrative Agent and the Canadian Borrower and any other document or perform any act reasonably necessary to effect the assumption of the rights and obligations of such substitute bank or banks.

                                                                       EXHIBIT B
                                                              To Schedule 3.1(d)


                                [Form of C$ Note]

                                 PROMISSORY NOTE


                  FOR VALUE RECEIVED, (the "Canadian Borrower"), hereby promises to pay to___________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of the Canadian Administrative Agent at 1 First Canadian Place, 100 King Street West, Suite 6900, Toronto, Ontario M5X 1A4, the aggregate unpaid principal amount of the C$ Prime Loans made by the Bank to the Canadian Borrower under the Credit Agreement), in lawful money in the currency of such C$ Prime Loans and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such C$ Prime Loan, at such office, in like money and funds, for the period commencing on the date of such C$ Prime Loan until such C$ Prime Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                  The date, amount and interest rate of each C$ Prime Loan made by the Bank to the Canadian Borrower and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this C$ Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Canadian Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the C$ Prime Loans made by the Bank.

                  This C$ Note is one of the C$ Notes referred to in the Credit Agreement dated as of March 29, 2000 (as the same may be amended, restated, modified and supplemented and in effect from time to time, the "Credit Agreement") between Viasystems, Inc., the Canadian Borrower and other borrowers parties thereto, the lenders parties thereto (including the Bank), The Chase Manhattan Bank as Administrative Agent, The Chase Manhattan Bank of Canada as Canadian Administrative Agent and the other agents and arranger parties thereto and evidences C$ Prime Loans made by the Bank thereunder. Terms used but not defined in this C$ Note have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of this C$ Note upon the occurrence of certain events and for prepayments of C$ Prime Loans upon the terms and conditions specified therein.

                  Except as permitted by subsection 17.6 of the Credit Agreement, this C$ Note may not be assigned by the Bank to any other Person.

                  This C$ Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                   ----------------------------------



                                   By:
                                      -----------------------------------
                                      Title:

                           SCHEDULE OF C$ PRIME LOANS

                  This C$ Note evidences C$ Prime Loans made, Continued or Converted under the within-described Credit Agreement to the Canadian Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below.


                         Principal                              Amount Paid,
    Date Made,             Amount                                 Prepaid,             Unpaid
     Continued              of                                  Continued or          Principal           Notation
   or Converted            Loan            Interest Rate          Converted            Amount              Made by
   ------------          ---------         -------------        ------------          ---------           --------

                                                                    EXHIBIT A TO
                                                                CREDIT AGREEMENT



                            ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Credit Agreement, dated as of March __, 2000, (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Viasystems Group, Inc., a Delaware corporation ("Holdings"), Viasystems, Inc., a Delaware corporation (the "US Borrower"), Viasystems Canada, Inc., a Quebec corporation (the "Canadian Borrower"), Print Service Holding N.V., a company organized under the laws of the Netherlands ("Print Service"), any Future Foreign Subsidiary Borrowers which may from time to time become parties thereto, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), The Chase Manhattan Bank of Canada ("Chase Canada"), as Canadian administrative agent (in such capacity, the "Canadian Administrative Agent"), Chase Manhattan International Limited, as the multicurrency administrative agent (in such capacity, the "Multicurrency Administrative Agent"), and The Chase Manhattan Bank ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

         _______________ (the "Assignor") and ___________________ (the
"Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), an interest (the "Assigned Interest") as set forth on Schedule 1 in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

         2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Holdings, any of its Subsidiaries or any other obligor for the performance or observance by Holdings, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 10.1 thereof, the financial statements delivered pursuant to subsection 12.1 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents, the Sharing Agreement or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the applicable Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents, the Sharing Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the applicable Agent and the Collateral Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement, the other Loan Documents and the Sharing Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement, the other Loan Documents and the Sharing Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 9.7 of the Credit Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

         4. The effective date of this Assignment and Acceptance shall be as set forth on Schedule 1 (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the applicable Agent for acceptance by it and recording by the applicable Agent pursuant to subsection
17.6 of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the applicable Agent, be earlier than five Business Days after the date of such acceptance and recording by the applicable Agent and consent from the applicable Borrower and the applicable Agent in accordance with subsection 17.6 of the Credit Agreement).

         5. Upon such acceptance and recording, from and after the Effective Date, the applicable Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee and the Assignor in accordance with their respective interests as reflected herein.

         6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and the Sharing Agreement and shall be bound by the provisions thereof and of the Sharing Agreement and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement except as otherwise provided in the Credit Agreement.

         7. This Assignment and Acceptance may be executed by one or more parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.


         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                Schedule 1 to Assignment and Acceptance relating
                            to the Credit Agreement,
                           dated as of March __, 2000
                 among Viasystems, Inc., Viasystems Group, Inc.,
                            Viasystems Canada, Inc.,
                           Print Service Holding N.V.,
          the lenders from time to time parties thereto (the "Lenders")
     and The Chase Manhattan Bank, as administrative agent for the Lenders


Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

                       Credit
                 Facility Assigned            Principal Amount Assigned
                 -----------------            -------------------------





Accepted:


[APPLICABLE AGENT]                       [ASSIGNOR]


By:                                      By:
   -----------------------------            -----------------------------------
Name:                                    Name:
Title:                                   Title:


                                        [ASSIGNEE]


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

Consented to:(1/)


[APPLICABLE AGENT]


By:
   ----------------------------------
Name:
Title:


[APPLICABLE BORROWER]


By:
   ----------------------------------
Name:
Title:


-----------------

(1/) Consents required only to the extent provided in subsection 17.6 of the Credit Agreement.

                                                                    EXHIBIT B TO
                                                                CREDIT AGREEMENT


                             PERFECTION CERTIFICATE


          Each of the undersigned (each, a "Grantor"), after due investigation and with reference to the Credit Agreement, dated as of March __, 2000 (the "Credit Agreement"), among Viasystems Group, Inc., a Delaware corporation ("Holdings"), Viasystems, Inc., a Delaware corporation (the "US Borrower"), Viasystems Canada, Inc., a Quebec corporation (the "Canadian Borrower"), Print Service Holding N.V., a company organized under the laws of the Netherlands ("Print Service" and together with the Canadian Borrower and any Future Foreign Subsidiary Borrower, the "Foreign Subsidiary Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), the Chase Manhattan Bank of Canada ("Chase Canada"), as Canadian administrative agent (in such capacity, the "Canadian Administrative Agent"), Chase Manhattan International Limited, as the multicurrency administrative agent (in such capacity, the "Multicurrency Administrative Agent"), and The Chase Manhattan Bank ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), does hereby certify as follows (with terms used and not defined herein having the meanings ascribed to them in the Credit Agreement or the Guarantee and Collateral Agreement (as defined in the Credit Agreement)):

          1. Persons. Schedule I hereto lists the full and correct legal name of each Grantor, in each case, as it appears on its certificate of incorporation.

          2. Locations. Schedule II hereto sets forth for each Grantor (a) the location of its chief executive office, (b) each location where its books and records are maintained and (c) each location where chattel paper, inventory, equipment and fixtures is maintained.

          3. Other Names. Schedule III hereto lists (a) all names (including trade names and similar appellations) presently used by each Grantor or any of its divisions or other business units and (b) all names (including former legal names and trade names or similar appellations) used by each Grantor or any of its divisions or other business units during the past five years.

          4. Outside Locations of Collateral. Schedule IV hereto lists each person or entity (other than a Grantor) that has or may have possession of any Grantor's inventory, equipment or other assets which are intended to constitute Collateral.

          5. Instruments and Securities. Schedule V hereto lists all securities (whether or not evidenced by a certificate) and all instruments intended to constitute Collateral which are held by each Grantor.

          6. Intellectual Property. Schedule VI hereto lists all Patent Applications, Patents, Trademark Registrations, Trademarks, Copyright Registrations and Copyrights of each Grantor which are intended to constitute Collateral.

          7. Completeness of Information Presented. No Grantor owns any material assets which are intended to constitute Collateral, except as set forth in the Schedules described above.

          8. UCC Filing Jurisdictions. Schedule VII hereto lists all jurisdictions in which financing statements on Form UCC-1 must be filed in order to perfect a security interest in all assets of any Grantor located in the United States which are intended to constitute Collateral.

          9. Acknowledgement. Each of the undersigned acknowledges that this Certificate is provided in connection with the Credit Agreement and that the Administrative Agent and the Lenders will rely upon the information contained herein. Each of the undersigned further acknowledges and agrees that the information contained herein is being delivered pursuant to subsection 11.1(o) of the Credit Agreement.


          IN WITNESS WHEREOF, we have hereunto set our hands this ______ day of ____, 2000.




                                        VIASYSTEMS, INC.
                                        VIASYSTEMS GROUP, INC.
                                        VIASYSTEMS TECHNOLOGIES CORP., L.L.C.
                                        VIASYSTEMS INTERNATIONAL, INC.
                                        VIASYSTEMS TECHNOLOGIES CORP. (NEVADA)
                                        PAGG CORPORATION
                                        WIREKRAFT INDUSTRIES, INC.
                                        WIRE HARNESS INDUSTRIES, INC.
                                        WIREKRAFT EMPLOYMENT COMPANY
                                        ECM HOLDING COMPANY


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                    EXHIBIT C TO
                                                                CREDIT AGREEMENT


                               CLOSING CERTIFICATE


          Pursuant to that certain Credit Agreement dated as of March __, 2000 among Viasystems Group, Inc., a Delaware corporation ("Holdings"), Viasystems, Inc., a Delaware corporation (the "US Borrower"), Viasystems Canada, Inc., a Quebec corporation (the "Canadian Borrower"), Print Service Holding N.V., a company organized under the laws of the Netherlands ("Print Service"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), The Chase Manhattan Bank of Canada, as administrative agent for the Canadian Lenders, Chase Manhattan International Limited, as administrative agent for the Multicurrency Revolving Credit Lenders and The Chase Manhattan Bank, as administrative agent for the Lenders (the "Credit Agreement"; terms defined therein being used herein as therein defined), the undersigned Responsible Officer of the US Borrower and of Holdings hereby certifies, in [his] [her] capacity as such and not individually, as follows:

     1. The representations and warranties made by the Credit Parties in the Credit Agreement and the other Loan Documents are true and correct, in all material respects, on and as of the date hereof, with the same effect as if made on the date hereof except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties are true and correct, in all material respects, as of such earlier date;

     2. Exhibit I attached hereto sets forth all consents or authorizations of, filings with, notices to or other acts by or in respect of, any Governmental Authority or any other Person required in connection with the execution, delivery, performance, validity or enforceability of, or the granting of any security interests under, the Credit Agreement, any of the Notes, the other Loan Documents and the transactions contemplated by the Credit Agreement, and such consents, authorizations and filings are or will be in full force and effect;

     3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and/or the issuance of any Letters of Credit to be issued on the date hereof;

     4. The WHB Acquisition has been consummated for an aggregate purchase price of $210,000,000 under the WHB Acquisition Document and in a manner substantially in compliance with the WHB Acquisition Document.

     5. The Commercial Products Business Transfer has been consummated for consideration consisting of nominal cash and the assets were transferred subject to the Commercial Products Notes.

     6. David J. Webster is and at all times since the date set forth above has been, the duly elected and qualified Senior Vice President and Assistant Secretary of the US Borrower and Holdings and his signature and the signatures of other officers of the US Borrower and Holdings set forth on the incumbency certificate for such officers below are such officers' true and genuine signatures;

and the undersigned Senior Vice President and Assistant Secretary of the US Borrower hereby certifies, in his capacity as such and not individually, as follows:

     7. Attached hereto as Exhibits II and III, respectively, are correct and complete copy of resolutions duly adopted by the Board of Directors of the US Borrower and Holdings by unanimous written consent dated as of March ____, 2000 authorizing (i) the execution, delivery and performance of the Credit Agreement, the other Loan Documents and the WHB Acquisition Document to which it is a party, (ii) the borrowings contemplated under the Credit Agreement and (iii) the transactions contemplated by the WHB Acquisition and the Credit Agreement; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the US Borrower and Holdings now in force relating to or affecting the matters referred to therein;

     8. Attached hereto as Exhibits IV and V are the By-Laws of the US Borrower and Holdings, respectively, as in effect on March ___, 2000, and the same have not been amended, repealed, modified or restated;

     9. Attached hereto as Exhibits VI and VII are the Certificates of Incorporation of the US Borrower and Holdings, respectively, as in effect on March ___, 2000, and the same have not been amended, repealed, modified or restated;

     10. Attached hereto as Exhibit VIII is a true and correct copy of the WHB Acquisition Agreement;

     11. The following persons are now duly elected and qualified officers of the US Borrower and Holdings holding the offices indicated next to their respective names below, and such officers have held such offices with the US Borrower and Holdings at all times since the date set forth above to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers:


       Name                               Office                                 Signature
       ----                               ------                                 ---------
 David M. Sindelar           Senior Vice President
                                                                           -----------------------

 David J. Webster            Senior Vice President and Assistant
                             Secretary                                     -----------------------

 Kelly E. Wetzler            Assistant Secretary
                                                                           -----------------------

          IN WITNESS WHEREOF, the undersigned have hereunto set their names on behalf of the US Borrower and of Holdings, and not individually.


VIASYSTEMS, INC.
VIASYSTEMS GROUP, INC.




------------------------------               -----------------------------------
Name:    David M. Sindelar                   Name:    David J. Webster
Title:   Senior Vice President               Title:   Senior Vice President and
                                                      Assistant Secretary


Date:    March ____, 2000

                                                                       EXHIBIT D
                                                             TO CREDIT AGREEMENT



                                FORM OF ADDENDUM

                  The undersigned Lender (i) agrees to all of the provisions of the Credit Agreement, dated as of March __, 2000 (the "Credit Agreement"), among VIASYSTEMS GROUP, INC., a Delaware corporation, VIASYSTEMS, INC., a Delaware corporation, VIASYSTEMS CANADA, INC. a Quebec corporation, PRINT SERVICE HOLDING N.V., a company organized under the laws of the Netherlands, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), THE CHASE MANHATTAN BANK OF CANADA, as Canadian administrative agent, CHASE MANHATTAN INTERNATIONAL LIMITED, as the multicurrency administrative agent, THE CHASE MANHATTAN BANK, as administrative agent for the Lenders, BANK OF AMERICA, N.A. and BANKERS TRUST COMPANY, as syndication agents for the Lenders, and (ii) becomes a party thereto, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrowers in an aggregate principal amount not to exceed the amount of its Tranche A Chips Commitment, Tranche B Chips Commitment, Tranche B Term Loan Commitment, US Revolving Credit Commitment and/or Multicurrency Revolving Credit Commitment, as the case may be, as set forth opposite the undersigned Lender's name in Schedule 1.1 to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.




                                     -----------------------------------------
                                     (Name of Lender)


                                     By:
                                        ----------------------------------
                                        Name:
                                        Title:


Dated as of March __, 2000

                                                                    EXHIBIT E TO
                                                                CREDIT AGREEMENT

                                JOINDER AGREEMENT


          JOINDER AGREEMENT, dated as of the date set forth below (this "Joinder Agreement"), entered into pursuant to the CREDIT AGREEMENT, dated as of March __, 2000 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Viasystems Group, Inc., a Delaware corporation ("Holdings"), Viasystems, Inc., a Delaware corporation (the "US Borrower"), Viasystems Canada, Inc., a Quebec corporation (the "Canadian Borrower"), Print Service Holding N.V., a company organized under the laws of the Netherlands ("Print Service" and together with the Canadian Borrower and any Future Foreign Subsidiary Borrower, the "Foreign Subsidiary Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), The Chase Manhattan Bank of Canada ("Chase Canada"), as Canadian administrative agent (in such capacity, the "Canadian Administrative Agent"), Chase Manhattan International Limited, as the Multicurrency administrative agent (in such capacity, the "Multicurrency Administrative Agent"), and The Chase Manhattan Bank ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

          WHEREAS, Holdings, the US Borrower and the Foreign Subsidiary Borrowers have requested that the Credit Agreement be supplemented in the manner hereinafter set forth to provide for the undersigned Foreign Subsidiary of the US Borrower to become a Foreign Subsidiary Borrower; and

          WHEREAS, this Joinder Agreement is entered into pursuant to and in accordance with the Credit Agreement;

          NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:


          1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. Unless otherwise indicated, all Section and subsection references are to the Credit Agreement.

          2. Joinder Agreement of Foreign Subsidiary Borrower. The undersigned Foreign Subsidiary of the US Borrower hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, and agrees to:

     (a)  join the Credit Agreement as a Foreign Subsidiary Borrower;

     (b) be bound by all covenants, agreements and acknowledgements attributable to a Foreign Subsidiary Borrower in the Credit Agreement; and

     (c)  perform all obligations required of it by the Credit Agreement.

          3. Representations and Warranties. (a) After giving affect to this Joinder Agreement, Holdings and the US Borrower (and each Foreign Subsidiary Borrower including the undersigned new Foreign Subsidiary Borrower, only as to itself, and its Subsidiaries) hereby confirms that the representations and warranties set forth in Section 10 of the Credit Agreement are true and correct in all material respects on and as of the date hereof except for any representation or warranty made as of an earlier date, which representation or warranty shall have been true and correct in all material respects as of such earlier date.

          (b) Without limiting the generality of the following, Holdings and the US Borrower confirm that the requirements of subsection 12.10 and 12.12 of the Credit Agreement have been complied with in respect of the Capital Stock of the undersigned Future Foreign Subsidiary Borrower.

          4. Conditions to Effectiveness. This Joinder Agreement shall become effective as of _________ __, _____ upon receipt by the Administrative Agent by no later than ____________ __, _____ of:

          (1) Agreement. Counterparts of this Agreement, duly executed and delivered by Holdings, the US Borrower and the Foreign Subsidiary Borrowers.

          (2) Acknowledgement. An acknowledgement and consent in the form of Annex I executed by the Credit Parties; and

          (3) Certificate. A certificate of a Responsible Officer of Holdings and the US Borrower stating that (i) on and as of _____________ __, _____ and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing and (ii) each of the representations and warranties made by the Credit Parties and their Subsidiaries in or pursuant to the Loan Documents is correct in all material respects on and as of the date thereof, except for any representations and warranties made as of an earlier date, which representations and warranties are true and correct as of such earlier date.

          (4) Legal Opinions. An executed legal opinion of Weil, Gotshal & Manges LLP, and local counsel to the Future Foreign Subsidiary Borrower in a form reasonably acceptable to the Administrative Agent.

          5. Continuing Effect of Credit Agreement. Except as expressly amended herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

          6. Governing Law; Counterparts. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Agreement may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the ____day of __________________, ----.


                                   VIASYSTEMS GROUP, INC.,
                                    as Guarantor

                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                   BORROWERS

                                   [NAME OF NEW FOREIGN SUBSIDIARY
                                   BORROWER], as Foreign Subsidiary Borrower

                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                   Address for Notices:


                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Attention:
                                   Telecopy:


                                   VIASYSTEMS, INC.,
                                    as US Borrower

                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                   VIASYSTEMS CANADA, INC.,
                                    as Canadian Borrower

                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                   PRINT SERVICE HOLDING N.V.
                                    as a Foreign Subsidiary Borrower


                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title:


ACKNOWLEDGED AND CONSENTED TO:



THE CHASE MANHATTAN BANK,
  as Administrative Agent


By:
     ----------------------------
     Name:
     Title:



CHASE MANHATTAN INTERNATIONAL LIMITED,
  as Multicurrency Administrative Agent


By:
     ----------------------------
     Name:
     Title:

                                                                         ANNEX I


                           ACKNOWLEDGEMENT AND CONSENT

     Each of the undersigned Persons hereby:

     (a) acknowledges and consents to the execution, delivery and performance of
(i) the Joinder Agreement (the "Amendment"), dated as of _____________ __, ____, to the Credit Agreement dated as of March __, 2000 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Viasystems Group, Inc., a Delaware corporation ("Holdings"), Viasystems, Inc., a Delaware corporation (the "US Borrower"), Viasystems Canada, Inc., a Quebec corporation (the "Canadian Borrower"), Print Service Holding N.V., a company organized under the laws of the Netherlands ("Print Service" and together with the Canadian Borrower and any Future Foreign Subsidiary Borrower, the "Foreign Subsidiary Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), The Chase Manhattan Bank of Canada ("Chase Canada"), as Canadian administrative agent (in such capacity, the "Canadian Agent"), Chase Manhattan International Limited, as the multicurrency administrative agent (in such capacity, the "Multicurrency Administrative Agent"), and The Chase Manhattan Bank ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and (ii) all of the documents and transactions contemplated by the Amendment;

     (b) agrees that such execution, delivery and performance of the Amendment shall not in any way affect such Person's obligations under any Loan Document (as defined in the Credit Agreement) to which such Person is a party, which obligations on the date hereof remain absolute and unconditional and are not subject to any defense, set-off or counterclaim;

Dated:  ______________ __, _____


                                        VIASYSTEMS GROUP, INC.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        VIASYSTEMS, INC.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        VIASYSTEMS TECHNOLOGIES CORP., L.L.C.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        VIASYSTEMS INTERNATIONAL, INC.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        VIASYSTEMS CANADA, INC.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        PRINT SERVICE HOLDING N.V.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        VIASYSTEMS TECHNOLOGIES CORP.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        PAGG CORPORATION


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        WIREKRAFT INDUSTRIES, INC.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        WIRE HARNESS INDUSTRIES, INC.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        WIREKRAFT EMPLOYMENT COMPANY


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        ECM HOLDING COMPANY


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                    EXHIBIT F TO
                                                                CREDIT AGREEMENT


================================================================================



                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                             VIASYSTEMS GROUP, INC.

                                VIASYSTEMS, INC.

                          and its Domestic Subsidiaries

                                   in favor of

                            THE CHASE MANHATTAN BANK,
                               as Collateral Agent


                           Dated as of March __, 2000




================================================================================

                               TABLE OF CONTENTS


SECTION 1.  DEFINED TERMS.........................................................................................2
         1.1  Definitions.........................................................................................2
         1.2  Other Definitional Provisions.......................................................................5

SECTION 2.  GUARANTEES............................................................................................5
         2.1  Guarantees..........................................................................................5
         2.2  Rights of Contribution..............................................................................6
         2.3  No Subrogation......................................................................................7
         2.4  Amendments, etc.....................................................................................7
         2.5  Guarantees Absolute and Unconditional...............................................................8
         2.6  Reinstatement......................................................................................10
         2.7  Payments...........................................................................................10

SECTION 3.  GRANT OF SECURITY INTEREST...........................................................................11

SECTION 4.  REPRESENTATIONS AND WARRANTIES.......................................................................12
         4.1  Representations in Credit Agreement................................................................12
         4.2  Title; No Other Liens..............................................................................12
         4.3  Perfected First Priority Liens.....................................................................12
         4.4  Chief Executive Office.............................................................................13
         4.5  Inventory and Equipment............................................................................13
         4.6  Farm Products......................................................................................13
         4.7  Investment Property................................................................................13
         4.8  Receivables........................................................................................13
         4.9  Intellectual Property..............................................................................13

SECTION 5.  COVENANTS............................................................................................14
         5.1  [Intentionally Omitted]............................................................................14
         5.2  Delivery of Instruments and Chattel Paper..........................................................14
         5.3  Maintenance of Insurance...........................................................................14
         5.4  [Intentionally Omitted]............................................................................14
         5.5  Maintenance of Perfected Security Interest; Further Documentation..................................14
         5.6  Changes in Locations, Name, etc....................................................................15
         5.7  Investment Property................................................................................15
         5.8  Receivables........................................................................................16
         5.9  Intellectual Property..............................................................................16

SECTION 6.  REMEDIAL PROVISIONS..................................................................................17
         6.1  Certain Matters Relating to Receivables............................................................17
         6.2  Communications with Obligors; Grantors Remain Liable...............................................18
         6.3  Pledged Stock......................................................................................18
         6.4  Proceeds to be Turned Over to Collateral Agent.....................................................19
         6.5  Application of Proceeds............................................................................19



         6.6  Code and Other Remedies............................................................................19
         6.7  Registration Rights................................................................................20
         6.8  Waiver; Deficiency.................................................................................21

SECTION 7.  THE COLLATERAL AGENT.................................................................................21
         7.1  Collateral Agent's Appointment as Attorney-in-Fact, etc............................................21
         7.2  Duty of Collateral Agent...........................................................................23
         7.3  Execution of Financing Statements..................................................................23
         7.4  Authority of Collateral Agent......................................................................24

SECTION 8.  MISCELLANEOUS........................................................................................24
         8.1  Amendments in Writing..............................................................................24
         8.2  Notices............................................................................................24
         8.3  No Waiver by Course of Conduct; Cumulative Remedies................................................24
         8.4  Enforcement Expenses; Indemnification..............................................................25
         8.5  Successors and Assigns.............................................................................25
         8.6  Set-Off............................................................................................25
         8.7  Counterparts.......................................................................................26
         8.8  Severability.......................................................................................26
         8.9  Section Headings...................................................................................26
         8.10  Integration.......................................................................................26
         8.11  GOVERNING LAW.....................................................................................26
         8.12  Submission To Jurisdiction; Waivers...............................................................26
         8.13  Acknowledgements..................................................................................27
         8.14  WAIVER OF JURY TRIAL..............................................................................27
         8.15  Additional Grantors...............................................................................27
         8.16  Releases..........................................................................................28
         8.17  Judgment Currency.................................................................................28


Schedules

Schedule 1        Notice Addresses of Guarantors
Schedule 2        Investment Property
Schedule 3        Filings and Other Actions Required to Perfect
                    Security Interests
Schedule 4        Jurisdiction of Organization and Chief Executive Office
Schedule 5        Location of Inventory and Equipment
Schedule 6        Intellectual Property

                       GUARANTEE AND COLLATERAL AGREEMENT


                  GUARANTEE AND COLLATERAL AGREEMENT, dated as of March __, 2000, made by each of the signatories hereto (together with any other Person that may become a party hereto as provided herein, the "Grantors"), in favor of THE CHASE MANHATTAN BANK, as Collateral Agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).


                              W I T N E S S E T H:


                  WHEREAS, pursuant to the Credit Agreement dated as of March __, 2000 (as amended, modified, supplemented, restated and in effect from time to time, the "Credit Agreement"), among Viasystems Group, Inc., a Delaware corporation ("Holdings"), Viasystems, Inc., a Delaware corporation (the "US Borrower"), Viasystems Canada, Inc., a Quebec corporation (the "Canadian Borrower"), Print Service Holding N.V., a company organized under the laws of the Netherlands ("Print Service"), any Future Foreign Subsidiary Borrowers which may from time to time become parties thereto, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), The Chase Manhattan Bank of Canada ("Chase Canada"), as Canadian administrative agent (in such capacity, the "Canadian Administrative Agent"), Chase Manhattan International Limited, as Multicurrency administrative agent (in such capacity, the "Multicurrency Administrative Agent"), and The Chase Manhattan Bank ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the US Borrower, Holdings and the other Grantors are members of an affiliated group of companies;

                  WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the US Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

                  WHEREAS, the US Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

                  WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement, that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Canadian Administrative Agent, the Multicurrency Administrative Agent and the Lenders to enter into the Credit Agreement and to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

                            SECTION 1. DEFINED TERMS

                  1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments and Inventory.

                  (b)  The following terms shall have the following meanings:

                  "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Collateral": as defined in Section 3.

                  "Collateral Account": any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

                  "Copyrights": (i) all copyrights, whether published or unpublished, now existing or hereafter created (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) all renewals thereof.

                  "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed on Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

                  "General Intangibles": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

                  "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) the Domestic Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

                  "Guarantors": the collective reference to each Grantor other than the US Borrower.

                  "Intellectual Property": the collective reference to the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses.

                  "Intercompany Note": any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

                  "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-115 of the Code (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

                  "Issuers": the collective reference to each issuer of any Investment Property.

                  "Obligations": (i) in the case of the US Borrower, the Domestic Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

                  "Patents": (i) all letters patent of the United States or any other country, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in- part thereof, including, without limitation, any of the foregoing referred to in Schedule 6.

                  "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

                  "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                  "Pledged Stock": the shares of Capital Stock listed on
         Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Issuer that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

                  "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

                  "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                  "Securities Act": the Securities Act of 1933, as amended.

                  "Subsidiary Guarantor": as defined in Section 2.1.

                  "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) all renewals thereof.

                  "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

                  1.2 Other Definitional Provisions. (a) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                              SECTION 2. GUARANTEES

                  2.1 Guarantees. (a) Domestic Obligations. (i) Each Domestic Subsidiary of the US Borrower (each, a "Subsidiary Guarantor") hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the US Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Domestic Obligations.

               (ii) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Subsidiary Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Subsidiary Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

               (iii) Each Subsidiary Guarantor agrees that the Domestic Obligations may at any time and from time to time exceed the amount of the liability of such Subsidiary Guarantor hereunder without impairing the guarantee contained in this Section 2.1(a) or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder.

               (iv) The guarantee contained in this Section 2.1(a) shall remain in full force and effect until all the Domestic Obligations and the obligations of each Subsidiary Guarantor under the guarantee contained in this Section 2.1(a) shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the US Borrower may be free from any Domestic Obligations.

               (v) No payment made by the US Borrower, any of the Subsidiary Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Secured Party from the US Borrower, any of the Subsidiary Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set off or appropriation or application at any time or from time to time in reduction of or in payment of the Domestic Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Subsidiary Guarantor in respect of the Domestic Obligations or any payment received or collected from such Subsidiary Guarantor in respect of the Domestic Obligations), remain liable for the Domestic Obligations up to the maximum liability of such Subsidiary Guarantor hereunder until the Domestic Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

                  (b) Foreign Subsidiary Obligations. (i) Except as may be expressly set forth in any Joinder Agreement with respect to any Future Foreign Subsidiary Borrower, the US Borrower hereby unconditionally and irrevocably guarantees to the Collateral Agent, for the ratable benefit of the applicable Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Foreign Subsidiary Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Foreign Subsidiary Obligations.

               (ii) The guarantee contained in this Section 2.1(b) shall remain in full force and effect until all the Foreign Subsidiary Obligations and the obligations of the US Borrower under the guarantee contained in this Section 2.1(b) shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement any Foreign Subsidiary Borrower may be free from any Foreign Subsidiary Obligations.

               (iii) No payment made by any Foreign Subsidiary Borrower, any other guarantor or any other Person or received or collected by the Collateral Agent or any Secured Party from any Foreign Subsidiary Borrower, any other guarantor or any other Person by virtue of any action or proceeding or any set off or appropriation or application at any time or from time to time in reduction of or in payment of the Foreign Subsidiary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the US Borrower hereunder which shall, notwithstanding any such payment (other than any payment made by the US Borrower in respect of the Foreign Subsidiary Obligations or any payment received or collected from the US Borrower in respect of the Foreign Subsidiary Obligations), remain liable for the Foreign Subsidiary Obligations until the Foreign Subsidiary Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

                  2.2 Rights of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Collateral Agent and the Secured Parties, and each Subsidiary Guarantor shall remain liable to the Collateral Agent and the Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

                  2.3 No Subrogation. (a) Notwithstanding any payment made by any Subsidiary Guarantor hereunder or any set-off or application of funds of any Subsidiary Guarantor by the Collateral Agent or any Secured Party, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any Secured Party against the US Borrower or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any Secured Party for the payment of the Domestic Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the US Borrower or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Collateral Agent and the Secured Parties by the US Borrower on account of the Domestic Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Domestic Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Collateral Agent in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Collateral Agent, if required), to be applied against the Domestic Obligations, whether matured or unmatured, in accordance with the Sharing Agreement.

                  (b) Notwithstanding any payment made by the US Borrower hereunder or any set-off or application of funds of the US Borrower by the Collateral Agent or any Secured Party, the US Borrower shall not be entitled to be subrogated to any of the rights of the Collateral Agent or any Secured Party against any Foreign Subsidiary Borrower or any collateral security or guarantee or right of offset held by the Collateral Agent or any Secured Party for the payment of the Foreign Subsidiary Obligations, nor shall the US Borrower seek or be entitled to seek any contribution or reimbursement from any Foreign Subsidiary Borrower in respect of payments made by the US Borrower hereunder, until all amounts owing to the Collateral Agent and the Secured Parties on account of the Foreign Subsidiary Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid on account of such subrogation rights at any time when all of the Foreign Subsidiary Obligations shall not have been paid in full, such amount shall be held by the US Borrower in trust for the Collateral Agent and the Secured Parties, segregated from other funds of the US Borrower and shall, forthwith upon receipt by the US Borrower, be turned over to the Collateral Agent in the exact form received by the US Borrower (duly indorsed by the US Borrower to the Collateral Agent, if required), to be applied against the Foreign Subsidiary Obligations, whether matured or unmatured, in accordance with the Sharing Agreement.

                  2.4 Amendments, etc. (a) Domestic Obligations. Each Subsidiary Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any

Subsidiary Guarantor and without notice to or further assent by any Subsidiary Guarantor, any demand for payment of any of the Domestic Obligations made by the Collateral Agent or any Secured Party may be rescinded by the Collateral Agent or such Secured Party and any of the Domestic Obligations continued, and the Domestic Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the appropriate Secured Parties may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Secured Party for the payment of the Domestic Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Domestic Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

                  (b) Foreign Subsidiary Obligations. The US Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against the US Borrower and without notice to or further assent by the US Borrower, any demand for payment of any of the Foreign Subsidiary Obligations made by the Collateral Agent or any Secured Party may be rescinded by the Collateral Agent or such Secured Party and any of the Foreign Subsidiary Obligations continued, and the Foreign Subsidiary Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Secured Party, and the Credit Agreement, and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the appropriate Secured Parties may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Secured Party for the payment of the Foreign Subsidiary Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Foreign Subsidiary Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

                  2.5 Guarantees Absolute and Unconditional. (a) Each Subsidiary Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Domestic Obligations and notice of or proof of reliance by the Collateral Agent or any Secured Party upon the guarantee contained in this
Section 2 or acceptance of the guarantee contained in this Section 2; the Domestic Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Credit Parties on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this
Section 2. Each Subsidiary Guarantor waives diligence, presentment, protest, demand for payment and notice of default (except as specifically set forth in the Loan Documents) or nonpayment to or upon the US Borrower or any of the Subsidiary Guarantors with respect to the Domestic Obligations. Each Subsidiary Guarantor understands and agrees that its guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Domestic Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the US Borrower against the Collateral Agent or any Secured Party, other than payment in full of the Obligations, or
(c) any other circumstance whatsoever (with or without notice to or knowledge of the US Borrower or such Subsidiary Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the US Borrower for the Domestic Obligations, or of such Subsidiary Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Subsidiary Guarantor, the Collateral Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the US Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Domestic Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the US Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the US Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Subsidiary Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Secured Party against any Subsidiary Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  (b) The US Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Foreign Subsidiary Obligations and notice of or proof of reliance by the Collateral Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Foreign Subsidiary Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Credit Parties on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The US Borrower waives diligence, presentment, protest, demand for payment and notice of default (except as specifically set forth in the Loan Documents) or nonpayment to or upon any Foreign Subsidiary Borrower with respect to the Foreign Subsidiary Obligations. The US Borrower understands and agrees that its guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement, or any other Loan Document, any of the Foreign Subsidiary Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the

Collateral Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Foreign Subsidiary Borrower against the Collateral Agent or any Secured Party, other than payment in full of the Obligations, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the US Borrower or such Foreign Subsidiary Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of such Foreign Subsidiary Borrower for the Foreign Subsidiary Obligations, or of the US Borrower under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the US Borrower, the Collateral Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Foreign Subsidiary Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Foreign Subsidiary Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from such Foreign Subsidiary Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of such Foreign Subsidiary Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the US Borrower of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Secured Party against the US Borrower. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  2.6 Reinstatement. (a) The guarantee of the Domestic Obligations by each Subsidiary Guarantor contained in Section 2.1(a) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Domestic Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the US Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the US Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  (b) The guarantee of any Foreign Subsidiary Obligations by the US Borrower contained in Section 2.1(b) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Foreign Subsidiary Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Foreign Subsidiary Borrower or the US Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Foreign Subsidiary Borrower or the US Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  2.7 Payments. (a) Each Subsidiary Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in the currency in which the applicable Obligations are denominated at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

                  (b) The US Borrower hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in the currency in which the applicable Obligations are denominated at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

                      SECTION 3. GRANT OF SECURITY INTEREST

                  Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

                  (a)  all Accounts;

                  (b)  all Chattel Paper;

                  (c)  all Documents;

                  (d)  all Equipment;

                  (e)  all General Intangibles;

                  (f)  all Instruments;

                  (g)  all Intellectual Property;

                  (h)  all Inventory;

                  (i)  all Investment Property;

                  (j)  all books and records pertaining to the Collateral; and

                  (k) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                  Notwithstanding the foregoing, "Collateral" shall not include, with respect to any Grantor, any General Intangible, Investment Property issued by Persons other than Subsidiaries or Intellectual Property to the extent the grant by such Grantor of a security interest pursuant to this

Agreement in its rights under such General Intangible, Investment Property issued by Persons other than Subsidiaries or Intellectual Property, as the case may be, is prohibited by such General Intangible, Investment Property issued by Persons other than Subsidiaries or Intellectual Property, as the case may be, and the consent of applicable Persons has not been obtained, provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such General Intangible, Investment Property issued by Persons other than Subsidiaries or Intellectual Property, as the case may be, to the extent provided in Section 9-318 of the Code as in effect on the date hereof.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

                  4.1 Representations in Credit Agreement. In the case of each Subsidiary Guarantor, the representations and warranties set forth in Section 10 of the Credit Agreement as they relate to such Subsidiary Guarantor or to the Loan Documents to which such Subsidiary Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and the Collateral Agent and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the US Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Subsidiary Guarantor's knowledge.

                  4.2 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

                  4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) that are capable of perfection pursuant to the Uniform Commercial Code of any jurisdiction upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any

Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement.

                  4.4 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office is specified on Schedule 4.

                  4.5 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on
Schedule 5.

                  4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  4.7 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

                  (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  (c) Each of the Pledged Notes constitutes, to the knowledge of the Grantor that is the payee thereof, the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (d) Such Grantor is the record and beneficial owner of, and has good title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

                  4.8 Receivables. No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper in excess of $2,000,000 which has not been delivered to the Collateral Agent within the time frame referred to in Section 5.2.

                  4.9 Intellectual Property. (a) Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

                  (b) To such Grantor's knowledge, each material Copyright, Patent and Trademark is on the date hereof valid, subsisting, unexpired, enforceable and has not been abandoned.

                  (c) Except as set forth in Schedule 6, none of the Copyrights, Patents or Trademarks is on the date hereof the subject of any licensing or franchise agreement.

                  (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Copyright, Patent or Trademark in any respect that could reasonably be expected to have a Material Adverse Effect.

                  (e) No action or proceeding is pending on the date hereof (i) seeking to limit, cancel or question the validity of any material Copyright, Patent or Trademark, or (ii) which, if adversely determined, would have a material adverse effect on the value of any material Patent or Trademark.

                              SECTION 5. COVENANTS

                  Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                  5.1  [Intentionally Omitted].

                  5.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper in excess of $2,000,000, such Instrument or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement concurrently with the delivery of the financial statements referred to in subsections 12.1(a) and 12.1(b) of the Credit Agreement.

                  5.3 Maintenance of Insurance. Such Grantor will maintain insurance policies insuring the Inventory and Equipment pursuant to and in accordance with the Credit Agreement.

                  5.4 [Intentionally Omitted].

                  5.5 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  (b) Upon reasonable request of the Collateral Agent, such Grantor will furnish to the Collateral Agent and the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

                  (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

                  5.6 Changes in Locations, Name, etc. Such Grantor will not, except upon not less than 15 days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

                      (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 5;

                      (ii) change the location of its chief executive office from that referred to in Section 4.4; or

                      (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

                  5.7 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

                  (b) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

                  5.8 Receivables. (a) Other than in the ordinary course of business, or as otherwise permitted by the Loan Documents, such Grantor will not
(i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or
(v) amend, supplement or modify any Receivable in any manner that could materially or adversely affect the value thereof.

                  (b) If requested by the Collateral Agent, such Grantor will take all actions necessary to give notice pursuant to the U.S. Assignment of Claims Act or such other analogous law if a material portion of the total amount of the Receivables is owing from Governmental Authorities.

                  5.9 Intellectual Property. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse
Effect:

                  (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such material Trademark may become invalidated.

                  (b) Such Grantor will not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated.

                  (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may become injected into the public domain.

                  (d) Such Grantor will notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding such Grantor's ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same.

                  (e) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                  (f) In the event that any material Patent or Trademark is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark and (ii) if such Patent or Trademark is of material economic value, promptly notify the Collateral Agent and the Secured Parties after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.


                         SECTION 6. REMEDIAL PROVISIONS

                  6.1 Certain Matters Relating to Receivables. (a) The Collateral Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Collateral Agent's direction and control, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor,
(i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in
Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                  (b) At the Collateral Agent's request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

                  6.2 Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Collateral Agent's reasonable satisfaction the existence, amount and terms of any Receivables.

                  (b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

                  (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have exercised its right under Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

                  (b) If an Event of Default shall occur and be continuing, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in accordance with the Sharing Agreement, and (ii) any or all of the Investment Property may be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

                  6.4 Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, unless otherwise agreed by the Collateral Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

                  6.5 Application of Proceeds. At such intervals as may be agreed upon by the US Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the US Borrower or to whomsoever may be lawfully entitled to receive the same.

                  6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived or released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements of the Collateral Agent, to the payment in whole or in part of the Obligations, in accordance with the Sharing Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  6.7 Registration Rights. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer (to the extent controlled by such Grantor) thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or

"Blue Sky" laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                  6.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.


                         SECTION 7. THE COLLATERAL AGENT

                  7.1 Collateral Agent's Appointment as Attorney-in-Fact, etc.
(a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                                 (i) in the name of such Grantor or its own
                  name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

                                 (ii) in the case of any Copyright, Patent or
                  Trademark, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's and the Secured Parties' security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                                 (iii) pay or discharge taxes and Liens levied
                  or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                                 (iv) execute, in connection with any sale
                  provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                                 (v)(1) direct any party liable for any payment
                  under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;
                  (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

                  (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum as provided under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

                  (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  7.2 Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9- 207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or their breach of the Loan Documents.

                  7.3 Execution of Financing Statements. Pursuant to Section 9-402 of the Code and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

                  7.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Sharing Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.


                            SECTION 8. MISCELLANEOUS

                  8.1 Amendments in Writing. Subject to the terms of the Credit Agreement, the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified by a written instrument executed by each affected Grantor and the Collateral Agent, provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent.

                  8.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 17.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 and any such notice, received or demand to or upon the Collateral Agent shall be addressed to the Collateral Agent at: One Chase Manhattan Plaza, New York, New York 10081,
Attention: Janet Belden, Telecopy: (212) 552-5658.

                  8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Secured Party and the Collateral Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to the Collateral Agent.

                  (b) Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c) Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the "indemnified liabilities") to the extent the US Borrower would be required to do so pursuant to subsection 17.5 of the Credit Agreement.

                  (d) The agreements in this subsection 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

                  8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

                  8.6 Set-Off. Each Guarantor hereby irrevocably authorizes the Collateral Agent and each Secured Party at any time and from time to time while an Event of Default pursuant to subsection 14(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Guarantor, any other Guarantor or the US Borrower, any such notice being expressly waived by each Guarantor and by the US Borrower, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Collateral Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Guarantor to the Collateral Agent or such Secured Party hereunder and claims of every nature and description of the Collateral Agent or such Secured Party against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Collateral Agent or such Secured Party may elect, whether or not the Collateral Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent and each Secured Party shall notify such Guarantor promptly of any such set-off and the application made by the Collateral Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent and each Secured Party under this subsection 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Secured Party may have.

                  8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  8.12 Submission To Jurisdiction; Waivers. Each Subsidiary Guarantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Subsidiary Guarantor at its address referred to in
         Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  8.13 Acknowledgements. Each Subsidiary Guarantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                  (b) neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to any Subsidiary Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Subsidiary Guarantors, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Subsidiary Guarantors and the Secured Parties.

                  8.14 WAIVER OF JURY TRIAL. EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  8.15 Additional Grantors. Each Subsidiary of the US Borrower that is required to become a party to this Agreement pursuant to subsection
12.12 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

                  8.16 Releases. (a) At such time as the Obligations shall have been paid in full, the Commitments have been terminated and no Letter of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the US Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement.

                  8.17 Judgment Currency. (a) If, for the purpose of obtaining or enforcing judgment against any Grantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this subsection 8.17 referred to as the "Judgment Currency") an amount due in a particular currency (the "Denominated Currency") under this Agreement, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any jurisdiction (the applicable date as of which such conversion is made pursuant to this subsection 8.17 being hereinafter in this subsection 8.17 referred to as the "Judgment Conversion Date").

                  (b) If, in the case of any proceeding in the court of any jurisdiction referred to in subsection 8.17(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the time of actual receipt of the amount due in immediately available funds, the applicable Grantor shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Denominated Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

                  (c) Any amount due from any Grantor under this subsection 8.17 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

                  (d) The term "rate of exchange" in this subsection 8.17 means the spot rate of exchange at which the applicable Agent would, on the relevant date at or about 12:00 noon, be prepared to sell Denominated Currency against the Judgment Currency.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.


                                    VIASYSTEMS, INC., as a Grantor


                                    By:
                                       ----------------------------------------
                                       Title:


                                    VIASYSTEMS GROUP, INC., as a Grantor


                                    By:
                                       ----------------------------------------
                                       Title:


                                    VIASYSTEMS TECHNOLOGIES CORP., as a
                                    Subsidiary Guarantor and a Grantor


                                    By:
                                       ----------------------------------------
                                       Title:


                                    VIASYSTEMS INTERNATIONAL, INC., as a
                                    Subsidiary Guarantor and a Grantor


                                    By:
                                       ----------------------------------------
                                       Title:


                                    PAGG CORPORATION, as a Subsidiary Guarantor and a Grantor


                                    By:
                                       ----------------------------------------
                                       Title:

                                    VIASYSTEMS TECHNOLOGIES CORP., L.L.C., as a Subsidiary Guarantor and a Grantor


                                    By:
                                       ----------------------------------------
                                       Title:


                                    WIREKRAFT INDUSTRIES, INC., as a  Subsidiary
                                    Guarantor and a Grantor


                                    By:
                                       ----------------------------------------
                                       Title:


                                    WIRE HARNESS INDUSTRIES, INC., as a
                                    Subsidiary Guarantor and a Grantor


                                    By:
                                       ----------------------------------------
                                       Title:

                                    WIREKRAFT EMPLOYMENT COMPANY, as a
                                    Subsidiary Guarantor and a Grantor


                                    By:
                                       ----------------------------------------
                                       Title:


                                    ECM HOLDING COMPANY, as a  Subsidiary
                                    Guarantor and a Grantor


                                    By:
                                       ----------------------------------------
                                       Title:

                          ACKNOWLEDGEMENT AND CONSENT(1)


         The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of March __, 2000 (the "Agreement"), made by the Grantors parties thereto for the benefit of The Chase Manhattan Bank, as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

         1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) of the Agreement.

         3. The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

                                    [NAME OF ISSUER]



                                    By
                                      ------------------------------------------

                                    Title
                                         ---------------------------------------

                                    Address for Notices:

                                    --------------------------------------------

                                    --------------------------------------------

                                    Fax:
                                         ---------------------------------------

--------
         (1) This consent is necessary only with respect to any Issuer which is not also a Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor. If a consent is required, its execution and delivery should be included among the conditions to the initial borrowing specified in the Credit Agreement.

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement



                  ASSUMPTION AGREEMENT, dated as of ________________, ____, made by ______________________________, a ______________ (the "Additional Grantor"),
in favor of The Chase Manhattan Bank, as collateral agent (in such capacity, the "Collateral Agent"), for the Secured Parties (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement referred to below.


                               W I T N E S E T H :


                  WHEREAS, pursuant to the Credit Agreement dated as of March __, 2000 (as amended, modified, supplemented, restated and in effect from time to time, the "Credit Agreement"), among Viasystems Group, Inc., a Delaware corporation ("Holdings"), Viasystems, Inc., a Delaware corporation (the "US Borrower"), Viasystems Canada, Inc., a Quebec corporation (the "Canadian Borrower"), Print Service Holding N.V., a company organized under the laws of the Netherlands ("Print Service"), any Future Foreign Subsidiary Borrowers which may from time to time become parties thereto, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), The Chase Manhattan Bank of Canada ("Chase Canada"), as Canadian administrative agent (in such capacity, the "Canadian Administrative Agent"), Chase Manhattan International Limited, as Multicurrency administrative agent (in such capacity, the "Multicurrency Administrative Agent"), and The Chase Manhattan Bank ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

                  WHEREAS, in connection with the Credit Agreement, Holdings, the US Borrower and certain of their Subsidiaries (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of March __, 2000 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Collateral Agent for the benefit of the Secured Parties;

                  WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

                  WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                  1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in
Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby (a) guarantees the Domestic Obligations as set forth in Section 2 of the Guarantee and Collateral Agreement,
(b) grants to the Collateral Agent for the benefit of the Secured Parties a security interest in the Collateral on the terms and conditions of the Guarantee and Collateral Agreement and (c) expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________(2) to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

                  2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH,
THE LAW OF THE STATE OF NEW YORK.


                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                                [ADDITIONAL GRANTOR]



                                                By:
                                                   -----------------------------
                                                 Name:
                                                 Title:


--------
(2) Refer to each Schedule which needs to be supplemented.

                                                                       EXHIBIT G
                                                             TO CREDIT AGREEMENT

                                SHARING AGREEMENT

     SHARING AGREEMENT dated as of March __, 2000 among THE CHASE MANHATTAN BANK ("Chase"), as administrative agent (in such capacity, the "Administrative Agent"), THE CHASE MANHATTAN BANK OF CANADA ("Chase Canada"), as Canadian administrative agent (in such capacity, the "Canadian Administrative Agent"), CHASE MANHATTAN INTERNATIONAL ("Chase England"), as multicurrency administrative agent (in such capacity, the "Multicurrency Administrative Agent" and, together with the Administrative Agent and the Canadian Administrative Agent, the "Agents"), and Chase, as collateral agent (the "Collateral Agent") for the Secured Parties.

     A. (i) The US Revolving Credit Lenders and the Term Loan Lenders (the "US Lenders") have agreed to extend credit to Viasystems, Inc., a Delaware corporation (the "US Borrower"), (ii) the Multicurrency Revolving Credit Lenders (in such capacity, the "Canadian Lenders") have agreed to extend credit in Canadian Dollars to Viasystems Canada, Inc., a Quebec corporation (the "Canadian Borrower") and (iii) the Multicurrency Revolving Credit Lenders (in such capacity, the "Non-US/Canadian Lenders" and, together with the US Lenders and the Canadian Lenders, the "Lenders") have also agreed to extend credit in certain other currencies to the US Borrower, the Canadian Borrower, Print Service Holding N.V. and certain other borrowers (collectively, the "Borrowers"), in each case, pursuant to the Credit Agreement dated as of March __, 2000 (as amended, modified, supplemented, restated and in effect from time to time, the "Credit Agreement"), among Viasystems Group, Inc., a Delaware corporation ("Holdings"), the Borrowers, the Lenders and the Agents. Capitalized terms used but not defined in this introductory statement shall have the meanings assigned to such terms in Section 1.01.

     B. Pursuant to the Loan Documents, (i) Holdings, the Borrowers and certain Subsidiaries of the Borrowers have entered into, and certain other Subsidiaries of the Borrowers in the future may enter into, mortgages, pledge agreements and other security documents under which they have pledged and will pledge certain property and (ii) Holdings, certain of the Borrowers and certain Subsidiaries of the Borrowers have entered into, and certain other Subsidiaries of the Borrowers in the future may enter into, Guarantees under which they have guaranteed and will guarantee some or all of the Obligations.

     C. In continuing to extend credit to any of the Borrowers, each of the Secured Parties is relying on the undertakings of each of the other Secured Parties as set forth herein.

     D. Each of the Secured Parties desires to provide for its rights in respect of the Collateral and certain collections from the Guarantees and to make certain other commitments and undertakings in connection with the Credit Agreement, the other Loan Documents, the obligations incurred by Holdings, the Borrowers and Subsidiaries of the Borrowers under such agreements and the rights of the Secured Parties under such agreements and, in furtherance thereof, has authorized the applicable Agent of such Secured Party to enter into this Agreement on its behalf.

     Accordingly, each of the Administrative Agent (on its own behalf and on behalf of the US Lenders), the Canadian Administrative Agent (on its own behalf and on behalf of the Canadian Lenders), the Multicurrency Administrative Agent (on its own behalf and on behalf of the Non-US/Canadian Lenders), and the Collateral Agent hereby agrees as follows:

                                    ARTICLE I

                                   Definitions

     SECTION 1.01. Definitions of Certain Terms. As used herein, terms defined in the Credit Agreement shall have the meanings given therein and the following terms shall have the meanings set forth below:

     "Acceleration" an acceleration of the Obligations of the Borrowers under the Credit Agreement.

     "Act" as defined in Section 2.01.

     "Applicable Lenders" shall mean the Required Lenders or the Total Lenders, as the case may be.

     "Canadian Collateral Account" shall have the meaning set forth in Section 4.01.

     "Collateral" shall mean any property (real or personal, tangible or intangible) of any Credit Party on which a Lien is purported to be granted pursuant to any Loan Document.

     "Collateral Accounts" shall have the meaning set forth in Section 4.01.

     "Domestic Collateral Account" shall have the meaning set forth in Section 4.01.

     "Guarantees" shall mean any guarantees of any of the Obligations given by any Credit Party.

     "Non-US/Canadian Collateral Account" shall have the meaning set forth in
Section 4.01.

     "Sharing Participation" shall have the meaning set forth in Section 4.03.

     "Total Lenders" shall mean all of the Lenders.

     "Unfunded Letter of Credit Exposure" shall mean, at any time, the aggregate undrawn or unpaid amount of all outstanding Letters of Credit at such time.

     SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require.

                                   ARTICLE II

                            Acts of Secured Parties;
                             Amounts of Obligations

     SECTION 2.01. Acts of Secured Parties. Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by the Secured Parties or the Agents may be and, at the request of the Collateral Agent, shall be embodied in and evidenced by one or more instruments satisfactory in form and substance to the Collateral Agent and signed by or on behalf of (including, in the case of the Secured Parties, their respective Agents) such Persons and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an "Act" of the Persons signing such instrument or instruments. The Collateral Agent shall be entitled to rely absolutely upon an Act of any Secured Party or Agent if such Act purports to be taken by or on behalf of such Secured Party or Agent, and nothing in this Section 2.01 or elsewhere in this Agreement shall be construed to require any Secured Party or Agent to demonstrate that it has been authorized to take any action that it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Act of such Secured Party or Agent.

     SECTION 2.02. Determination of Amounts of Obligations. Whenever the Collateral Agent is required to determine the existence or amount of any of the Obligations or any portion thereof or the occurrence of any Acceleration for any purposes of this Agreement, the Collateral Agent shall be entitled to make such determination on the basis of one or more certificates of the Administrative Agent (with respect to the Obligations owed to the Administrative Agent and the US Lenders under the Loan Documents), the Canadian Administrative Agent (with respect to the Obligations owed to the Canadian Administrative Agent and the Canadian Lenders under the Loan Documents), the Multicurrency Administrative Agent (with respect to the Obligations owed to the Multicurrency Administrative Agent and the Non-US/Canadian Lenders under the Loan Documents), or any Lender (with respect to the Obligations owed to such Lender under any Interest Rate Agreement); provided, however, that if, notwithstanding the request of the Collateral Agent, any Agent or Lender, as the case may be, shall fail or refuse within five Business Days of such request to certify as to the existence or amount of any Obligations or any portion thereof owed to it, the Collateral Agent shall be entitled to determine such existence or amount by such method as the Collateral Agent may, in its sole discretion, determine, including by reliance upon a certificate of Holdings or the specified Borrower; provided further, however, that, promptly following determination of any such amount, the Collateral Agent shall notify such Agent or Lender, as the case may be, of such determination and thereafter shall correct any error that such Agent or Lender, as the case may be, brings to the attention of the Collateral Agent. Upon request by the Collateral Agent, each Secured Party agrees to provide the Collateral Agent with a general description of the Obligations held by it, including the amount thereof and any other information reasonably required by the Collateral Agent. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the second preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Secured Party or any other Person as a result of any action taken by the Collateral Agent based upon such determination. For all purposes of this Agreement, to the extent that any outstanding Obligation has been taken into account for purposes of determining the amount to which any Secured Party is entitled in any distribution hereunder, any guaranty of such Obligation that is itself an Obligation shall not be taken into account for such purpose.

     SECTION 2.03. Representatives of Secured Parties. In acting and making determinations hereunder the Collateral Agent shall be entitled (but shall not be required) to rely on any information or direction given to it by any Person which the Collateral Agent reasonably believes is acting as agent, trustee or other representative for any Agent or other Secured Party (including, in the case of the Lenders, their applicable Agent) and shall incur no liability to any Secured Party or any Affiliate of any thereof for so relying.

     SECTION 2.04. Calculation of Equivalent Amounts. On any date of determination hereunder the amount of any of the Obligations denominated in a currency other than Dollars shall be converted to the Equivalent Amount thereof by the Collateral Agent, which determination shall be conclusive and binding on all of the Secured Parties absent manifest error.


                                   ARTICLE III

                           Duties of Collateral Agent

     SECTION 3.01. Actions Under Support Documents. (a) The Collateral Agent shall not be obligated to take any action under this Agreement or any of the other Loan Documents except for the performance of such duties as are specifically set forth herein or therein. Notwithstanding the foregoing, subject to the provisions of Article V and Section 7.04, the Collateral Agent shall take any action under or with respect to the Loan Documents that is requested by the Applicable Lenders and which is not inconsistent with or contrary to the provisions of this Agreement or the other Loan Documents. The Collateral Agent may take, but shall have no obligation to take, any and all such actions under the Loan Documents or any of them to which it is a party or otherwise as the Collateral Agent shall deem to be in the best interests of the Secured Parties in order to maintain the Collateral pledged to it and protect and preserve such Collateral and the rights of the Secured Parties in respect thereof; provided, however, that, except as provided in paragraph (b) below or the last sentence of
Section 5.03(d), in the absence of written instructions (which may relate to the exercise of specific remedies or to the exercise of remedies in general) from the Applicable Lenders, the Collateral Agent shall not foreclose any Lien on the Collateral or exercise any other remedies available to the Collateral Agent under any Loan Documents with respect to the Collateral or any part thereof.

     (b) If the Collateral Agent has requested instructions from the Applicable Lenders at a time when an Acceleration shall have occurred and the Applicable Lenders have not responded to such request within 30 days after such request is made, the Collateral Agent may take, but shall have no obligation to take, any and all actions under the Loan Documents or any of them or otherwise, including foreclosure of any Lien or any other exercise of remedies, as the Collateral Agent, in good faith, shall determine to be in the interests of the Secured Parties; provided, however, that, if instructions are thereafter received from the Secured Parties, then the actions of the Collateral Agent shall be subject to paragraph (a) above.

                                   ARTICLE IV

                     Proceeds Received Under Loan Documents

     SECTION 4.01. Collateral Accounts. (a) The Collateral Agent shall establish and maintain at its principal banking office in New York City separate accounts into which it shall (except as otherwise explicitly provided in any Loan Document) deposit all amounts received by it in its capacity as Collateral Agent (and not in any other capacity) in respect of the Collateral or pursuant to enforcement of any Guarantee, in either case, following an Acceleration, including all monies received on account of any sale of or other realization upon any of the Collateral; provided, however, that notwithstanding any other provision of this Agreement, amounts that Chase shall receive on account of the Obligations in its capacity as Administrative Agent (except for payment by the US Borrower following an Acceleration which shall be applied as set forth herein) or otherwise in its capacity as a Lender (including by voluntary or mandatory prepayment), and not through enforcement of a Guarantee or through the sale of or other realization upon any Collateral, shall be distributed by it in accordance with the provisions of the Credit Agreement or any applicable Interest Rate Agreement and shall not be deposited in the Collateral Accounts. One of the accounts referred to in the preceding sentence shall be established and maintained for the benefit of the Administrative Agent and the US Lenders in respect of the Obligations owing to the US Lenders and the Administrative Agent (the "Domestic Collateral Account"), a second account shall be established and maintained for the benefit of the Canadian Administrative Agent and the Canadian Lenders in respect of the Obligations owing to the Canadian Lenders and the Canadian Administrative Agent (the "Canadian Collateral Account"), a third account shall be established and maintained for the benefit of the Multicurrency Administrative Agent and the Non-US/Canadian Lenders in respect of the Obligations owing to the Non-US/Canadian Lenders and the Multicurrency Administrative Agent (the "Non-US/Canadian Collateral Account" and, together with the Domestic Collateral Account and the Canadian Collateral Account, the "Collateral Accounts"). All amounts deposited in the respective Collateral Accounts shall be held by the Collateral Agent subject to the terms hereof and of the other Loan Documents, it being understood that any such amounts may be released to the applicable Borrower to the extent required by the Loan Documents (any amounts so released to be released from the Collateral Accounts pro rata in accordance with the aggregate amounts deposited in such accounts during the term of this Agreement) or upon payment in full of all Obligations and termination of all Letters of Credit.

     (b) All amounts that the Collateral Agent is required at any time to deposit in the respective Collateral Accounts pursuant to paragraph (a) above shall be allocated between, and deposited in, the Collateral Accounts pro rata in accordance with the aggregate amount of outstanding Obligations (including Unfunded Letter of Credit Exposure) at such time. At any time following an Acceleration, if the US Borrower shall make any payments to the Administrative Agent in respect of the Domestic Obligations, the Administrative Agent shall turn such payments over to the Collateral Agent for deposit in the Collateral Accounts for application as provided herein.

     (c) The Collateral Agent shall have the right at any time and from time to time to apply any amounts in the Collateral Accounts to the payment of the out-of-pocket costs and expenses (including reasonable attorney fees and disbursements) reasonably incurred by the Collateral Agent in administering and carrying out its obligations under this Agreement or any of the other Loan Documents, in exercising or attempting to exercise any right or remedy hereunder or thereunder or in taking possession of, protecting, preserving or disposing of any of the Collateral, and all amounts against or for which the Collateral Agent is to be indemnified or reimbursed hereunder (excluding any such costs, expenses or amounts that have theretofore been reimbursed) until all of such costs, expenses and amounts have been paid in full; provided, however, that any such application shall be allocated as among the Collateral Accounts ratably in accordance with the aggregate amounts deposited in such Collateral Accounts during the term of this Agreement. The Collateral Agent shall reimburse any Secured Party, prior to applying any amounts in the Collateral Accounts pursuant to Section 4.02, for any and all losses with respect to any amounts expended with respect to any indemnity provided in accordance with Section 5.03(e) by such Secured Party by application of funds in the Collateral Accounts in the same manner as provided in the proviso to the preceding sentence.

     (d) For purposes of determining allocations and deposits of funds pursuant to this Section 4.01 and Section 4.02, any outstanding Obligations shall be deemed to be reduced by the amount, if any (i) held by the Collateral Agent in the Collateral Account from which distributions are to be paid in respect of such outstanding Obligations and (ii) in the case of the Obligations owing to the Canadian Administrative Agent, the Multicurrency Administrative Agent and the applicable Lenders, (x) held by the Canadian Administrative Agent or the Multicurrency Administrative Agent, as applicable, to secure such Obligations or
(y) reasonably likely to be recovered or realized within 30 days by the Canadian Administrative Agent or the Multicurrency Administrative Agent, as applicable, and the applicable Lenders under any Guarantee or applicable Loan Documents, as agreed to by the Agents and the Collateral Agent.

     SECTION 4.02. Application of Proceeds. (a) Amounts deposited in the Domestic Collateral Account shall, subject to Section 4.02(d) below, 30 days (or, in the case of Sharing Participations purchased by the Canadian Lenders and Non-US/Canadian Lenders pursuant to Section 4.03, promptly) after deposit therein be paid over to the Administrative Agent for application in accordance with subsection 9.4 of the Credit Agreement; provided that, if any Sharing Participations in the Domestic Obligations are outstanding, the Collateral Agent shall pay the ratable portion (after taking into account any United States withholding taxes on such payment) of such deposit represented by the outstanding Sharing Participation to the Canadian Administrative Agent or the Multicurrency Administrative Agent, as applicable, for payment to the applicable Lenders.

     (b) Amounts deposited in the Canadian Collateral Account shall, subject to
Section 4.02(d) below, 30 days (or, in the case of Sharing Participations purchased by Non-US/Canadian Lenders pursuant to Section 4.03, promptly) after deposit therein be paid over to the Canadian Administrative Agent for application in accordance with subsection 9.4 of the Credit Agreement; provided that, if any Sharing Participations in the Obligations of the Canadian Borrower are outstanding, the Canadian Administrative Agent shall pay the ratable portion (after taking into account any Canadian withholding taxes on such payment) of such deposit represented by such outstanding Sharing Participations to the Multicurrency Administrative Agent for payment to the applicable Lenders.

     (c) Amounts deposited in the Non-US/Canadian Account shall, subject to
Section 4.02(d) below, 30 days (or, in the case of Sharing Participations purchased by the Canadian Lenders pursuant to Section 4.03, promptly) after deposit therein be paid over to the Multicurrency Administrative

Agent for application in accordance with subsection 9.4 of the Credit Agreement; provided that, if any Sharing Participations in the Obligations of the Foreign Subsidiary Borrowers are outstanding, the Multicurrency Administrative Agent shall pay the ratable portion (after taking into account any English withholding taxes on such payment) of such deposit represented by such outstanding Sharing Participations to the Canadian Administrative Agent for payment to the applicable Lenders.

     (d) Prior to making any payment to the Administrative Agent, the Canadian Administrative Agent or the Multicurrency Administrative Agent pursuant to
Section 4.02(a), (b) or (c) above, the Collateral Agent shall adjust the balances in the Collateral Accounts to the extent necessary, by withdrawing from one Collateral Account and depositing to the others, so that, after giving effect thereto and all prior or contemporaneous distributions in respect of the Obligations following an Acceleration, first, as nearly as possible, the ratio of (x) the then outstanding Obligations owing to each class of applicable Lenders to (y) the Obligations owing to such Lenders on the date of Acceleration is equal and second, the need for the purchase of Sharing Participations is reduced or eliminated.

     SECTION 4.03. Sharing Participations. (a) In the event that at any time when the Canadian Administrative Agent or the Multicurrency Administrative Agent, as applicable, is making a distribution to the applicable Lenders following an Acceleration and, if after giving effect thereto, the ratio of (i)
(x) the then outstanding Obligations owing to any other class of Lenders to (y) the Obligations owing to such Lenders on the date of Acceleration would be greater than (ii) (x) the then outstanding Obligations owing to the applicable Lenders to (y) the Obligations owing to such Lenders on the date of Acceleration, such applicable Lenders shall jointly purchase from such other class or classes of Lenders, and such other class or classes of Lenders shall jointly sell to such applicable Lenders, an undivided participation in all of the Obligations owing to such other class or classes of Lenders (a "Sharing Participation") in an amount such that after giving effect thereto such ratios shall be, as nearly as possible, equal.

     (b) Such Sharing Participations shall be purchased for each applicable Lender by the Canadian Administrative Agent or the Multicurrency Administrative Agent, as applicable, who shall, contemporaneously with the distribution referred to in Section 4.03(a), pay the purchase price to the other applicable Agents for the account of the applicable Lenders and distribution in accordance with subsection 9.4 of the Credit Agreement. If any Canadian Lender or any Non-US/Canadian Lender shall receive any amount which in accordance with the terms of this Agreement should have been applied to purchase a Sharing Participation, such Lender shall turn such amount over to the applicable Agent for application in accordance with this Section 4.03.

     (c) Whenever, at any time after any Canadian Lenders or any Non-US/Canadian Lenders have purchased a Sharing Participation, the applicable Agent or any applicable Lender receives any payment on account of the participated Obligations owing to it, the applicable Agent on behalf of the applicable Lenders or such applicable Lender will pay (net of all applicable withholding taxes) to the applicable Agent, for the account of the applicable Lenders, their pro rata share thereof; provided, however, that in the event that any such payment received by the applicable Agent or such applicable Lender shall be required to be returned by the applicable Agent or such applicable Lender, such applicable Lenders shall return to the Administrative Agent for the account of the Lenders, the portion thereof previously distributed to them. If any Lender shall receive any amount which in accordance with the terms of this Agreement should have been applied to the repayment of a Sharing Participation, such Lender shall turn such amount over to the Administrative Agent for application in accordance with this Section 4.03(c).

     SECTION 4.04. Application of Amounts Not Distributable. If any Agent shall inform the Collateral Agent that there is no provision under the applicable Loan Documents, as the case may be, for the application of amounts that are to be distributed to the parties to such Agreement pursuant to Section 4.02 (whether by virtue of the applicable outstanding Obligations thereunder not being then due and payable or otherwise) or for the holding of such amounts by or on behalf of such parties pending application thereof, then the Collateral Agent shall invest the amounts in the applicable Collateral Account in investments permitted by Section 4.05 and shall hold such amounts and all proceeds of such investments in such Collateral Account for the benefit of such Agent until such Agent shall request the delivery thereof by the Collateral Agent for application against such outstanding Obligations or shall notify the Collateral Agent that such Obligations have been paid.

     SECTION 4.05. Investment of Amounts in Collateral Accounts. Pending the disbursement thereof pursuant to the terms of this Agreement, all amounts in the Collateral Accounts shall (to the extent the Collateral Agent deems practical) be invested by the Collateral Agent in Cash Equivalents. The Collateral Agent shall, to the extent that the timing of distributions to be made from any Collateral Account is known or can be reasonably anticipated, select Cash Equivalents for such Collateral Account that mature prior to the anticipated date of any distribution to be made from such Collateral Account. The Collateral Agent shall not discriminate between Collateral Accounts in the selection of Cash Equivalents.


                                    ARTICLE V

                         Concerning the Collateral Agent

     SECTION 5.01. Appointment of Collateral Agent. Each of the Agents (on its own behalf and on behalf of the Secured Parties for which it acts) appoints Chase to act as Collateral Agent pursuant to the terms of the Loan Documents (including this Agreement) and authorizes the Collateral Agent to execute and perfect the Loan Documents to which it is a party in the name of and for the benefit of the Secured Parties, and Chase agrees to act as Collateral Agent for the Secured Parties, pursuant to the terms of the Loan Documents (including this Agreement).

     SECTION 5.02. Limitations on Responsibility of Collateral Agent. The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any other Loan Document, except for those expressly made by it herein. The Collateral Agent makes no representation as to the value of the Collateral or any part thereof, as to the title of the Credit Parties under the Loan Documents to the Collateral, as to the security afforded by this Agreement or any other Loan Document or, except as expressly set forth in Article VI, as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any other Loan Document, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent shall not be required to ascertain or inquire as to the performance by Holdings, any Borrower or any of the other Credit Parties of any of the covenants or agreements contained in the Loan Documents. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such Person in connection with this Agreement or any other Loan Document except for its or such Person's own gross negligence or wilful misconduct. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by it or any such Person in accordance with any notice given by or on behalf of the Applicable Lenders, even if, at the time such action is taken by it or any such Person, the Secured Parties that gave the notice to take such action are no longer Secured Parties. The Collateral Agent may execute any of the powers granted under this Agreement or any of the other Loan Documents and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or wilful misconduct.

     SECTION 5.03. Reliance by Collateral Agent; Indemnity Against Liabilities; etc. (a) Whenever in the performance of its duties under this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to Holdings, any Borrower or the other Credit Parties or any other Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate purporting to be executed by an officer of such Person, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon.

     (b) The Collateral Agent may consult with counsel and shall be fully protected in taking any action hereunder and under the Loan Documents in accordance with any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Agreement, the duties created hereunder or the Collateral from any court of competent jurisdiction.

     (c) The Collateral Agent shall be fully protected in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document that it believes to be genuine and to have been signed or presented by the proper party or parties. In the absence of its gross negligence or wilful misconduct or actual notice to the contrary, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Collateral Agent in connection with this Agreement.

     (d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Acceleration unless and until the Collateral Agent shall have received a written notice from any Secured Party to the Collateral Agent in its capacity as Collateral Agent referring to this Agreement and indicating that an Acceleration has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a notice to inquire whether an Acceleration has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it. The Collateral Agent may (but shall not be obligated to) take action hereunder on the basis of an Acceleration of the type specified in subsection 14(f) of the Credit Agreement regardless of whether the Collateral Agent has received any notice stating that such Acceleration has occurred, provided that any such action taken by the Collateral Agent without direction from the Applicable Lenders shall be limited to actions that the Collateral Agent determines to be necessary to protect and preserve the Collateral pledged to it and the rights of the Secured Parties.

     (e) If the Collateral Agent has been requested to take any specific action pursuant to any provision of this Agreement, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement in the manner so requested unless it shall have been provided indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

     SECTION 5.04. Resignation of the Collateral Agent. The Collateral Agent may at any time, by giving 30 days' prior written notice to each Agent, resign and be discharged from the responsibilities hereby created, such resignation to become effective upon the earlier of (a) the acceptance of the appointment of a successor pursuant to the next sentence of this Section 5.04 and (b) the appointment of a successor by the Required Lenders and the acceptance of such appointment by such successor. If no successor shall be appointed and approved pursuant to clause (b) above within 30 days after the date of any such resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor to act until a successor shall have been appointed by the Required Lenders as above provided or may, on behalf of the Secured Parties, appoint a successor Collateral Agent. Any successor Collateral Agent shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 that is authorized to perform the functions of the Collateral Agent hereunder.

     SECTION 5.05. Expenses and Indemnification by Lenders. Each Lender agrees
(a) to reimburse the Collateral Agent, on demand, in the amount of its pro rata share (based on the amount of its Obligations), for any expenses, including reasonable counsel fees, other reasonable charges and disbursements and compensation of agents, arising out of, in any way connected with, or as a result of, the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or in connection with the enforcement or protection of the rights of the Collateral Agent and the Secured Parties under this Agreement and the other Loan Documents that shall not have been reimbursed by the US Borrower or paid from the proceeds of Collateral or Guarantees as provided herein and (b) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent or any other indemnitee in any way relating to or arising out of this Agreement or any Loan

Document or any action taken or omitted by them under this Agreement or any Loan Document, to the extent the same shall not have been reimbursed by the US Borrower or paid from the proceeds of Collateral or Guarantees as provided herein, provided that no Lender shall be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements arising solely from the gross negligence or wilful misconduct (including any wilful violation of law) of the Collateral Agent or any of its directors, officers, employees or agents.


                                   ARTICLE VI

                         Representations and Warranties

     Each of the Collateral Agent and each Secured Party represents and warrants to the other parties hereto that (a) the execution, delivery and performance of this Agreement (i) have been duly authorized by all requisite action on its part and (ii) will not contravene any provision of its organizational documents any order of any court or other Governmental Authority having applicability to it or any applicable law and (b) this Agreement has been duly executed and delivered by or on behalf of it and constitutes its legal, valid and binding obligation.


                                   ARTICLE VII

                           Intercreditor Arrangements

     SECTION 7.01. Security Interests. The Collateral Agent and each of the Secured Parties hereby agree that the Liens granted to the Collateral Agent under the Loan Documents, and the Guarantees by Holdings and its Domestic Subsidiaries, shall be treated, as among the Secured Parties, as having equal priority and shall at all times be shared by the Secured Parties as provided herein.

     SECTION 7.02. Turnover of Collateral and Certain Payments. If any Secured Party (i) acquires custody, control or possession of any Collateral or proceeds therefrom or (ii) receives any payment at any time that an Acceleration has occurred pursuant to enforcement of any Guarantee, other than pursuant to the terms of this Agreement, then such Secured Party shall promptly cause such Collateral, proceeds or payments to be delivered to or put in the custody, possession or control of the Collateral Agent (or, in the case of a Canadian Lender or a Non-US/Canadian Lender, the applicable Agent) for disposition or distribution in accordance with the provisions of Sections 4.01 and 4.02. Until such time as the provisions of the immediately preceding sentence have been complied with, such Secured Party shall be deemed to hold such Collateral, proceeds or payments in trust for the parties entitled thereto hereunder.

     SECTION 7.03. Setoffs. If any Secured Party exercises any right of setoff or similar right with respect to any assets (regardless of whether such assets shall constitute Collateral) of any Borrower, or any other Credit Party for payment of any Obligations, at any time that an Acceleration has occurred, the amounts so set off shall constitute Collateral for purposes of this Agreement and such Secured Party shall promptly cause such amounts to be delivered to or put in the custody, possession or control of the Collateral Agent (or, in the case of a Canadian Lender or a Non-US/Canadian Lender, the applicable Agent) for disposition or distribution in accordance with the provisions of Sections 4.01 and 4.02. Until such time as the provisions of the immediately preceding sentence have been complied with, such Secured Party shall be deemed to hold such Collateral in trust for the parties hereto entitled thereto hereunder.

     SECTION 7.04. Release of Collateral. (a) In connection with any sale, transfer or disposition of any Collateral that is permitted by the Loan Documents, or approved by the Applicable Lenders, the Secured Parties agree that any Liens on such Collateral created pursuant to the Loan Documents will be released upon the delivery of evidence satisfactory to the Collateral Agent that such sale, transfer or disposition is in compliance with the requirements of such agreements (or the terms of any such approval by the Applicable Lenders) and the proceeds of such transaction have been or will be applied to the extent required as set forth in Section 7.3 of the Credit Agreement (or any applicable terms of any such approval).

     (b) Collateral may be released in connection with the exercise of any rights, powers or remedies by the Collateral Agent pursuant to and in accordance with Section 3.01 and such release shall not require any approval under this
Section 7.04.

     (c) The Secured Parties hereby authorize the Collateral Agent to execute releases and other documents in form and substance satisfactory to the Collateral Agent in respect of any release of Collateral permitted under this
Section 7.04.

     SECTION 7.05. Purchase of Collateral. Any Secured Party may purchase Collateral at any public sale of such Collateral and may make payment on account thereof by using any outstanding Obligation then due and payable to such Secured Party from the Person that granted a security interest in such Collateral as a credit against the purchase price to the extent, but only to the extent, approved by the Required Lenders.

     SECTION 7.06. Further Assurances, etc. Each party hereto shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other parties hereto, and shall take such other action, in each case as any other party hereto may reasonably have requested, to effectuate and carry out the provisions of this Agreement, including by recording or filing in such places as the requesting party may deem desirable, this Agreement or such other documents or instruments.


                                  ARTICLE VIII

                                  Miscellaneous

     SECTION 8.01. No Individual Action. No Secured Party may require the Collateral Agent to take or refrain from taking any action hereunder or under any of the other Documents or with respect to any of the Collateral except as and to the extent expressly set forth in this Agreement.

     SECTION 8.02. Successors and Assigns. (a) This Agreement shall be binding on and inure to the benefit of the Collateral Agent, each Secured Party and their respective successors and permitted assigns (including any assignee of any Lender in accordance with the Credit Agreement).

     SECTION 8.03. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy or other telephonic communications equipment of the sending party, as follows:

          (a) if to any Agent or any Lender, to it as set forth in the Credit Agreement; and

          (b) if to the Collateral Agent, to it as set forth after its signature to this Agreement.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.03 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 8.03.

     SECTION 8.04. Termination. This Agreement shall terminate automatically upon the indefeasible payment in full of the Obligations (and termination of the commitments under the Credit Agreement).

     SECTION 8.05. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     SECTION 8.06. Modification of Agreement. No modification or amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by or on behalf of the Applicable Lenders in accordance with the Credit Agreement. No waiver of any provision of this Agreement and no consent to any departure by any party hereto from the provisions hereof shall be effective unless such waiver or consent shall be set forth in a written instrument executed by the party against which it is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.

     SECTION 8.07. Waiver of Rights. Neither any failure nor any delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and a single or partial exercise thereof shall not preclude any other or further exercise or the exercise of any other right, power or privilege.

     SECTION 8.08. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8.09. Waiver of Jury Trial. EACH SECURED PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party acknowledges that this waiver is a material inducement for each such party to enter into a business relationship, that each party has already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. Each party further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     SECTION 8.10 Jurisdiction; Consent to Service of Process . (a) Each Secured Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Secured Party or its properties in the courts of any jurisdiction.

     (b) Each Secured Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.03. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 8.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

     SECTION 8.12. Section Headings. The Article and Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 8.13. Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements. To the extent any provision of this Agreement conflicts with any other Loan Document, the provisions of this Agreement shall be controlling.

     IN WITNESS WHEREOF, the Collateral Agent, the Administrative Agent, the Canadian Administrative Agent and the Multicurrency Administrative Agent have caused this Agreement to be duly executed by or on their behalf, all as of the day and year first above written.


                                      THE CHASE MANHATTAN BANK,
                                      as Administrative Agent and as
                                      Collateral Agent


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                      Notice Address:

                                      270 Park Avenue
                                      New York, New York  10017

                                      Attention: Janet Belden
                                      Telecopy:  212-270-


                                      THE CHASE MANHATTAN BANK OF
                                      CANADA, as Canadian Administrative Agent


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                      CHASE MANHATTAN INTERNATIONAL
                                      LIMITED, as Multicurrency Administrative
                                      Agent


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT H
                                                             TO CREDIT AGREEMENT

                                FORM OF MORTGAGE

                                                             [Henrico, Virginia]

THIS IS A CREDIT LINE DEED OF TRUST within the meaning of Section 55-58.2 of the Code of Virginia (1950), as amended. For purposes of and to the extent required by such Section, (i) the name of the lenders secured by this Deed of Trust are THE CHASE MANHATTAN BANK and the Secured Parties defined herein, (ii) the address at which communications may be mailed or delivered to THE CHASE MANHATTAN BANK on behalf of itself and the other such lenders is set forth on the first page of this Deed of Trust and (iii) the maximum aggregate amount of principal to be secured at any one time is $36,000,000 pursuant to Section 35 hereof.

                                 DEED OF TRUST
                                      from
                     VIASYSTEMS TECHNOLOGIES CORP., L.L.C.
             successor by merger to Viasystems Technologies Corp.,
                formerly known as Circo Craft Technologies, Inc.

                                    Grantor

                                       to

                       KEITH J. WILLNER, Trustee, Grantee
                                for the use and
                                   benefit of
           THE CHASE MANHATTAN BANK, as Collateral Agent, Beneficiary

                           DATED AS OF MARCH 29, 2000

                       After recording, please return to:

                           Simpson Thacher & Bartlett
                          a partnership which includes
                           professional corporations
                              425 Lexington Avenue
                            New York, New York 10017

                          ATTN: Dennis D. Kiely, Esq.

This instrument secures debt which is a refinancing of existing debt reflected by a Deed of Trust previously admitted to record in the Henrico County, Virginia, Circuit Court Clerk's Office securing a maximum amount of principal at any one time is $36,000,000. This instrument does not increase the amount of principal obligation secured thereby, on which recording tax has been previously paid pursuant to Va. Code Ann. Section 58.1-803. Accordingly, pursuant to Va. Code Ann. Section 58.1-803, no recording tax is due on the principal indebtedness stated herein.

                                                                    EXHIBIT I TO
                                                                CREDIT AGREEMENT

                                     FORM OF
                            PREPAYMENT OPTION NOTICE

Attention of [         ]
Telecopy No. [            ]

                                                                          [Date]

Ladies and Gentlemen:

          The undersigned, The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent"), refers to the Credit Agreement, dated as of March 29, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Viasystems Group, Inc. ("Holdings"), Viasystems, Inc. (the "US Borrower"), Viasystems Canada, Inc. (the "Canadian Borrower"), Print Service Holding N.V. ("Print Service"), the Lenders party thereto, The Chase Manhattan Bank of Canada, as Canadian administrative agent (the "Canadian Administrative Agent"), Chase Manhattan International Limited, as the multicurrency administrative agent (the "Multicurrency Administrative Agent"), The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent") and the Syndication Agents named therein. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. The Administrative Agent hereby gives notice of an offer of prepayment made by the US Borrower pursuant to subsection 7.3(e) of the Credit Agreement of the Tranche B Prepayment Amount. Amounts applied to prepay the Tranche B Term Loans and Tranche B Chips Term Loans shall be applied pro rata to the Tranche B Term Loan and/or Tranche B Chips Term Loan held by you. The portion of the prepayment amount to be allocated to the Tranche B Term Loan and/or Tranche B Chips Term Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:

(A)  Total Tranche B Term Loan Prepayment Amount
                                                            -------------
(B)  Total Tranche B Chips Term Loan Prepayment
     Amount
                                                            -------------
(C)  Portion of Tranche B Term Loan Prepayment
     Amount to be received by you
                                                            -------------
(D)  Portion of Tranche B Chips Term Loan
     Prepayment Amount to be received by you
                                                            -------------
(E)  Mandatory Prepayment Date (10 Business Days
     after the date of this Prepayment Option Notice)
                                                            -------------

          IF YOU DO NOT WISH TO RECEIVE ALL OF THE TRANCHE B TERM LOAN PREPAYMENT AMOUNT OR TRANCHE B CHIPS TERM LOAN PREPAYMENT AMOUNT TO BE ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE INDICATED IN PARAGRAPH (E) ABOVE, please sign this notice in the space provided below and indicate the percentage of the Tranche B Term Loan Prepayment Amount and Tranche B Chips Term Loan Prepayment Amount otherwise payable which you do not wish to receive. Please return this notice as so completed via telecopy to the attention of [___________________] at ____________________, no later than 10:00 a.m., New York City time, on the Mandatory Prepayment Date, at Telecopy No. [________________]. IF YOU DO NOT RETURN THIS NOTICE, YOU WILL RECEIVE 100% OF THE TRANCHE B TERM LOAN PREPAYMENT AND TRANCHE B CHIPS TERM LOAN PREPAYMENT ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE.



                                        THE CHASE MANHATTAN BANK,
                                        as Administrative Agent

                                        By:
                                           -------------------------------------
                                           Title:




---------------------------------,
(Name of Lender)


By:
   ----------------------------
Title:

Percentage of Tranche B Term Loan
Prepayment Amount Declined:          %
                            ---------

Percentage of Tranche B Chips Loan
Prepayment Amount Declined:          %
                            ---------